EXECUTION VERSION 1 #157829680 SECOND AMENDMENT AGREEMENT REGARDING UNCOMMITTED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT This SECOND AMENDMENT AGREEMENT REGARDING UNCOMMITTED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this “Amendment Agreement”), dated as of July 27, 2022, is made by NEW FORTRESS ENERGY INC. (the “Borrower”), the Guarantors party hereto, NATIXIS, NEW YORK BRANCH, as Administrative Agent (“Administrative Agent”), NATIXIS, NEW YORK BRANCH, as ULCA Collateral Agent (“ULCA Collateral Agent”), NATIXIS, NEW YORK BRANCH, and each of the other financial institutions party hereto as lenders (each, a “Lender” and collectively, the “Lenders”) and NATIXIS, NEW YORK BRANCH, as an Issuing Bank, and each of the other financial institutions party hereto as issuing banks (each, an “Issuing Bank” and collectively, the “Issuing Banks.”) RECITALS WHEREAS, the Borrower, the Guarantors party thereto and NATIXIS, NEW YORK BRANCH, as Issuing Bank, are party to that certain Uncommitted letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing ULCA”) and that certain Pledge and Security Agreement, dated as of July 16, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”); WHEREAS, the Borrower, the Guarantors party hereto, Administrative Agent, ULCA Collateral Agent and the Lenders and Issuing Banks party hereto desire to amend the Existing ULCA, in its entirety, in the form attached hereto as Exhibit A (the Existing ULCA as so amended, the “ULCA”; capitalized terms used in this Amendment Agreement and not otherwise defined shall have the respective meanings ascribed thereto in the ULCA) in order to, inter alia, extend the Maturity Date to July 27, 2023, increase the aggregate amount of uncommitted letter of credit facilities to $250,000,000 (plus the ability to increase the Total LC Limit by up to $100,000,000 if certain conditions are met), and revise the definition of Applicable Margin, in each case as set forth in the form attached hereto as Exhibit A; WHEREAS, the Borrower, the Guarantors party hereto, Administrative Agent, ULCA Collateral Agent and the Lenders and Issuing Banks party hereto also desire to amend and restate the Existing Security Agreement on the Second Amendment Effective Date (as defined below), in its entirety, in such form (reasonably satisfactory to the Administrative Agent and the ULCA Collateral Agent) as they shall mutually agree (the “Amended and Restated Security Agreement”) in order to, inter alia, update the secured party’s capacity thereunder to that of ULCA Collateral Agent, on behalf of the Secured Parties, make conforming changes on account of the entry into of the ULCA and include certain provisions regulating and authorizing the ULCA Collateral Agent’s conduct under and pursuant to the Amended and Restated Security Agreement and the other Loan Documents; and WHEREAS, the parties hereto intend that, as of the Second Amendment Effective Date, (i) all Letters of Credit and Obligations (each as defined in the Existing ULCA) shall continue as Letters of Credit and Obligations, as applicable, under the ULCA and the other Loan Documents,

2 #157829680 (ii) any Person entitled to the benefits of Sections 2.1(j), 2.3 or 9.5 of the Existing ULCA shall continue to be entitled to the benefits of the corresponding provisions of the ULCA, and (iii) from and after the Second Amendment Effective Date, each Loan Document (including the Existing ULCA, as amended by this Amendment Agreement and the Existing Security Agreement, as amended and restated by the Amended and Restated Security Agreement) that was in effect immediately prior to the Second Amendment Effective Date, shall continue to be in full force and effect. NOW, THEREFORE, in consideration of the mutual promises herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Borrower, each Guarantor, the Administrative Agent, the Collateral Agent and the Lenders party hereto hereby agree as follows: SECTION 1. AMENDMENT OF THE EXISTING ULCA; AMENDED AND RESTATED SECURITY AGREEMENT. (a) Effective as of the Second Amendment Effective Date: (i) the terms and provisions of the Existing ULCA shall be and hereby are amended and replaced by the terms and provisions of the ULCA attached hereto as Exhibit A; (ii) new Schedule 1.1 and new Schedule 1.2 are hereby added to the ULCA in the form of Annex II attached hereto and (iii) the terms and provisions of Schedules 3.15 and 3.19 and the Exhibits to the Existing ULCA are hereby amended and replaced in their entirety by the corresponding Schedules and Exhibits attached hereto as Exhibit B. (b) All other terms and provisions of the Existing ULCA shall not be amended, modified or otherwise affected by this Amendment Agreement and, other than as specifically amended by this Second Amendment Agreement, such terms and provisions and the rights and obligations of the parties with respect thereto shall remain in full force and effect. All Letters of Credit issued and Obligations incurred or arising under the Existing ULCA and the Existing Security Agreement and the other Loan Documents which are outstanding on the Second Amendment Effective Date shall continue as Letters of Credit and Obligations under (and shall be governed by the terms of) the ULCA, the Amended and Restated Security Agreement and the other Loan Documents. None of this Amendment Agreement, the ULCA or the Amended and Restated Security Agreement is intended to, and neither shall, constitute a novation. (c) The parties hereto hereby agree that upon the occurrence of the Second Amendment Effective Date, the ULCA and the Amended and Restated Security Agreement are hereby ratified, approved, agreed and confirmed in each and every respect. By executing this Amendment Agreement, each Lender and Issuing Bank party hereto hereby consents and agrees to the amendments and modifications to the Existing ULCA contained in this Amendment Agreement and in the ULCA and to the Existing Security Agreement contained in the Amended and Restated Security Agreement.

3 #157829680 SECTION 2. FUNDING MECHANICS AND CONSENTS; OTHER AGREEMENTS. (a) New Lenders; Decreasing Lender; Increased LC Limits. (i) Upon the effectiveness of this Amendment Agreement, each of the undersigned financial institutions that is not a party to the Existing ULCA prior to the Second Amendment Effective Date and listed on Annex I attached hereto (each, a “New Lender”) agrees that, in accordance with the provisions of this Amendment Agreement: (A) as of the Second Amendment Effective Date, it shall become a Lender for all purposes of the ULCA, with an LC Limit and Pro Rata Share of the LC Exposure as of the Second Amendment Effective Date in the respective, corresponding amount set forth on Annex II, and be bound by the provisions of the ULCA and the other Loan Documents, (B) each such New Lender shall become an Issuing Bank for all purposes of the ULCA and shall have the option (in its sole discretion) to issue Letters of Credit in its capacity as an Issuing Bank pursuant to the ULCA in the respective, corresponding amount of its Issuance Cap set forth on Annex II, and (C) each such New Lender, shall participate in any issued Letters of Credit (in its capacity as a Lender) pursuant to the ULCA in the respective, corresponding amount of its LC Limit as (as applicable) set forth on Annex II (y) a portion of which will be applied to the purchase and assumption by such New Lender of a portion of the Decreasing Lender’s LC Facility Decrease Amount (as defined below) in an amount equal to such New Lender’s Pro Rata Share of such LC Facility Decrease Amount to reflect the allocation of the Lenders’ LC Exposure and LC Limits as contemplated by Annex II and (z) which amounts will not result in such New Lender’s LC Limit exceeding such New Lender’s LC Limit as set forth on Annex II as of the Second Amendment Effective Date. (ii) Upon the effectiveness of this Amendment Agreement, Natixis, New York Branch, as the sole Issuing Bank immediately prior to the Second Amendment Effective Date (the “Decreasing Lender”) and having LC Exposure and an LC Limit in amounts greater than its LC Exposure and LC Limit, respectively, in effect as of the Second Amendment Effective Date (as set forth on Annex II) hereby agrees to the sale and assignment of a portion of its pre-existing LC Exposure and LC Limit in an amount equal to such difference (“LC Facility Decrease Amount”) and to the re-allocation of its LC Exposure and LC Limit as contemplated by Annex II. (iii) Upon the effectiveness of this Amendment Agreement, the Decreasing Lender agrees to reduce its LC Exposure and LC Limit on the Second Amendment Effective Date in the amounts set forth on Annex II (x) which amounts shall be sold to, and assumed by, the New Lenders (through the re-allocation of Decreasing Lender’s LC Facility Decrease Amount among the Lenders in the Lenders’ Pro Rata Share of such LC Facility Decrease Amount) in an amount necessary to reflect the re-allocation of LC Limits and LC Exposure among the Lenders as contemplated by Annex II and (y) which amounts will not result in the sum of all Lenders’ LC Limits exceeding the Total LC Limit as of the Second Amendment Effective Date. (iv) The parties hereto hereby acknowledge and agree that upon the Second Amendment Effective Date, the Decreasing Lender’s LC Facility Decrease Amount shall be deemed sold and assigned to, and purchased and assumed by, the New Lenders in their Pro Rata Share of such LC Facility Decrease Amount on the Second Amendment Effective Date and re- allocated as contemplated by Annex II; the Decreasing Lender shall, to the extent of such Decreasing Lender’s LC Facility Decrease Amount, relinquish its rights and be released from its

4 #157829680 obligations under the ULCA as they relate to such LC Facility Decrease Amount; provided, however, that, notwithstanding the foregoing, the Decreasing Lender shall continue to have the benefit of Sections 2.1(j), 2.3 and 9.5 of the ULCA as they relate to such LC Facility Decrease Amount and provided further that the Decreasing Lender shall continue to have all rights and obligations as “Issuing Bank” with respect to the Letters of Credit issued by the Decreasing Lender prior to the Second Amendment Effective Date. (v) The Administrative Agent is hereby authorized to take such steps under the ULCA as is reasonably required to give effect to the assignment and re-allocation of the Decreasing Lender’s LC Facility Decrease Amount and the allocation, crediting and application of the LC Exposure and LC Limits as set out in Annex II and in accordance with this Amendment Agreement and the other Loan Documents, including, without limitation, reallocating outstanding Obligations among the Lenders ratably based on their Pro Rata Share existing as of the Second Amendment Effective Date. (vi) The Borrower, each Guarantor and each Lender party hereto hereby consents and agrees to the foregoing. (vii) Each Lender party hereto, by its signature below also requests and authorizes the ULCA Collateral Agent and the Administrative Agent to enter into this Amendment Agreement. (b) New Lenders. Each undersigned New Lender (i) confirms that it has received a copy of the ULCA, the Amended and Restated Security Agreement and the other Loan Documents, and the Equal Priority ICA Joinder Agreement, together with copies of the financial statements required to be delivered pursuant to Section 5.1 of the Existing ULCA for the fiscal year ending December 31, 2021 and the fiscal quarter ending June 30, 2022 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment Agreement and to become a Lender (and, if applicable (as provided in Annex II), Issuing Bank) party to the ULCA independently and without reliance upon the Administrative Agent, the ULCA Collateral Agent or any other Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the ULCA Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and the other Loan Parties and will make its own credit analysis, appraisal, and decisions in taking or not taking action under the Loan Documents; (iii) appoints and authorizes the Administrative Agent and the ULCA Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents and pursuant to the Equal Priority ICA Joinder Agreement as are delegated to the Administrative Agent and/or to the ULCA Collateral Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (v) specifies as its domestic lending office (and address for notices) the office set forth beneath its name on its signature page hereof; and (vi) if it is organized under the laws of a jurisdiction outside the United States, it has delivered to the Borrower and the Administrative Agent the Internal Revenue Service forms required by of Section 2.3(g) of the ULCA. As of the Second Amendment Effective Date, (x) each New Lender

5 #157829680 party hereto shall be a Lender pursuant to the ULCA and shall have the rights and obligations of a Lender and hereunder, thereunder and under the other Loan Documents and (y) each Lender party hereto as an Issuing Bank shall be an Issuing Bank pursuant to the ULCA and shall have the rights and obligations of an Issuing Bank hereunder, thereunder and under the other Loan Documents. SECTION 3. REPRESENTATIONS AND WARRANTIES. The Loan Parties hereby represent and warrant, as of the Second Amendment Effective Date, that: (a) Enforceability. This Amendment Agreement and the Loan Documents, including the ULCA and Amended and Restated Security Agreement, constitute the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). (b) Representations. The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date). (c) Authority, etc. Each Loan Party (i) is duly formed or incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business and in good standing in each other jurisdiction where such qualification is required, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party, this Amendment Agreement, the ULCA, the Amended and Restated Security Agreement and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow and otherwise obtain credit thereunder. (d) Equal Priority Intercreditor Agreement. Each of the modifications to the Existing ULCA and the Existing Security Agreement contemplated by this Amendment Agreement, the ULCA and the Amended and Restated Security Agreement is permitted by the terms of the Equal Priority Intercreditor Agreement and the other outstanding Equal Priority Obligations, and no consent or other authorization is required thereunder. (e) No Reimbursement Obligations. There are no outstanding Reimbursement Obligations (f) Change of Control. No Change of Control has occurred since the Closing Date. (g) Financial Condition. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2021 and the audited consolidated statements of operations, comprehensive loss and cash flow of the Borrower and its consolidated

6 #157829680 Subsidiaries for such fiscal period then ended, copies of which have heretofore been furnished to the Administrative Agent, in each case, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2022, and the unaudited consolidated statements of operations, comprehensive loss and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal period then ended, copies of which have heretofore been furnished to the Administrative Agent, in each case, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows of the Borrower and its consolidated Subsidiaries for the fiscal period then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as disclosed therein). (i) No Material Litigation. No litigation, action, suit, claim, dispute, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues that (i) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as of the Second Amendment Effective Date, purports to affect or pertain to any of the Loan Documents or any of the transactions contemplated hereby or thereby. (k) Subsidiaries. (i) The Persons listed on Schedule 3.15 in Exhibit B attached hereto constitute all the Subsidiaries of the Borrower as of the Second Amendment Effective Date. Schedule 3.15 in Exhibit B sets forth as of the Second Amendment Effective Date the name and jurisdiction of incorporation or organization of each Person listed therein and the percentage of each class of Capital Stock of such Person owned by the Borrower and each Subsidiary. (ii) As of the Second Amendment Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments granted to any Person other than the Borrower and its Subsidiaries (other than directors’ qualifying shares or other similar shares required pursuant to applicable Law) of any nature relating to any Capital Stock of any Subsidiary owned directly or indirectly by the Borrower; provided that, with respect to any non-Wholly-Owned Subsidiary, its Capital Stock may be subject to customary rights of first refusal, tag-along, drag-along and other similar rights. (l) Solvency. As of the Second Amendment Effective Date and after giving effect to any Letters of Credit issued on the Second Amendment Effective Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.. (n) Security Documents; Collateral Jurisdictions. Each of the Security Documents is effective to create in favor of the ULCA Collateral Agent or any Common

7 #157829680 Representative, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) any Pledged Stock (as defined in the Security Agreement) which is in certificated form, when any stock, membership or partnership unit certificates representing such Pledged Stock are delivered to, and in the possession of, the ULCA Collateral Agent (or the Controlling Authorized Representative in accordance with the terms of the Equal Priority Intercreditor Agreement) and (ii) the other Collateral described in the Security Documents, when financing statements and other filings in appropriate form are filed or registered in the office specified on Schedule 3.19 in Exhibit B hereto), the security interest created in favor of the ULCA Collateral Agent or any Common Representative in such Pledged Stock and other Collateral shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Stock, other Collateral and the proceeds thereof, in which a security interest may be perfected by delivery to the ULCA Collateral Agent of such Pledged Stock or by filing a financing statement in the United States or other filing or registration in any applicable non-U.S. jurisdiction as security for the Obligations, in each case, prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights that are permitted by the ULCA to be incurred pursuant to Section 6.6). (o) Beneficial Ownership Certification. As of the Second Amendment Effective Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4(h) is true and correct in all respects (p) Sanctions; Anti-Corruption. (i) None of the Borrower, any of its Subsidiaries, any Guarantor or, to the knowledge of the Borrower, any director, officer or employee of the Borrower or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned 50% or more, individually or in the aggregate, directly or indirectly or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Current Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Current Sanctions (including, Crimea, Cuba, Iran, North Korea and Syria). (ii) The Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with all applicable Current Sanctions and with the FCPA, as amended, and the rules and regulations thereunder, and any other applicable anti- corruption law, in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Current Sanctions, the FCPA, as amended, and the rules and regulations thereunder, and any other applicable anti-corruption laws. (q) Taxes. Each of the Loan Parties has filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) Taxes that are being contested in good faith by

8 #157829680 appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. SECTION 4. CONDITIONS TO AMENDMENT AGREEMENT. This Amendment Agreement shall be effective upon the first date on which all of the following conditions precedent have been satisfied (such date of satisfaction, the “Second Amendment Effective Date”), in each case in form and substance reasonably satisfactory to the Secured Parties: (a) Loan Documents. The Administrative Agent shall have received (i) this Amendment Agreement, executed and delivered by a duly authorized officer or signatory of the Borrower and each Guarantor, (ii) the Amended and Restated Security Agreement, executed and delivered by a duly authorized officer or signatory of the Borrower and each Guarantor, (iii) the Mortgages, executed and delivered by a duly authorized officer or signatory of each party thereto, (iv) the Control Agreement, (v) the Deposit Agreement, (vi) the EL Amendment and (vii) subject to any post-closing time frames (if any) specified and other applicable limitations set forth on Annex III hereto, for each Foreign Subsidiary that is a Guarantor on the Second Amendment Effective Date, (x) Security Documents, or amendments, amendments and restatements, supplements or other modifications thereto, in respect of the Collateral in the relevant jurisdictions outside of the United States, and all filings and other documents required by such Security Documents to create or perfect (to the extent required by such Security Documents) the security interests for the benefit of the Secured Parties in the Collateral of such Guarantor; and (y) a legal opinion in form and substance reasonably acceptable to the Collateral Agent, of applicable local counsel to the Borrower or to the Collateral Agent and such Guarantor (which opinions shall cover the Security Documents in respect of the Collateral in relevant jurisdictions outside of the United States) dated the date of such Security Documents and addressed to the Secured Parties. (b) Fees and Expenses. All fees due to the Secured Parties on the Second Amendment Effective Date (including those specified in the Fee Letters) shall have been paid in full in Dollars, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Secured Parties on the Second Amendment Effective Date that have been invoiced at least two (2) Business Days prior to the Second Amendment Effective Date shall have been paid. (c) Collateral Account. The Borrower shall have (i) closed the LC Cash Collateral Account (as defined in the Existing ULCA), (ii) established and opened the Collateral Account and (iii) the amount on deposit in the Collateral Account shall not be less than the Required Cash Level (and the Borrower shall have provided or caused to be provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of the same). (d) Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, certifying that the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof.

9 #157829680 (e) Legal Opinions. The Administrative Agent shall have received, in form and substance reasonably acceptable to the Administrative Agent, (i) a legal opinion of Skadden, Arps, Slate Meagher & Flom LLP, New York counsel to the Borrower and its Subsidiaries (which opinion shall include a non-contravention opinion with respect to material debt) dated the date hereof and addressed to the Secured Parties and (ii) legal opinions of applicable local counsel to the Borrower or to the Secured Parties (which opinions shall include existence, good standing, execution and delivery, authorization and authority with respect to each Foreign Subsidiary that is a Loan Party as of the Second Amendment Effective Date) dated the date hereof and addressed to the Administrative Agent, ULCA Collateral Agent and the Lenders party hereto. (f) Organizational Documents. A certificate of an Responsible Officer of each Loan Party, certifying (A) as to copies of the Organizational Documents of such Loan Party, together with all amendments thereto, (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the execution and delivery of this Amendment Agreement and the incurrence of the Obligations under the Loan Documents and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party (including, but not limited to, Requests for LC Activity and LC Applications) and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of the Borrower, including all notices under the ULCA and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers. (g) Uniform Commercial Code Filings. Each Uniform Commercial Code financing statement requested by the ULCA Collateral Agent to be filed in order to create in favor of the ULCA Collateral Agent, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.6 of the ULCA), shall have been filed, or shall have been delivered to the ULCA Collateral Agent in proper form for filing, or arrangements reasonably satisfactory to the ULCA Collateral Agent for such filing shall have been made. (h) PATRIOT Act; Beneficial Ownership. The Secured Parties shall have received, at least three (3) Business Days prior to the Second Amendment Effective Date, all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by any Secured Party in writing at least ten (10) Business Days prior to the Second Amendment Effective Date. At least five (5) Business Days prior to the Second Amendment Effective Date, the Borrower shall have delivered a Beneficial Ownership Certification to each Secured Party to the extent a Secured Party has requested such certification, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities and Industry and Financial Markets Association, in relation to the Borrower.

10 #157829680 (i) Lien Searches. The Administrative Agent shall have received, at least two (2) Business Days prior to the Second Amendment Effective Date, all in form and substance satisfactory to Administrative Agent, a report of financing statement, tax, judgment and other applicable lien searches performed in the United States, Jamaica, Barbados and the United Mexican States with respect to the Loan Parties existing in such jurisdictions, and such report shall show no Liens on such Loan Parties’ Property, except as permitted by Section 6.6 of the ULCA. (j) Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit E to the ULCA, executed by a Responsible Officer (which shall be the chief financial officer, chief accounting officer or other officer with equivalent duties) of the Borrower. (k) Perfection Certificate. The Administrative Agent shall have received a bring-down of the perfection certificate delivered on the Closing Date for the Borrower and each Wholly-Owned Restricted Subsidiary on the Second Amendment Effective Date (substantially in the form of the perfection certificate delivered on the Closing Date). SECTION 5. COVENANT WITH RESPECT TO POST-CLOSING ACTIONS. The Borrower shall, and shall cause the Restricted Subsidiaries to, take all of the actions set forth on Annex III hereto as post-Second Amendment Effective Date actions within the time periods specified therein (subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are agreed by the Required Lenders. SECTION 6. REFERENCE TO AND THE EFFECT ON THE LOAN DOCUMENTS. (a) On and after the Second Amendment Effective Date (i) each reference in the ULCA to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to such ULCA and each reference to the ULCA in any certificate delivered in connection therewith, shall mean and be a reference to the ULCA, as amended hereby and (ii) each reference in the other Loan Documents to the ULCA, “thereof” or words of like import referring to the ULCA, shall mean and be a reference to the ULCA as modified and amended hereby. (b) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment Agreement, the ULCA and the Amended and Restated Security Agreement shall not operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment Agreement, the ULCA and the Amended and Restated Security Agreement shall also each constitute a “Loan Document” for all purposes of the ULCA and the other Loan Documents. SECTION 7. EXECUTION IN COUNTERPARTS; ELECTRONIC EXECUTION. (a) This Amendment Agreement may be executed by one or more of the parties to this Amendment Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this

11 #157829680 Amendment Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. (b) The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. SECTION 8. REAFFIRMATION OF LOAN DOCUMENTS IN CONNECTION WITH THIS AMENDMENT AGREEMENT. The undersigned Borrower and Guarantors in their capacity as grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations, as amended hereby. The undersigned hereby consents to this Amendment Agreement, the ULCA and the Amended and Restated Security Agreement, and acknowledges that each of the Loan Documents remains in full force and effect as amended hereby and thereby and are hereby ratified and reaffirmed. Except as expressly set forth herein and therein, the execution of this Amendment Agreement and the effectiveness of the ULCA and the Amended and Restated Security Agreement shall not operate as a waiver of any right, power or remedy of the Secured Parties, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. SECTION 9. GOVERNING LAW. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 10. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case, in the County of New York, Borough of Manhattan, and appellate courts

12 #157829680 from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 of the ULCA or at such other address of which the Administrative Agent (or in the case of the Administrative Agent, the other parties hereto) shall have been notified pursuant thereto; (d) agrees that the Agents, the Issuing Banks and the Lenders retain the right to bring proceedings against any Loan Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment; (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10 any special, exemplary, punitive or consequential damages. [SIGNATURE PAGES FOLLOW]

[Second Amendment to ULCA] IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the day and year first written above. NEW FORTRESS ENERGY INC. as the Borrower By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Chief Financial Officer NEW FORTRESS INTERMEDIATE LLC By:_/s/ Christopher S. Guinta__________ Name: Christopher S. Guinta Title: Chief Financial Officer NFE ATLANTIC HOLDINGS LLC By:_/s/ Christopher S. Guinta___________ Name: Christopher S. Guinta Title: Chief Financial Officer

[Second Amendment to ULCA] AMERICAN ENERGY LOGISTICS SOLUTIONS LLC AMERICAN LNG MARKETING LLC ATLANTIC ENERGY HOLDINGS LLC BRADFORD COUNTY DEVELOPMENT HOLDINGS LLC BRADFORD COUNTY GPF HOLDINGS LLC BRADFORD COUNTY GPF PARTNERS LLC BRADFORD COUNTY POWER HOLDINGS LLC BRADFORD COUNTY POWER PARTNERS LLC BRADFORD COUNTY TRANSPORT HOLDINGS LLC BRADFORD COUNTY TRANSPORT PARTNERS LLC ISLAND LNG LLC LA DEVELOPMENT HOLDINGS LLC LA REAL ESTATE HOLDINGS LLC LA REAL ESTATE PARTNERS LLC LNG HOLDINGS (FLORIDA) LLC LNG HOLDINGS LLC NEW FORTRESS ENERGY MARKETING LLC NEW FORTRESS ENERGY HOLDINGS LLC NFE ANGOLA HOLDINGS LLC NFE BCS HOLDINGS (A) LLC NFE BCS HOLDINGS (B) LLC NFE EQUIPMENT HOLDINGS LLC NFE EQUIPMENT PARTNERS LLC NFE GHANA HOLDINGS LLC NFE GHANA PARTNERS LLC NFE HONDURAS HOLDINGS LLC NFE INTERNATIONAL LLC NFE ISO HOLDINGS LLC NFE ISO PARTNERS LLC NFE JAMAICA GP LLC NFE LOGISTICS HOLDINGS LLC NFE MANAGEMENT LLC NFE MEXICO HOLDINGS LLC NFE NICARAGUA DEVELOPMENT PARTNERS LLC NFE NICARAGUA HOLDINGS LLC NFE NORTH TRADING LLC NFE PLANT DEVELOPMENT HOLDINGS LLC NFE SOUTH POWER HOLDINGS LLC NFE SUB LLC NFE TRANSPORT HOLDINGS LLC NFE TRANSPORT PARTNERS LLC NFE US HOLDINGS LLC PA DEVELOPMENT HOLDINGS LLC PA REAL ESTATE HOLDINGS LLC PA REAL ESTATE PARTNERS LLC TICO DEVELOPMENT PARTNERS HOLDINGS LLC TICO DEVELOPMENT PARTNERS LLC NFE INTERNATIONAL SHIPPING LLC NFE GLOBAL SHIPPING LLC NFE GRAND SHIPPING LLC

[Second Amendment to ULCA] By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Chief Financial Officer

[Second Amendment to ULCA] ATLANTIC DISTRIBUTION HOLDINGS SRL ATLANTIC POWER HOLDINGS SRL ATLANTIC ENERGY INFRASTRUCTURE HOLDINGS SRL ATLANTIC PIPELINE HOLDINGS SRL ATLANTIC TERMINAL INFRASTRUCTURE HOLDINGS SRL By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Manager ATLANTIC POWER HOLDINGS LIMITED NFE NORTH HOLDINGS LIMITED NFE SOUTH HOLDINGS LIMITED NFE INTERNATIONAL HOLDINGS LIMITED NFE BERMUDA HOLDINGS LIMITED By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Director NFE SHANNON HOLDINGS LIMITED By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Director NFE NORTH DISTRIBUTION LIMITED NFE NORTH HOLDINGS LIMITED NFE NORTH TRANSPORT LIMITED NFE SOUTH HOLDINGS LIMITED NFE SOUTH POWER TRADING LIMITED By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Director

[Second Amendment to ULCA] AMAUNET, S. DE R.L. DE C.V. NFENERGIA MEXICO, S. DE R.L. DE C.V. NFENERGIA GN DE BCS, S. DE R.L. DE C.V. NFE PACIFICO LAP, S. DE R.L. DE C.V. By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Legal Representative NFENERGÍA LLC SOLUCIONES DE ENERGIA LIMPIA PR LLC NFE POWER PR LLC ENCANTO EAST LLC ENCANTO WEST LLC ENCANTO POWER LLC ENCANTO POWER WEST LLC By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Authorized Signatory NFE MEXICO HOLDINGS S.À R.L. NFE MEXICO HOLDINGS PARENT S.À R.L. By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Authorized Signatory NFE NICARAGUA DEVELOPMENT PARTNERS LLC SUCURSAL NICARAGUA By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Chief Financial Officer NFE INTERNATIONAL HOLDINGS LIMITED NFE MEXICO POWER HOLDINGS LIMITED NFE MEXICO TERMINAL HOLDINGS LIMITED NFE GLOBAL HOLDINGS LIMITED NFE UK HOLDINGS LIMITED By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Director

[Second Amendment to ULCA] NFE GP LLC By: /s/ Christopher S. Guinta Name: Christopher S. Guinta Title: Director

[Second Amendment to ULCA] NATIXIS, NEW YORK BRANCH, as the Administrative Agent By: /s/ Hana Beckles Name: Hana Beckles Title: Director By: /s/ Connie Moy Name: Connie Moy Title: Director NATIXIS, NEW YORK BRANCH, as the ULCA Collateral Agent By: /s/ Hanna Beckles Name: Hanna Beckles Title: Director By: /s/ Connie Moy Name: Connie Moy Title: Director

[Second Amendment to ULCA] NATIXIS, NEW YORK BRANCH, as a Lender, the existing Issuing Bank and the Decreasing Lender By: /s/ David Pershad Name: David Pershad Title: Managing Director By: /s/ Hanane Hablal Name: Hanane Hablal Title: Vice President

[Second Amendment to ULCA] DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender By: /s/ Jacopo Dominissini Name: Jacopo Dominissini Title: VP By: /s/ Cedric Chahine Name: Cedric Chahine Title: VP

[Second Amendment to ULCA] CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and an Issuing Bank By: /s/ Thibault Berger Name: Thibault Berger Title: Managing Director By: /s/ Frederic Bambuck Name: Frederic Bambuck Title: Executive Director

[Second Amendment to ULCA] HSBC BANK USA, N.A., as a Lender and an Issuing Bank By: /s/ Jessica Smith Name: Jessica Smith Title: Director

(Conformed through Second Amendment dated as of July 27, 2022) UNCOMMITTED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT among NEW FORTRESS ENERGY INC., as the Borrower, The Guarantors from Time to Time Party Hereto, NATIXIS, NEW YORK BRANCH, as the Sole Lead Arranger and Documentation Agent, NATIXIS, NEW YORK BRANCH, as the ULCA Collateral Agent, NATIXIS, NEW YORK BRANCH, as the Administrative Agent, NATIXIS, NEW YORK BRANCH, As a Lender and as an Issuing Bank, and The other Lenders and Issuing Banks from Time to Time Party Hereto Dated as of July 16, 2021

TABLE OF CONTENTS Page SECTION 1. DEFINITIONS Section 1.1 Defined Terms .................................................................................................................... 1 Section 1.2 Other Definitional Provisions; Rules of Construction. ..................................................... 60 Section 1.3 Accounting Terms and Principles ..................................................................................... 60 Section 1.4 Timing of Payment or Performance .................................................................................. 61 Section 1.5 Currency Equivalents Generally ....................................................................................... 61 Section 1.6 Limited Condition Transactions. ...................................................................................... 61 Section 1.7 Certain Compliance Determinations. ................................................................................ 62 SECTION 2. LETTERS OF CREDIT Section 2.1 Letters of Credit ................................................................................................................ 65 Section 2.2 Fees; General Provisions Regarding Payments and Calculations; Pro Rata Sharing .............................................................................................................................. 74 Section 2.3 Taxes ................................................................................................................................. 77 Section 2.4 Extension of Maturity Date. .............................................................................................. 80 Section 2.5 Cash Collateralization. ...................................................................................................... 82 Section 2.6 Removal or Replacement of a Lender. ............................................................................. 83 Section 2.7 Defaulting Lenders ........................................................................................................... 84 Section 2.8 Incremental Total LC Limits. ........................................................................................... 86 SECTION 3. REPRESENTATIONS AND WARRANTIES Section 3.1 Financial Condition ........................................................................................................... 87 Section 3.2 No Change ........................................................................................................................ 87 Section 3.3 Existence; Compliance with Law ..................................................................................... 88 Section 3.4 Power; Authorization; Enforceable Obligations ............................................................... 88 Section 3.5 No Legal Bar ..................................................................................................................... 88 Section 3.6 No Material Litigation ...................................................................................................... 88 Section 3.7 No Default......................................................................................................................... 88 Section 3.8 Ownership of Property; Liens ........................................................................................... 88 Section 3.9 IP Rights ........................................................................................................................... 89 Section 3.10 Taxes ................................................................................................................................. 89 Section 3.11 Federal Regulations .......................................................................................................... 89 Section 3.12 Labor Matters .................................................................................................................... 89 Section 3.13 ERISA ............................................................................................................................... 89 Section 3.14 Investment Company Act ................................................................................................. 89 Section 3.15 Subsidiaries ....................................................................................................................... 89 Section 3.16 Use of Proceeds ................................................................................................................ 90 Section 3.17 Environmental Matters ..................................................................................................... 90 Section 3.18 Accuracy of Information, Etc ........................................................................................... 90 Section 3.19 Security Documents .......................................................................................................... 91 Section 3.20 Solvency............................................................................................................................ 91 Section 3.21 [Reserved] ......................................................................................................................... 91 Section 3.22 Anti-Money Laundering and Anti-Corruption .................................................................. 91 Section 3.23 Insurance ........................................................................................................................... 92

ii SECTION 4. CONDITIONS PRECEDENT Section 4.1 Closing Date ..................................................................................................................... 92 Section 4.2 Each Credit Event ............................................................................................................. 94 SECTION 5. AFFIRMATIVE COVENANTS Section 5.1 Financial Statements ......................................................................................................... 95 Section 5.2 Certificates; Other Information ......................................................................................... 96 Section 5.3 Payment of Taxes .............................................................................................................. 96 Section 5.4 Conduct of Business and Maintenance of Existence; Compliance with Law ................... 96 Section 5.5 Maintenance of Property; Insurance ................................................................................. 96 Section 5.6 Inspection of Property; Books and Records; Discussions ................................................ 97 Section 5.7 Notices .............................................................................................................................. 97 Section 5.8 Environmental Laws ......................................................................................................... 97 Section 5.9 Plan Compliance ............................................................................................................... 98 Section 5.10 Additional Guarantors; Additional Collateral, Collateral Limitations. ............................. 98 Section 5.11 Collateral Account .......................................................................................................... 100 Section 5.12 Post-Closing Covenants .................................................................................................. 100 Section 5.13 Use of Proceeds .............................................................................................................. 100 Section 5.14 Further Assurances. ........................................................................................................ 100 SECTION 6. NEGATIVE COVENANTS Section 6.1 Limitation on Restricted Payments ................................................................................. 101 Section 6.2 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries ................ 107 Section 6.3 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock ............................................................................................................... 109 Section 6.4 Asset Sales ...................................................................................................................... 116 Section 6.5 Transactions with Affiliates ............................................................................................ 117 Section 6.6 Liens ............................................................................................................................... 120 Section 6.7 [Reserved]. ...................................................................................................................... 121 Section 6.8 [Reserved]. ...................................................................................................................... 121 Section 6.9 Merger, Consolidation or Sale of All or Substantially All Assets .................................. 121 Section 6.10 Financial Covenants ........................................................................................................ 123 SECTION 7. EVENTS OF DEFAULT Section 7.1 Events of Default ............................................................................................................ 123 Section 7.2 Application of Proceeds .................................................................................................. 127 SECTION 8. THE ADMINISTRATIVE AGENT AND THE ULCA COLLATERAL AGENT Section 8.1 Appointment and Authority ............................................................................................ 128 Section 8.2 Rights as a Lender ........................................................................................................... 129 Section 8.3 Exculpatory Provisions ................................................................................................... 129 Section 8.4 Reliance by Administrative Agent .................................................................................. 130 Section 8.5 Delegation of Duties ....................................................................................................... 131 Section 8.6 Resignation of Agents ..................................................................................................... 131 Section 8.7 Non-Reliance on the Agents and Other Lenders ............................................................ 132 Section 8.8 No Other Duties, Etc ....................................................................................................... 132 Section 8.9 Administrative Agent May File Proofs of Claim ............................................................ 132 Section 8.10 Collateral and Guaranty Matters ..................................................................................... 132 Section 8.11 Withholding Taxes .......................................................................................................... 133 Section 8.12 Intercreditor and Subordination Agreements .................................................................. 133 Section 8.13 Credit Bidding ................................................................................................................. 133

iii Section 8.14 Erroneous Payments ....................................................................................................... 134 SECTION 9. MISCELLANEOUS Section 9.1 Amendments and Waivers .............................................................................................. 136 Section 9.2 Notices ............................................................................................................................ 138 Section 9.3 No Waiver; Cumulative Remedies ................................................................................. 140 Section 9.4 Survival of Representations and Warranties ................................................................... 140 Section 9.5 Payment of Expenses; Indemnification; Damage Waiver .............................................. 140 Section 9.6 Successors and Assigns .................................................................................................. 142 Section 9.7 Set-off. ............................................................................................................................ 146 Section 9.8 Counterparts .................................................................................................................... 146 Section 9.9 Severability ..................................................................................................................... 146 Section 9.10 Integration ....................................................................................................................... 146 Section 9.11 GOVERNING LAW ....................................................................................................... 146 Section 9.12 Submission To Jurisdiction; Waivers ............................................................................. 146 Section 9.13 Acknowledgments .......................................................................................................... 147 Section 9.14 Confidentiality ................................................................................................................ 148 Section 9.15 [Reserved.] ...................................................................................................................... 148 Section 9.16 WAIVERS OF JURY TRIAL...................................................................................... 148 Section 9.17 Conversion of Currencies ............................................................................................... 149 Section 9.18 USA PATRIOT ACT ...................................................................................................... 149 Section 9.19 Payments Set Aside ........................................................................................................ 149 Section 9.20 Releases of Collateral and Guarantees ............................................................................ 149 Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. .............. 151 Section 9.22 [Reserved]. ...................................................................................................................... 152 Section 9.23 Intercreditor Agreement. ................................................................................................. 152 Section 9.24 No Fiduciary Duty. ......................................................................................................... 152 Section 9.25 Interest Rate Limitation. ................................................................................................. 152 SECTION 10. GUARANTEES

iv SCHEDULES: 1.1 LC Limits; LC Exposure; Allocations 1.2 Existing LCs 3.15 Subsidiaries 3.19 Filing Jurisdictions 5.12 Post-Closing Matters EXHIBITS: A Form of Compliance Certificate B Form of Joinder Agreement C Form of Assignment and Acceptance D Form of Request for LC Activity E Form of Solvency Certificate F-1 Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are Not Partnerships for U.S. Federal Income Tax Purposes) F-2 Form of U.S. Tax Compliance Certificate (For Foreign Participants that are Not Partnerships for U.S. Federal Income Tax Purposes) F-3 Form of U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes) F-4 Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes) G Form of Declining Lender Notice

1 #157749759 UNCOMMITTED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of July 16, 2021, among NEW FORTRESS ENERGY INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined herein) from time to time party hereto, NATIXIS, NEW YORK BRANCH, as administrative agent for the Secured Parties (in such capacity, together with any successor appointed in accordance with Section 8.6 hereof, the “Administrative Agent”), NATIXIS, NEW YORK BRANCH, as collateral agent for the Secured Parties (in such capacity, together with any successor appointed in accordance with Section 8.6 hereof, the “ULCA Collateral Agent”), the financial institutions party hereto from time to time as lenders (each, a “Lender” and collectively, the “Lenders”) and the financial institutions party hereto from time to time as issuing banks. W I T N E S S E T H: WHEREAS, capitalized terms used in these recitals and not otherwise defined shall have the respective meanings set forth for such terms in Section 1.1; WHEREAS, the Borrower and Natixis, New York Branch, as Issuing Bank, entered into that certain Uncommitted Letter of Credit and Reimbursement Agreement dated as of July 16, 2021 (as modified and in effect immediately prior to the date hereof, the “Existing ULCA”); and WHEREAS, the parties to that certain Second Amendment Agreement (as defined below) desire to amend the Existing ULCA on the terms and conditions set forth herein and therein pursuant to the Second Amendment Agreement. NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows: Section 1. DEFINITIONS Section 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “2025 Additional Notes”: 2025 Notes (other than the Initial Notes, as defined in the 2025 Notes Indenture) issued from time to time under the 2025 Notes Indenture in accordance with Sections 2.01, 4.09 and 4.12 thereof, as part of the same series as the Initial Notes. “2025 Note Guarantee”: a “Note Guarantee” as defined in the 2025 Notes Indenture. “2025 Notes”: the “Notes” as defined in the 2025 Notes Indenture. “2025 Notes Indenture”: that certain Indenture, dated as of September 2, 2020, by and between the Borrower, as issuer, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and notes collateral agent, as in effect on the Closing Date. “2025 Secured Notes Obligations”: the “Secured Notes Obligations” as defined in the 2025 Notes Indenture. “2025 Secured Notes Secured Parties”: the “Secured Notes Secured Parties” as defined in the 2025 Notes Indenture. “2026 Additional Notes”: 2026 Notes (other than the Initial Notes, as defined in the 2026 Notes Indenture) issued from time to time under the 2026 Notes Indenture in accordance with Sections 2.01, 4.09 and 4.12 thereof, as part of the same series as the Initial Notes. “2026 Note Guarantee”: a “Note Guarantee” as defined in the 2026 Notes Indenture. “2026 Notes”: the “Notes” as defined in the 2026 Notes Indenture.

2 #157749759 “2026 Notes Indenture”: that certain Indenture, dated as of April 12, 2021, by and between the Borrower, as issuer, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and notes collateral agent, as in effect on the Closing Date. “2026 Secured Notes Obligations”: the “Secured Notes Obligations” as defined in the 2026 Notes Indenture. “2026 Secured Notes Secured Parties”: the “Secured Notes Secured Parties” as defined in the 2026 Notes Indenture. “Acquired Indebtedness”: with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is consolidated with, amalgamated or merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person consolidating with, amalgamating or merging with or into or becoming a Restricted Subsidiary of such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Account Bank”: Natixis, New York Branch, or any other depositary institution at which the Collateral Account is located from time to time, in each case acting as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). “Additional Equal Priority Obligations”: the obligations with respect to any Indebtedness having, or intended to have, Equal Lien Priority (but without regard to the control of remedies) relative to the Obligations with respect to the Collateral; provided that an authorized representative of the holders of such Indebtedness shall have executed an Equal Priority Intercreditor Agreement. “Additional Equal Priority Secured Parties”: the holders of any Additional Equal Priority Obligations and any trustee, authorized representative or agent of such Additional Equal Priority Obligations. “Additional Lender”: as defined in Section 2.4(d). “Adjusted Pro Rata Share”: with respect to any Lender as of any date in respect of any issuance, amendment or extension in respect of any Letter of Credit, the Pro Rata Share of such Lender adjusted for the aggregate outstanding LC Exposure of all Declining Lenders in respect of such Letter of Credit as of such date, if any, as determined below: (a) prior to the first Conversion to Approving Lenders Date, with respect to any Lender as of any date, such Lender’s Pro Rata Share as of such date, (b) thereafter: (i) with respect to any Approving Lender as of any date, the percentage equivalent of the quotient (rounded to the ninth decimal place) obtained by dividing such Approving Lender’s LC Limit by the Total LC Limit; and (ii) for the purposes of determining any Declining Lender’s percentage with respect to any outstanding LC Exposure as of any date, the percentage equivalent of the quotient (rounded to the ninth decimal place) obtained by dividing the aggregate principal amount of such Declining Lender’s then-outstanding LC Exposure by the aggregate principal amount of all outstanding LC Exposure; provided that with respect to any Letter of Credit for which such Declining Lender is the Issuing Lender, such Declining Lender’s participation in such Letter of Credit shall be deemed to be the maximum available amount under such Letter of Credit as of such date minus the aggregate sum of all participations in such Letter of Credit as of the close of business on the date immediately prior to the determination date.

3 #157749759 “Administrative Agent”: as defined in the preamble; provided that any reference to the "Administrative Agent" prior to the Second Amendment Effective Date shall be deemed to be a reference to Natixis, New York Branch as Issuing Bank. “Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate”: as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Affiliate Transaction”: as defined in Section 6.5(a). “Agent Fee Letter”: that certain fee letter between the Borrower and Natixis, New York Branch dated as of the Second Amendment Effective Date. “Agent Party”: as defined in Section 9.2. “Agents”: collectively, the Administrative Agent and the ULCA Collateral Agent. “Agreement”: this Uncommitted Letter of Credit and Reimbursement Agreement. “Agreement Currency”: as defined in Section 9.17(b). “Aggregate Amounts Due”: as defined in Section 2.2(i). “Annualized EBITDA”: on any date of determination, Consolidated EBITDA for the most recently ended quarterly Test Period multiplied by four. “Anti-Money Laundering Laws”: as defined in Section 3.22(a). “Applicable Creditor”: as defined in Section 9.17(b). “Applicable Margin”: 2.25% per annum. “Applicable Maturity Date”: as defined in Section 2.4(a). “Approving Lender”: as defined in Section 2.1(k). “Asset Sale”: (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of its Restricted Subsidiaries (a “Disposition”); or (2) the sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 6.3), whether in a single transaction or a series of related transactions and whether effected pursuant to a Division or otherwise; in each case, other than: (a) the Disposition of all or substantially all of the assets of the Borrower or any Restricted Subsidiary in a manner permitted pursuant to Section 6.9; (b) Dispositions (including of Equity Interests issued by any Restricted Subsidiary) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); (c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower or such Restricted Subsidiary, is not materially disadvantageous to the Secured Parties, and the Borrower or any

4 #157749759 Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary, (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition referred to in clauses (d) through (jj) of this definition or (B) any Permitted Investment or any Investment permitted under Section 6.1; and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity (and solely with respect to the Borrower, organized in the U.S., any state thereof or the District of Columbia), so long as such conversion does not adversely affect the Guarantees, taken as a whole; (d) (i) Dispositions of inventory or other assets (including the Disposition of tankers or other marine vessels (other than tankers or other marine vessels that constitute Collateral), trucks, rail cars, ISO containers, natural gas, steam and power) in the ordinary course of business, consistent with past practice or consistent with industry norm (including on an intercompany basis among the Borrower and its Restricted Subsidiaries), (ii) the conversion of accounts receivable for notes receivable or other Dispositions of accounts receivable in connection with the collection or compromise thereof and (iii) the leasing, assignment, subleasing, licensing or sublicensing of any real or personal property (including the provision of software under an open source license and including ground leases) in the ordinary course of business, consistent with past practice or consistent with industry norm and the sale of leased, subleased, licensed or sublicensed assets to customers purchasing natural gas in the ordinary course of business, consistent with past practice or consistent with industry norm; (e) Dispositions of surplus, obsolete, damaged, used or worn out property or other property (including IP Rights) that, in the reasonable judgment of the Borrower, is (i) no longer used or useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (ii) otherwise economically impracticable to maintain; (f) Dispositions of cash, Cash Equivalents, and/or Investment Grade Assets and/or other assets that were Cash Equivalents or Investment Grade Assets when the relevant original Investment was made; (g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (i) Permitted Investments (other than pursuant to clause (j) of the definition thereof), (ii) Liens not prohibited under this Agreement or (iii) Restricted Payments permitted to be made, and that are made, under Section 6.1 (other than Section 6.1(b)(ix)); (h) [Reserved]; (i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property; (j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell and/or put/call arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements; (k) Dispositions of (i) accounts receivable, or participations therein, in the ordinary course of business, consistent with past practice or consistent with industry norm (including any discount and/or forgiveness thereof and sales to factors or similar third parties) or in connection with the collection or compromise thereof and (ii) receivables, or participations therein, and related assets (or the Equity Interests in a Subsidiary, all or substantially all of the assets of which are receivables, or participations therein, and related assets) pursuant to any Permitted Receivables Financing; (l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) that relate to closed facilities or the discontinuation of any product or business line;

5 #157749759 (m) (i) any termination of any lease, assignment, sublease, license or sublicense in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business, consistent with past practice or consistent with industry norm or otherwise if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to the Secured Parties; (n) (i) Dispositions of property subject to foreclosure, casualty, eminent domain, expropriation, forced dispositions or condemnation proceedings (including in lieu thereof or any similar proceeding), (ii) any involuntary loss, damage or destruction of any property and (iii) transfers of any property that have been subject to a casualty event to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event; (o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed (or otherwise in connection with the closing or sale of any facility); (p) [Reserved]; (q) Dispositions of non-core assets (including Equity Interests) and sales of real estate assets acquired in a transaction after the Closing Date that the Borrower determines in good faith will not be used or useful for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses; (r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like assets; (s) [Reserved]; (t) (i) licensing, sublicensing and cross-licensing arrangements involving any technology, intellectual property, other IP Rights or other general intangibles of the Borrower or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm or that is immaterial; and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuance or registration, or applications for issuance or registration, of IP Rights, which, in the reasonable business judgment of the Borrower, are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or are no longer economically practicable or commercially reasonable to maintain; (u) terminations or unwinds of Derivative Transactions and Banking Services; (v) any Disposition of Equity Interests of, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such Unrestricted Subsidiary); (w) Dispositions of real estate assets and related assets in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Restricted Subsidiaries in connection with relocation activities for directors, officers, employees, members of management, managers, partners or consultants of the Borrower and/or any Restricted Subsidiary; (x) Dispositions made to comply with any order of any governmental authority or any applicable Requirements of Law (including the Dispositions of any assets (including Equity Interests) made to obtain the approval of any applicable antitrust authority in connection with any acquisition);

6 #157749759 (y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in the U.S., any state thereof or the District of Columbia and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction; (z) any sale of equipment purchased at the end of an operating lease and resold thereafter; (aa) [Reserved]; (bb) any sale of Equity Interests of the Borrower; (cc) any Disposition made in connection with any tax restructuring; (dd) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted hereby; (ee) any Disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale of acquisition; (ff) any sale of property or assets, if the acquisition of such property or assets was financed with Excluded Contributions and the proceeds of such sale are used to make a Restricted Payment pursuant to clause (2) of Section 6.1(a) or Section 6.1(b)(iii); (gg) any Disposition of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Borrower or any Restricted Subsidiaries to such Person; (hh) other Dispositions (including those of the type otherwise described herein) involving assets having a Fair Market Value of not more than the greater of $20.0 million and 5.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries (measured at the time of contractually agreeing to such Disposition); (ii) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law; (jj) any sale, conveyance, transfer or other disposition to effect the formation of any Restricted Subsidiary that has been formed upon the consummation of a Division; provided that any Disposition or other allocation of assets (including any equity interests of such Subsidiary) in connection therewith is otherwise not prohibited under this Agreement; and (kk) any transfer of properties or assets that is a maritime vessel sharing arrangement in the ordinary course of business, or entry by the Borrower or any Subsidiary of the Borrower into one or more leases, charters, pool agreements or operations or service contracts with respect to any vessels. In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale (or constitutes a permitted exception to the definition of “Asset Sale”) and would also be a permitted Restricted Payment or Permitted Investment, the Borrower, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale (or a permitted exception thereto) and/or one or more of the types of permitted Restricted Payments or Permitted Investments. “Assignee”: as defined in Section 9.6(c). “Assignment and Acceptance”: an agreement substantially in the form of Exhibit C.

7 #157749759 “Assignor”: as defined in Section 9.6(c). “Auto-Extension Letter of Credit”: as defined in Section 2.1(f)(iii). “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Banking Services”: each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and Deposit Accounts. “Bankruptcy Code”: Title 11 of the United States Code, as amended. “Bankruptcy Event”: with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person. “Bankruptcy Law”: the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors. “Base Rate”: for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day as determined by the Administrative Agent and (b) the Federal Funds Effective Rate for such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be. “Beneficial Ownership Certification”: a certification regarding individual beneficial ownership solely to the extent required by 31 C.F.R. §1010.230. “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Board of Directors”: with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the

8 #157749759 board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors. “Borrower”: as defined in the preamble hereto. “Borrower Materials”: as defined in Section 9.2. “Borrower Obligations”: the collective reference to all obligations and liabilities of the Borrower (including interest, fees and expenses accruing after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees or expenses is allowed or allowable in such proceeding) to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, the Security Documents or the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise. “Business Day”: any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close. “Capital Stock”: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Capitalized Software Expenditures”: for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software, implementation costs of cloud computing arrangements and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries. “Captive Insurance Subsidiary”: any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (and any Restricted Subsidiary thereof). “Cash Equivalents”: as at any date of determination, (a) United States dollars, Australian Dollars, Canadian Dollars, Euros, Japanese Yen, New Swedish Krona, Pounds Sterling, Swiss Francs, any national currency of any member nation of the European Union, Yuan or such other currencies held by the Borrower and its Restricted Subsidiaries from time to time in the ordinary course of business, consistent with past practice or consistent with industry norm; (b) (i) readily marketable securities issued or directly and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the U.S., in each case having average maturities of not more than 24 months from the date of acquisition thereof, (ii) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public

9 #157749759 instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any member nation of the European Union) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition thereof and (iii) repurchase agreements and reverse repurchase agreements relating to any of the foregoing; (c) readily marketable direct obligations issued by any state, commonwealth or territory of the U.S., any political subdivision or taxing authority thereof or any public instrumentality of any of the foregoing, in each case having average maturities of not more than 24 months from the acquisition thereof and having, at the time of acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (d) commercial paper having average maturities of not more than 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (e) below; (e) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within 24 months after such date and overnight bank deposits, in each case issued or accepted by any commercial bank or other financial institution having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the dollar equivalent thereof as of the date of determination) in the case of non-U.S. banks and other non-U.S. financial institutions and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution meeting the qualifications specified in clause (e) above; (g) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (h) investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (i) Indebtedness or Preferred Stock issued by Persons with a rating of at least A from S&P or at least A2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition; (j) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (i) above, (ii) net assets of not less than $100.0 million and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency);

10 #157749759 (k) instruments equivalent to those referred to in clauses (a) through (j) above and clauses (l) and (m) below comparable in credit quality and tenor to those referred to in such clauses and customarily used by companies for cash management purposes in any jurisdiction outside the U.S. in which any Subsidiary operates; (l) investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (e) above and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (k) of this definition; (m) investment funds investing at least 90.0% of their assets in the types of investments referred to in clauses (a) through (l) above; (n) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law; and (o) (i) investments of the type and maturity described in clauses (a) through (n) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other investments utilized by any Foreign Subsidiary and customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes that are analogous to the investments described in clauses (a) through (n) above and in clause (i) of this clause (o). Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Agreement regardless of the treatment of such items under GAAP. “Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Change of Control”: the occurrence of one or more of the following events after the Closing Date: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or (2) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of the Borrower (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business

11 #157749759 combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) representing more than 50.0% of the total voting power of all of the outstanding Voting Stock of the Borrower, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint directors having a majority of the aggregate votes on the Board of Directors of the Borrower. Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting Stock of such Person’s parent and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner. “Charge”: any fee, loss, charge, expense, cost, accrual or reserve of any kind (in each case, if applicable, as defined under GAAP). “Closing Date”: July 16, 2021. “Code”: the Internal Revenue Code of 1986, as amended. “Collateral”: all of the assets and property of the Borrower or any Guarantor, whether real, personal or mixed, securing or purported to secure any Obligations (including the Collateral Account), other than Excluded Assets. “Collateral Account”: is the deposit account with account number 182931 at the Account Bank in the name of the Borrower governed by the terms and conditions of the Deposit Agreement and into which cash shall be deposited to support the issuance of Letters of Credit hereunder. “Common Representative”: as defined in the Equal Priority Intercreditor Agreement. “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. “Compliance Certificate”: a certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit A. “Consolidated EBITDA”: with respect to any Person for any Test Period, the sum of: (a) Consolidated Net Income of such Person for such period; plus (b) without duplication and, other than with respect to clauses (b)(vii), (xiii) and (xv) of this definition of “Consolidated EBITDA”, to the extent already deducted (and not added back) or not included in arriving at such Consolidated Net Income, the sum of the following amounts:

12 #157749759 (i) Fixed Charges and, to the extent not reflected in such Fixed Charges, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and bank and letter of credit fees, debt rating monitoring fees and costs of surety, performance or completion bonds, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (n) thereof; (ii) taxes paid and any provision for taxes, including income, capital, profit, revenue, federal, state, foreign, provincial, franchise, unitary, excise and similar taxes, property taxes, foreign withholding taxes and foreign unreimbursed value added taxes (including (x) penalties and interest related to any such tax or arising from any tax examination, (y) pursuant to any tax sharing arrangement or as a result of any tax distribution and (z) in respect of repatriated funds) of such Person paid or accrued during such period, any net tax expense associated with any adjustment made pursuant to clauses (a) through (w) of the definition of “Consolidated Net Income”; (iii) (A) depreciation and (B) amortization (including capitalized fees and costs, including in respect of any Permitted Receivables Financing, and amortization of goodwill, software, internal labor costs, deferred financing fees or costs, original issue discount resulting from the issuance of Indebtedness at less than par and other debt issuance costs, commissions, fees and expenses, other intangible assets (including intangible assets established through purchase accounting of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP), customer acquisition costs, capitalized expenditures (including Capitalized Software Expenditures) and incentive payments, conversion costs, and contract acquisition costs); (iv) any non-cash Charge (provided that (x) to the extent that any such non- cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA (as a deduction in calculating net income or otherwise) to such extent in such period and (y) any non-cash Charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period, except for non-cash Charges in respect of prepaid installation and construction Charges, shall be excluded); (v) (A) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan, phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement, any pension plan (including any post-employment benefit scheme to which the relevant pension trustee has agreed), any stock subscription or shareholder agreement, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any Charge incurred in connection with the rollover, acceleration or payout of Equity Interests held by directors, officers, managers and/or employees (or any Immediate Family Member thereof) of such Person or any of its Restricted Subsidiaries; (vi) [Reserved]; (vii) the aggregate amount of Consolidated Net Income for such period attributable to non-controlling interests and/or minority interests of third parties in any non-Wholly-Owned Subsidiary, excluding cash distributions in respect thereof to the extent already included in Consolidated Net Income; (viii) the amount of any contingent payments in connection with the licensing of intellectual property or other assets;

13 #157749759 (ix) [Reserved]; (x) the amount of fees, Charges, expense reimbursements and indemnities paid to directors; (xi) the amount of any Charge incurred or accrued in connection with sales of receivables and related assets in connection with any Permitted Receivables Financing; (xii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715, and any other items of a similar nature; (xiii) adjustments permitted or required by Article 11 of Regulation S-X of the Securities Act; (xiv) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP; and (xv) with respect to any joint venture that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting, an amount equal to the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), except to the extent such joint venture’s Consolidated Net Income is excluded from such Person’s Consolidated Net Income; plus (c) without duplication and to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period, so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated EBITDA pursuant to clause (f) below for any previous period and not added back; plus (d) without duplication, the amount of “run rate” cost savings, operating expense reductions, synergies and operating improvements (including the entry into or termination of material contracts (including Customer Contracts) and arrangements) (collectively, “Run Rate Benefits”) related to any acquisition, Investment, disposition, incurrence, repayment or refinancing of Indebtedness, Restricted Payment, Subsidiary designation, operating improvement, tax restructuring or other restructuring, cost savings initiative and/or any similar transaction or initiative (any such operating improvement, restructuring, cost savings initiative or other transaction, action or initiative, a “Run Rate Initiative”) projected by the Borrower in good faith, including as a result of any alternative arrangements projected by the Borrower in good faith to be available, to be realized as a result of actions that have been taken or initiated (or with respect to which substantial steps have been taken or initiated) or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and Charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, the Borrower or any of its Restricted Subsidiaries within 24 months after such Run Rate Initiative (which Run Rate Benefits shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such Run Rate Benefits had been realized on the first day of the relevant period), in each case net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable (for the avoidance of doubt, whether or not permitted to be added back under the rules and regulations of the SEC) and (B) no Run Rate Benefits shall be added pursuant to this clause (d) to the extent duplicative of any Charges relating to such Run Rate Benefits that increased Consolidated Net Income pursuant to clause (d) of the definition thereof (it being understood and agreed that “run rate”

14 #157749759 shall mean the full recurring benefit that is associated with any action taken or initiated or that is expected to be taken); plus (e) (i) the aggregate amount of “run rate” income that would have been earned pursuant to Customer Contracts entered into on or prior to the last day of such period (net of actual income earned pursuant to such Customer Contracts during such period) as estimated by the Borrower in good faith as if such Customer Contract had been entered into at the beginning of such period and determined assuming the contracted pricing for such Customer Contract was applicable (at the highest contracted rate and calculated based on assumed volumes, costs and margin determined by the Borrower to be a reasonable good faith estimate of the actual volumes and costs associated with such Customer Contract) during the entire Test Period, less (ii) any actual income earned under any Customer Contract that was cancelled or otherwise terminated in accordance with its terms during such period, or for which the Borrower has received notice that such cancellation or termination will occur; minus (f) without duplication, any amount that, in the determination of such Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus (g) without duplication, the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period and that was added to Consolidated Net Income of the Borrower to determine Consolidated EBITDA of the Borrower for such prior period and that does not otherwise reduce such Consolidated Net Income for the current period. Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any period shall be calculated on a pro forma basis. “Consolidated First Lien Debt”: as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt of such Person outstanding on such date (a) that constitutes Obligations or Secured Notes Obligations or (b) that is secured by a Lien on the Collateral that does not rank junior to the Liens on the Collateral securing the Obligations (excluding, for the avoidance of doubt, any obligation with respect to a Financing Lease of the Borrower or any Restricted Subsidiary secured by Liens on the assets subject thereto). “Consolidated First Lien Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Annualized EBITDA, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Consolidated Interest Expense”: cash interest expense (including that attributable to Financing Leases), net of cash interest income of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries to the extent included in the calculation of Consolidated Total Debt, including all commissions, discounts and other cash fees and Charges owed with respect to letters of credit and bankers’ acceptance financing and net costs (less net cash payments in connection therewith) under Specified Hedge Agreements and any Restricted Payments on account of Disqualified Stock made pursuant to Section 6.1(b)(xiv), but in any event excluding, for the avoidance of doubt, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, amortization of deferred financing costs, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest expense and any capitalized interest, whether paid or accrued (including as a result of the effects of purchase accounting or pushdown accounting), (b) any capitalized interest, whether paid in cash or otherwise, and any other non-cash interest expense, whether paid in cash or accrued, (c) any one-time cash costs associated

15 #157749759 with breakage in respect of Hedge Agreements for interest rates, (d) commissions, discounts, yield, make- whole premium and other fees and Charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (e) all non-recurring interest expense or “additional interest”, “special interest” or “liquidated damages” for failure to timely comply with registration rights obligations, (f) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any acquisition or Investment, all as calculated on a consolidated basis in accordance with GAAP, (g) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, (h) penalties and interest relating to taxes, (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (j) [Reserved], (k) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (l) any expensing of bridge, arrangement, structuring, commitment or other financing fees or closing payments related to any transaction on or after the Issue Date, (m) any lease, rental or other expense, in connection with Non-Financing Lease Obligations or (n) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under any Credit Facility. For purposes of this definition, interest on obligations in respect of Financing Leases shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such obligations in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP). “Consolidated Net Income”: with respect to any Person (the “Subject Person”) for any Test Period, an amount equal to the net income (loss), determined in accordance with GAAP, attributable to such Person and its Restricted Subsidiaries on a consolidated basis, but excluding (and excluding the effect of), without duplication: (a) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has an interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash or Cash Equivalents (or to the extent converted into cash or into Cash Equivalents) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has an interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period; (b) [Reserved]; (c) any gain or Charge from (A) any extraordinary or exceptional items and/or (B) any non-recurring or unusual item (including any non-recurring or unusual accruals or reserves in respect of any extraordinary, exceptional, non-recurring or unusual items) and/or (C) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order; (d) any Charge attributable to the development, undertaking and/or implementation of any Run Rate Initiatives (including in connection with any integration, restructuring, strategic initiative or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility/location opening and/or pre-opening, any inventory optimization program and/or any curtailment), any business optimization Charge (including related to rate changes, new product or service introductions and other strategic or cost savings initiatives), any duplicative running costs, any restructuring Charge (including any Charge relating to any tax restructuring and/or acquisitions and adjustments to existing reserves and whether or not classified as a restructuring expense on the consolidated financial statements), any Charge relating to the closure or consolidation of any facility or location and/or discontinued operations (including severance, rent termination costs, contract termination costs, moving

16 #157749759 costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative (including any multi-year strategic initiative), any signing Charge, any retention or completion bonus, any other recruiting, signing and retention Charges, any expansion and/or relocation Charge, any Charge associated with any curtailments or modification to any pension and post-retirement employee benefit plan (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments thereof), any software or other intellectual property development Charge, any Charge associated with new systems design, any implementation Charge, any startup Charge, any Charge in connection with new operations, any consulting Charge and/or any business development Charge; (e) Transaction Costs; (f) any Charge (including any transaction or retention bonus or similar payment or any amortization thereof for such period) incurred in connection with the consummation of any transaction (including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), including any issuance or offering of Equity Interests, any disposition, any spin-off transaction, any recapitalization, any acquisition, merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment, termination or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction and/or any Investment, including any acquisition, and/or “growth” capital expenditure including, in each case, any earn-out or other contingent consideration obligation expense or purchase price adjustment, integration expense or nonrecurring merger costs incurred during such period as a result of any such transactions, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification Topic 805 and gains or losses associated with FASB Accounting Standards Codification Topic 460) and any adjustments of any of the foregoing, including such Charges related to (i) the Transactions and (ii) any amendment, termination or other modification of the Notes or other Indebtedness; (g) the amount of any Charge that is actually reimbursed (or reimbursable by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance); provided that the relevant Person in good faith expects to receive reimbursement for such Charge within the next four fiscal quarters (it being understood that to the extent any reimbursement amount is not actually received within such four fiscal quarters, such reimbursement amount shall be deducted in calculating Consolidated Net Income in the next succeeding fiscal quarter); (h) any net gain or Charge (less all fees and expenses chargeable thereto) with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (including asset retirement costs, but other than (A) at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof and (B) dispositions of inventory in the ordinary course of business), (ii) any location that has been closed during such period and/or (iii) any returned or surplus assets outside the ordinary course of business; (i) any net income or Charge that is established, adjusted and/or incurred, as applicable, and attributable to the early extinguishment of Indebtedness, any Hedge Agreement or other derivative instrument (including deferred financing costs written off and premiums paid); (j) any Charge that is established, adjusted or incurred, as applicable, within 24 months of the closing of any acquisition or other Investment, in each case, in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period; (k) (i) the effects of adjustments (including the effects of such adjustments pushed down to the relevant Person and its Subsidiaries) resulting from the application of acquisition method,

17 #157749759 purchase and/or recapitalization accounting in relation to any consummated acquisition or similar transaction or recapitalization accounting or the amortization or write-off of any amounts thereof, net of taxes including adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, lease, software, goodwill, intangible asset, in-process research and development, Deferred Revenue, advanced billing and debt line items thereof) and/or (ii) at the election of the Borrower with respect to any fiscal quarter, and subject to the last paragraph of the definition of “GAAP”, the cumulative effect of any change in accounting principles or standards (effected by way of either a cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and/or any change resulting from the adoption or modification of accounting principles, standards and/or policies (including any impact resulting from an election by the Borrower to apply IFRS or other accounting changes) and any costs, charges, losses, fees or expenses in connection with the implementation or tracking of such changes or modifications; (l) (i) any compensation Charge and/or any other Charge arising from the granting, rollover, acceleration or payment of any stock-based awards, partnership interest-based awards and similar awards or arrangements (including with respect to any profits interest relating to membership interests or partnership interests in any limited liability company or partnership, and including any stock option, profits interest, restricted stock or equity incentive payments) and the granting, rollover, acceleration or payment of any stock appreciation or similar right, management equity plan, employee benefit plan or agreement, stock option plan and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement) and (ii) payments made to option, phantom equity or profits interests holders of such Person in connection with, or as a result of, any distribution made to equity holders of such Person, which payments are being made to compensate such option, phantom equity or profits interests holders as though they were equity holders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case, to the extent permitted under this Agreement (including expenses relating to distributions made to equity holders of such Person resulting from the application of FASB Accounting Standards Codification Topic 718); (m) amortization of intangible assets; (n) any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, leased right of use assets and investments in debt and equity securities); (o) solely for the purpose of determining the amount available under clause (2)(B) of Section 6.1(a), the net income in such period of any Restricted Subsidiary (other than any Guarantor) that, as of the date of determination, is subject to any restriction on its ability to pay dividends or make other distributions, directly or indirectly, by operation of its organizational documents or any agreement, instrument, judgment, decree, order or Requirements of Law applicable thereto (other than (A) any restriction that has been waived or otherwise released, (B) any restriction set forth in this Agreement, similar restrictions (or other customary restrictions, as determined in good faith by the Borrower) set forth in any Credit Facilities or other Indebtedness and any restriction set forth in the documents relating to any Refinancing Indebtedness in respect of any of the foregoing and/or (C) restrictions arising pursuant to other agreements or instruments if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to Issuing Bank than the encumbrances and restrictions contained in this Agreement or any Credit Facilities or other Indebtedness contemplated by the preceding clause (B) (as determined by the Borrower in good faith)); it being understood and agreed that Consolidated Net Income will be increased by the amount of any payments made in cash (or converted into cash) or in Cash Equivalents to the Borrower or any Restricted Subsidiary (other than the Restricted Subsidiary that is subject to the relevant restriction) in respect of any such income;

18 #157749759 (p) (i) any realized or unrealized gain or loss in respect of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to FASB Accounting Standards Codification Topic 815-Derivatives and Hedging or any other financial instrument pursuant to FASB Accounting Standards Codification Topic 825 and (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency remeasurement of Indebtedness or other balance sheet items), any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the foregoing or any other currency related risk and any gain or loss resulting from revaluation of intercompany balances (including Indebtedness and other balance sheet items); (q) any deferred tax expense associated with any tax deduction or net operating loss arising as a result of the Transactions, or the release of any valuation allowance related to any such item; (r) any reserves, accruals or non-cash Charges related to adjustments to historical tax exposures, including social security, federal unemployment, state unemployment and state disability taxes deducted in the calculation of net income during such period (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made); (s) any accruals or obligations accrued related to workers’ compensation programs to the extent that expenses deducted in the calculation of net income exceed the net amounts paid in cash related to workers’ compensation programs in that period; (t) any net income or Charge attributable to deferred compensation plans or trusts; (u) income or expense related to changes in the fair value of contingent liability in connection with earn-out obligations, purchase price adjustments and similar liabilities in connection with any acquisition or Investment; (v) any non-cash interest expense or non-cash interest income, in each case, to the extent that there is no associated cash disbursement or receipt; and (w) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates). In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace and reimbursement of expenses and charges that are covered by indemnification, insurance and other reimbursement provisions, including to the extent such insurance proceeds or reimbursement relate to events or periods occurring prior to the Issue Date (whether or not received during such period so long as such Person in good faith expects to receive the same within the next four fiscal quarters; it being understood that to the extent such proceeds are not actually received within the next four fiscal quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such fiscal quarters) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. For the purpose of clause (2)(B) of Section 6.1(a) only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances that constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (2)(E), (2)(F) or (2)(G) of Section 6.1(a).

19 #157749759 “Consolidated Secured Debt”: as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt of such Person outstanding on such date that is secured by a Lien on the Collateral (excluding, for the avoidance of doubt, any obligation with respect to a Financing Lease of the Borrower or any Restricted Subsidiary secured by Liens on the assets subject thereto). “Consolidated Secured Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Annualized EBITDA, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Consolidated Total Assets”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date (assuming, for such purpose, that such Person’s only Subsidiaries are its Restricted Subsidiaries). “Consolidated Total Debt”: as to any Person at any date of determination, an amount equal to the sum of (1) the aggregate principal amount of all third party debt for borrowed money (including letter of credit drawings that have not been reimbursed within ten Business Days and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments), obligations in respect of Financing Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, (a) undrawn letters of credit, (b) Hedging Obligations, (c) all undrawn amounts under revolving credit facilities (except to the extent of any Elected Amounts) and (d) all obligations relating to Permitted Receivables Financings) and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case of such Person and its Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of purchase or pushdown accounting in connection with any acquisition, Investment or other similar transaction); provided that “Consolidated Total Debt” shall be calculated (i) net of all unrestricted cash and Cash Equivalents of such Person and its Restricted Subsidiaries at such date of determination and (ii) to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidence of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of cash and Cash Equivalents. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined in good faith by the Board of Directors or senior management of such Person. “Consolidated Total Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Annualized EBITDA, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Contingent Obligations”: with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

20 #157749759 (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (2) to advance or supply funds: (A) for the purchase or payment of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound. “Control”: as defined in the definition of Affiliate. “Control Agreement”: the certain Control Agreement dated as of the Second Amendment Effective Date, by and among the Borrower, the ULCA Collateral Agent and the Account Bank with respect to the Collateral Account. “Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Controlling Authorized Representative”: as defined in the Equal Priority Intercreditor Agreement. “Conversion to Approving Lenders Date”: with respect to any Declining Lender Notice, the third (3rd) Business Day immediately after the date on which the Administrative Agent receives such Declining Lender Notice; provided that if the Administrative Agent receives a Declining Lender Notice (x) after the time specified in Section 2.1(k) or (y) on any day that is not a Business Day, in the case of each clause (x) and (y) the “Conversion to Approving Lenders Date” for such Declining Lender Notice shall be deemed to be the immediately succeeding Business Day. “Credit Agreement”: that certain credit agreement, dated as of April 15, 2021, among the Borrower, as borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent and as collateral agent. “Credit Event”: each issuance or amendment of a Letter of Credit (other than the issuance of the Existing LCs). “Credit Facility”: with respect to the Borrower or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuance is permitted under Section 6.3) or adds Restricted Subsidiaries as additional borrowers or

21 #157749759 guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise. “Customer Contracts”: contracts entered into by the Borrower or any of its Restricted Subsidiaries for the sale, lease and/or other provision of products, goods and services by the Borrower or any such Restricted Subsidiary. “date of determination”: the applicable date of determination for the specified ratio, amount or percentage. “Debt to Total Capitalization Ratio”: as of any date of determination for the Borrower and the Restricted Subsidiaries, the ratio of (x) Consolidated Total Debt to (y) the greater of (i) total capitalization calculated in accordance with GAAP and (ii) total capitalization calculated based on then-current stock trading price of the Borrower. “Declining Lender” and “Declining Lenders”: as defined in Section 2.1(k). “Declining Lender Notice”: a notice substantially in the form of Exhibit G. “Default”: any event that is, or after notice or lapse of time or both would become, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default. “Default Rate”: with respect to all amounts, expenses, costs and fees, a per annum rate equal to (a) the Interest Rate plus (b) 2.00%. “Defaulting Lender”: subject to the last clause of Section 2.7, any Lender that (a) has failed to (i) fund all or any portion of its participation obligation with respect to any Unpaid Drawing within two (2) Business Days of the date such obligation was required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to participate in Letters of Credit hereunder and states that such position is based on such Lender’s determination that a condition precedent to issuance (or, if applicable, modification) thereof (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be (or was not) satisfied), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last clause of Section 2.7) upon delivery of written notice of such determination to the Borrower and each Lender. “Deferred Revenue”: at any date, the amount set forth opposite the caption “deferred revenue” (or any like caption or included in any other caption, including current and non-current designations) on a

22 #157749759 consolidated balance sheet at such date; provided that such balance shall be determined excluding the effects of acquisition method accounting. “Deposit Account”: a demand, time, savings, passbook or like account with a bank, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC). “Deposit Agreement”: the Deposit Agreement (Demand) dated as of the Second Amendment Effective Date by and between the Account Bank and the Borower. “Derivative Transaction”: (a) any interest rate transaction, including any interest rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange rate transaction, including any cross currency interest rate swap, any forward foreign exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal and natural gas) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants of the Borrower or its Subsidiaries shall constitute a Derivative Transaction. “Designated Non-Cash Consideration”: the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation (which amount shall be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for, in each case, cash or Cash Equivalents in compliance with Section 6.4. “Designated Preferred Stock”: Preferred Stock of the Borrower (other than Disqualified Stock) that is issued for cash (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, the cash proceeds of which shall be excluded from the calculation set forth in clause (2) of Section 6.1(a). “Designs”: any and all and any part of the following: (a) all design patents and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing. “Disposition”: has the meaning set forth in the definition of Asset Sale. “Disqualified Institutions”: (i) such Persons that have been specified in writing to the Administrative Agent prior to the Second Amendment Effective Date as being “Disqualified Institutions”, (ii) any Person who is a bona fide competitor of the Borrower, the Golar Target (as defined in the Credit Agreement), the Hygo Target (as defined in the Credit Agreement), or their respective Subsidiaries identified in writing to the Administrative Agent prior to the Second Amendment Effective Date, as such list of bona fide competitors may be updated by the Borrower (by furnishing such updates to the

23 #157749759 Administrative Agent) from time to time hereafter or (iii) any affiliate of any Person identified in clause (i) or (ii) that is (a) identified in writing by the Borrower from time to time or (b) clearly identifiable as an Affiliate solely on the basis of the similarity of its name (other than bona fide debt funds that purchase commercial loans in the ordinary course of business, other than such debt funds excluded pursuant to clause (i) or (ii) of this definition). “Disqualified Stock”: any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), in whole or in part, on or prior to the date that is 91 days after the Stated Maturity Date of the Credit Agreement at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to the date that is 91 days following such maturity date shall constitute Disqualified Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Stock, in each case at any time on or prior to the date that is 91 days after the Stated Maturity Date of the Credit Agreement at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to the date that is 91 days following the Stated Maturity Date of the Credit Agreement at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to the date that is 91 days following the Stated Maturity Date of the Credit Agreement shall constitute Disqualified Stock) or (d) provides for the scheduled payments of dividends in cash on or prior to the date that is 91 days following the Stated Maturity Date of the Credit Agreement at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof requiring the issuer thereof to, or provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to, redeem or purchase such Capital Stock upon the occurrence of any change of control, any disposition, asset sale (including pursuant to any casualty or condemnation event or eminent domain) or similar event shall not constitute Disqualified Stock. Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any Restricted Subsidiary, or by any such plan to such directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management, member, partner, independent contractor or consultant (or by any Immediate Family Member of the foregoing) of the Borrower (or by any Subsidiary) shall be considered Disqualified Stock solely because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. “Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement that is established by the laws of the jurisdiction of organization of any of the foregoing Persons), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

24 #157749759 “Dollars” and “$”: dollars in lawful currency of the United States of America. “Domestic Subsidiary”: any Restricted Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state thereof or the District of Columbia. “EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country”: (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway. “EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Elected Amount”: as set forth in Section 1.7(h). “Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. “Environment”: ambient air, indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, sediments and natural resources such as wetlands, flora and fauna. “Environmental Claim”: any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with the presence, Release of, or exposure to, any Hazardous Materials; or (c) in connection with any actual or alleged damage, injury, threat, or harm to the Environment. “Environmental Laws”: any and all Laws regulating, relating to or imposing liability or standards of conduct concerning pollution, protection or regulation of the Environment or human health or safety in connection with exposure to Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect and including the common law insofar as it relates to any of the foregoing. “Environmental Permits”: any and all Permits required under, or issued pursuant to, any Environmental Law and including the common law insofar as it relates to any of the foregoing. “Equal Lien Priority”: with respect to specified Indebtedness, such Indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral (but without regard to control of remedies) and is subject to the Equal Priority Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole). “Equal Priority Collateral Agent”: the Equal Priority Representative for the holders of the Equal Priority Obligations. “Equal Priority ICA Joinder Agreement”: that certain Other Equal Priority Joinder Agreement No. 1, dated as of the Closing Date, to the Equal Priority Intercreditor Agreement by Natixis, New York Branch and acknowledged by U.S. Bank National Association, as 2025 Notes Collateral Agent, U.S. Bank National Association, as 2026 Notes Collateral Agent, U.S. Bank National Association, as Initial Common Representative, Morgan Stanley Senior Funding, Inc., as the Credit Facility Agent and each Loan Party. “Equal Priority Intercreditor Agreement”: that certain intercreditor agreement with respect to the Collateral, dated as of April 12, 2021, among U.S. Bank National Association, as 2025 Notes Collateral

25 #157749759 Agent, U.S. Bank National Association, as 2026 Notes Collateral Agent, U.S. Bank National Association, as Initial Common Representative, Morgan Stanley Senior Funding, Inc., as the Credit Facility Agent, each Additional Common Representative from time to time party thereto, and each additional Authorized Representative from time to time party thereto, and acknowledged by each Loan Party. “Equal Priority Obligations”: collectively, (1) the obligations incurred pursuant to the Credit Agreement, (2) the 2025 Secured Notes Obligations (3) the 2026 Secured Notes Obligations and (4) each Series of Additional Equal Priority Obligations (including the Obligations). “Equal Priority Representative”: any “Authorized Representative” as defined in the Equal Priority Intercreditor Agreement. “Equal Priority Secured Parties”: collectively, (1) the 2025 Secured Notes Secured Parties, (2) the 2026 Secured Notes Secured Parties, (3) the secured parties under the Credit Agreement and (4) any Additional Equal Priority Secured Parties (including the ULCA Collateral Agent). “Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “ERISA”: the Employee Retirement Income Security Act of 1974. “Erroneous Payment”: as defined in Section 8.14(a). “Erroneous Payment Subrogation Rights”: as defined in Section 8.14(a). “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default”: any of the events or conditions specified in Section 7.1(a); provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Exchange Act”: the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder. “Excluded Assets”: the following: (a) any asset the grant of a security interest in which would (i) be prohibited by any enforceable anti-assignment provision set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement, (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement (in the case of clause (i) above, this clause (ii) and clause (iii) below, after giving effect to any applicable anti-assignment provision of the UCC or other applicable Requirements of Law) or (iii) trigger termination of, or a right of termination or any other modification of any rights under, any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision; it being understood that (A) the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right, (B) the exclusions referenced in clauses (i), (ii) and (iii) above shall not apply to the extent that the relevant contract expressly permits the grant of a security interest in all or substantially all of the assets of the Borrower or any Guarantor and (C) the exclusion set forth in this clause (a) shall only apply if the contractual prohibitions or contractual provisions that would be so violated or that would trigger any such termination, right or modification under clauses (i), (ii) or (iii) above (x) existed on the Closing Date (or in the case of any contract of a Subsidiary that is acquired following the Closing Date, as of the date of such acquisition) and were not entered into in contemplation of the Closing Date (or such acquisition) and (y) cannot be waived unilaterally by the Borrower or any of its Wholly-Owned Subsidiaries;

26 #157749759 (b) the Equity Interests of any (A) Captive Insurance Subsidiary, (B) Unrestricted Subsidiary, (C) not-for-profit or special purpose Subsidiary, (D) Receivables Subsidiary, (E) Qualified Liquefaction Development Entity or (F) Immaterial Subsidiary (other than NFE Shannon Holdings Limited); (c) any intent-to-use (or similar) trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” notice and/or filing with respect thereto; (d) any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license, permit or authorization (collectively, “Governmental Consents”) that has not been obtained (provided that, in the case of the Borrower’s port lease in San Juan, Puerto Rico and the concession in respect of the Borrower’s LNG regasification terminal at the Puerto Pichilingue in Baja California Sur, Mexico (the “La Paz Facility Concession”), the Borrower has used commercially reasonable efforts to obtain any Governmental Consents necessary to grant a mortgage or similar security instrument thereon), (ii) be prohibited by applicable Requirements of Law, except, in each case of clause (i) above and this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or any other applicable Requirements of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clause (i) or clause (ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to the Borrower or any of its direct or indirect Subsidiaries as reasonably determined by the Borrower, including as a result of the operation of Section 956 of the Code; (e) (i) any leasehold real property interests (other than the leasehold of property located at 6800 NW 72nd Street, Miami, Florida, or the leasehold interest relating to the LNG storage and regasification facility at the Port of Montego Bay, Jamaica) or concessions (provided that, in the case of the port lease in San Juan, Puerto Rico and the La Paz Facility Concession, the Borrower has used commercially reasonable efforts to obtain any Governmental Consents necessary to grant a mortgage or similar security instrument thereon) and (ii) any fee owned real property that is not a Material Real Estate Asset or that is located in a “special flood zone” (and no landlord lien waivers, estoppels or collateral access letters shall be required to be delivered); (f) any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary that cannot be pledged without (i) the consent of one or more third parties other than the Borrower or any of its Restricted Subsidiaries under the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any third party other than the Borrower or any of its Restricted Subsidiaries in accordance with the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary; (g) (i) motor vehicles, tankers, marine vessels, ISO containers and other assets subject to certificates of title, other than any tankers or other marine vessels with a value (as reasonably estimated by the Borrower) in excess of $40.0 million, (ii) letter-of-credit rights not constituting supporting obligations of other Collateral and (iii) commercial tort claims with a value (as reasonably estimated by the Borrower) of less than $40.0 million, except, in each case of the foregoing clauses (i)-(iii), to the extent a security interest therein can be perfected solely by the filing of a UCC financing statement; (h) any margin stock; (i) any cash or Cash Equivalents, Deposit Account, commodities account or securities account (including securities entitlements and related assets but excluding the Collateral Account and cash and Cash Equivalents representing the proceeds of assets otherwise constituting Collateral);

27 #157749759 (j) any lease, license or other agreement or contract or any asset subject thereto (including pursuant to a purchase money security interest, Financing Lease or similar arrangement) that is, in each case, not prohibited by the terms of this Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money, Financing Lease or similar arrangement or trigger a right of termination in favor of any other party thereto (other than the Borrower or any of its Restricted Subsidiaries) after giving effect to the applicable anti- assignment provisions of the UCC or any other applicable Requirements of Law; it being understood that the term “Excluded Asset” shall not include any proceeds or receivables arising out of any asset described in this clause (j) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant requirement or prohibition; (k) any asset with respect to which the Borrower and the Administrative Agent has reasonably agreed that the cost, burden, difficulty or consequence (including any effect on the ability of the Borrower or any Guarantor to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the Secured Parties of the security afforded thereby, which determination is evidenced in writing; (l) receivables and related assets (or interests therein) (i) disposed of to any Receivables Subsidiary in connection with a Permitted Receivables Financing or (ii) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing; and (m) any governmental licenses, permits or authorizations, or U.S. or foreign state or local franchises, charters or authorizations, to the extent a security interest in any such license, permit, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) or where the effect thereof would be to limit or diminish the Borrower’s or any Guarantor’s ability to utilize such license, permit franchise, charter or authorization in the conduct of its business in the ordinary course. “Excluded Contribution”: the aggregate amount of cash or Cash Equivalents or the Fair Market Value of other assets received by the Borrower or any of its Restricted Subsidiaries after the Issue Date from: (a) contributions in respect of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than any amounts received from the Borrower or any of its Restricted Subsidiaries); (b) the sale of Qualified Capital Stock of the Borrower (other than (i) to any Restricted Subsidiary of the Borrower, (ii) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, (iii) with the proceeds of any loan or advance made pursuant to clause (h)(i) of the definition of “Permitted Investments” or (iv) Designated Preferred Stock), including any addition to capital as a result of any consolidation, merger or similar transaction with the Borrower or any Restricted Subsidiary, to the extent designated as an Excluded Contribution and the proceeds of which have not been applied in reliance on Clause (2) of Section 6.1(a)(iv)(2)(B) or to make a Restricted Payment pursuant to Section 6.1(b)(ii) or 6.1(b)(xxix)(1); and (c) dividends, distributions, other Returns, fees and other payments from any Unrestricted Subsidiaries or joint ventures or Investments in entities that are not Restricted Subsidiaries. “Existing Notes”: collectively, the 2025 Notes and the 2026 Notes. “Existing Indentures”: collectively, the 2025 Indenture and the 2026 Indenture. “Existing LCs”: collectively, the Letters of Credit existing on the Second Amendment Effective Date and described in Schedule 1.2. “Existing Note Guarantees”: collectively, the 2025 Note Guarantees and the 2026 Note Guarantees.

28 #157749759 “Existing ULCA”: as defined in the recitals. “Extending Lender”: as defined in Section 2.4(b). “Extension Date”: as defined in Section 2.4(a). “Fair Market Value”: with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined in good faith by the Borrower, which determination will be conclusive (unless otherwise provided in this Agreement). “FASB”: the Financial Accounting Standards Board of the American Institute of Certified Public Accountants. “FCPA”: as defined in Section 3.22(b). “Federal Funds Effective Rate”: for any day, the greater of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate charged to Issuing Bank on such day on such transactions as determined by Issuing Bank) and (b) 0%. “Federal Reserve Board”: the Board of Governors of the Federal Reserve System. “Fee Letters”: collectively and individually, the Agent Fee Letter and any fee letter entered into between or among Borrower and one or more Lenders and/or Issuing Banks in connection with this Agreement and the other Loan Documents. “Financing Lease”: as applied to any Person, any obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP. “Fitch”: Fitch Ratings or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. “Fixed Amount”: as defined in Section 1.7(c). “Fixed Charge Coverage Ratio”: as of any date of determination, the ratio of (a) Annualized EBITDA to (b) Fixed Charges for the period of four consecutive fiscal quarters then most recently ended, as of the last day of the Test Period then most recently ended, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Fixed Charges”: as to the Borrower and its Restricted Subsidiaries at any date of determination, on a consolidated basis, for any period, the sum of (without duplication): (1) Consolidated Interest Expense for such period; (2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of the Borrower and its Restricted Subsidiaries made during such period; and

29 #157749759 (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower and its Restricted Subsidiaries made during such period. “Foreign Employee Benefit Plan”: any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower and its Subsidiaries, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4). “Foreign Lender”: any Lender that is not a U.S. Person. “Foreign Subsidiary”: any Restricted Subsidiary that is not organized under the laws of the United States of America, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary. “Fortress”: Fortress Investment Group LLC. “Fronting Exposure”: at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s aggregate Adjusted Pro Rata Share of the LC Exposure with respect all Letters of Credit issued by such Issuing Bank, other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof. “GAAP”: at the election of the Borrower, (i) the accounting standards and interpretations adopted by the International Accounting Standards Board, as in effect from time to time (“IFRS”) if the Borrower’s financial statements are at such time prepared in accordance with IFRS or (ii) generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (b) any calculation or determination in this Agreement that requires the application of GAAP across multiple quarters need not be calculated or determined using the same accounting standard for each constituent quarter. For avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Consolidated Net Income and Consolidated EBITDA of such Person or business shall not be excluded from the calculation of Consolidated Net Income or Consolidated EBITDA, respectively, until such disposition shall have been consummated. “Governmental Authority”: any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, authority, court, central bank, agency, regulatory body or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign

30 #157749759 entity or government (including any supranational bodies such as the European Union or the European Central Bank). “Guarantee”: the guarantee by any Guarantor of the Obligations. “Guarantor”: each Subsidiary of the Borrower that executes this Agreement as a guarantor on the Closing Date and each other Subsidiary of the Borrower that thereafter guarantees the Obligations in accordance with the terms of this Agreement (but excluding any Person released from its obligations hereunder pursuant to Section 9.20). “Guarantor Obligations”: all obligations and liabilities of each Guarantor (including interest, fees and expenses after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization, examinership or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interests, fees or expenses is allowed or allowable in such proceeding) which arise under or in connection with this Agreement or any other Loan Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise,. “Hazardous Materials”: any material, substance, chemical, or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, or words of similar meaning or effect under any Environmental Law; or (b) can form the basis of any liability under any Environmental Law, including any Environmental Law relating to petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, polychlorinated biphenyls and toxic mold. “Hedge Agreement”: (a) any agreement with respect to any Derivative Transaction between the Borrower, any Guarantor or any Restricted Subsidiary and any other Person, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Hedging Obligations”: the obligations of the Borrower, any Guarantor or any Restricted Subsidiary under any Hedge Agreement. “IFRS”: as defined in the definition of GAAP. “Immaterial Subsidiary”: as of any date of determination, any Restricted Subsidiary of the Borrower (a) the assets of which (on a standalone basis, when combined with the assets of such Restricted Subsidiary’s subsidiaries attributable to such Restricted Subsidiary’s economic interest therein) do not exceed 3.0% of Consolidated Total Assets of the Borrower and (b) the contribution to Annualized EBITDA of which (on a standalone basis, when combined with the contribution to Annualized EBITDA of such Restricted Subsidiary’s subsidiaries, after intercompany eliminations) does not exceed 3.0% of the Annualized EBITDA of the Borrower, in each case, as of the last day of or for the most recently ended Test Period on or prior to such date of determination. “Immediate Family Member”: with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs, legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

31 #157749759 “Increased Amount”: as defined in Section 6.6(c). “Increased Cost Lender”: as defined in Section 2.6. “Incremental Joinder Agreement” means a joinder agreement entered into by any Person (including any then-existing Lender) under Section 2.8 pursuant to which such Person shall provide a Total LC Limit Increase hereunder and (if such Person is not then a Lender) shall become a Lender party hereto. “Incremental LC Lender”: as defined in Section 2.8(b). “Incurrence-Based Amounts”: as defined in Section 1.7(c). “Indebtedness”: as applied to any Person, without duplication: (a) all indebtedness for borrowed money; (b) all obligations with respect to Financing Leases; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (d) any obligation of such Person to pay the deferred purchase price of property or services (excluding (i) any earn-out obligation, purchase price adjustment or similar obligation, unless such obligation has not been paid within 60 days after becoming due and payable and becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) any such obligations incurred ERISA), which purchase price is (A) due more than 365 days from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument; (e) all Indebtedness of others that is secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person provided that the amount of Indebtedness of any Person for purposes of this clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby; (f) letters of credit or bankers’ acceptances issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the guarantee by such Person of the Indebtedness of another, other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided that the amount of Indebtedness of any Person for purposes of this clause (g) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) in the case of Indebtedness that is non-recourse to the credit of the Borrower or a Restricted Subsidiary, the Fair Market Value of the property encumbered thereby; (h) all obligations of such Person in respect of any Disqualified Stock; and (i) all net obligations of such Person in respect of any Derivative Transaction, whether or not entered into for hedging or speculative purposes, other than those providing for the delivery of a commodity pursuant to forward contracts (any such Derivative Transaction pursuant to a Hedge Agreement, a “Specified Hedge Agreement”); provided that in no event shall any obligation under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Fixed Charge Coverage Ratio or any other financial ratio under this Agreement; in each case, to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint

32 #157749759 venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provided that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 or International Accounting Standard 39 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this proviso shall not be deemed an incurrence of Indebtedness under this Agreement) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amount that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement). For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude (i) intercompany liabilities arising from cash management and accounting operations and intercompany loans, advances or Indebtedness among the Borrower and its Restricted Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business, consistent with past practice or consistent with industry norm, including any deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iv) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), (v) Indebtedness appearing on the balance sheet of the Borrower solely by reason of pushdown accounting under GAAP, (vi) accrued expenses and royalties, (vii) asset retirement obligations and obligations in respect of performance bonds, reclamation and workers’ compensation claims, retirement, post-employment or termination obligations (including pensions and retiree medical care), pension fund obligations or contributions or similar claims, or social security or wage taxes or contributions, (viii) accrued expenses or current trade or other ordinary course payables or liabilities incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (including on an intercompany basis), and obligations resulting from take-or-pay contracts entered into in the ordinary course of business, consistent with past practice or consistent with industry norm, and other liabilities associated with customer prepayments and deposits, (ix) liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, consistent with past practice or consistent with industry norm, (x) Non-Financing Lease Obligations or other obligations under or in respect of straight line leases, operating leases or Sale and Lease-Back Transactions (except to the extent resulting in a Financing Lease), any leases or rentals of equipment related to exploration, production and commercialization activities, including without limitation, leases or rentals of or related to drilling rigs, pipelines, supply boats and LNG carriers, FPSO (floating production storage and offloading) facilities, WHPs (wellhead platforms), TLWPs (tension leg wellhead platforms) and any other equipment or other assets, provided that such leases or rentals do not include a bargain purchase option, (xi) customary obligations under employment agreements and deferred compensation arrangements, (xii) Contingent Obligations, (xiii) obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business, consistent with past practice or consistent with industry norm, (xiv) any liability for taxes and (xv) any land and port concessions.

33 #157749759 “Indemnified Liabilities”: as defined in Section 9.5(a). “Indemnitee”: as defined in Section 9.5(a). “Independent Financial Advisor”: an accounting, appraisal or investment banking firm or consultant of nationally recognized standing. “Information”: as defined in Section 9.14. “Insolvency”: with respect to any Multiemployer Plan, the condition that such “plan” is insolvent within the meaning of Section 4245 of ERISA. “Intercreditor Agreements”: any Equal Priority Intercreditor Agreement and any Junior Priority Intercreditor Agreement. “Interest Rate”: the Base Rate plus the Applicable Margin. “Investment”: (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the securities of any other Person (other than the Borrower or any Guarantor), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance or capital contribution (other than accounts receivable, trade credit, advances to customers, intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) or any advance to any current or former employee, officer, director, member of management, manager, member, partner, consultant or independent contractor of the Borrower or any Restricted Subsidiary for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business, consistent with practice or consistent with industry norm of the Borrower and/or its Subsidiaries) by the Borrower or any of its Restricted Subsidiaries to any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment (determined, in the case of an Investment made with assets of the Borrower or any Restricted Subsidiary, based on the net book value of the assets invested), minus any payments actually received by such investor representing a Return in respect of such Investment (without duplication of amounts increasing clause (2) of Section 6.1(a)), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time. “Investment Grade Assets”: (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries, (c) investments in any fund that invests at least 90.0% of its assets in investments of the type described in the foregoing clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution and (d) corresponding instruments utilized by any Foreign Subsidiary and customarily used by companies in the jurisdiction of such Foreign Subsidiary for high quality investments. “Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch or the equivalent investment grade credit rating from any other nationally recognized rating agency.

34 #157749759 “IP Rights”: a license or right to use all rights in Designs, patents, trademarks, domain names, copyrights, software, Trade Secrets and all other intellectual property rights. “ISP”: “International Standby Practices 1998” published by the International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit). “Issuance Cap”: with respect to the agreement of an Issuing Bank to consider the Borrower’s requests to issue, amend or extend Letters of Credit hereunder, the maximum aggregate amount of outstanding LC Exposure attributable to Letters of Credit issued by such Issuing Bank (in its capacity as an Issuing Bank) as set forth on Schedule 1.1; provided, that Schedule 1.1 may be modified from time to time to increase or decrease the Issuance Cap of any Issuing Bank, in each case with the prior consent of the Borrower, the Administrative Agent and any such Issuing Bank; provided, further, that (a) the aggregate amount of outstanding LC Exposure shall be subject to Section 2.1(c) and (b) with respect to any Letters of Credit requested to be issued, amended or extended from and after the date any Issuing Bank becomes a Declining Lender, the Issuance Cap for such Issuing Bank shall be deemed to be zero. “Issuance Period”: the period commencing on the Closing Date and ending on the date that is thirty (30) days before the Maturity Date. “Issue Date”: September 2, 2020. “Issuing Bank”: (i) prior to the Second Amendment Effective Date, the Issuing Bank meant Natixis, New York Branch and (ii) thereafter, each Person party hereto as an “Issuing Bank” hereunder as of the Second Amendment Effective Date, and each other Lender (if any) as the Borrower may from time to time select as an Issuing Bank hereunder pursuant to Section 9.6(f); provided that such Lender has agreed in writing to be an Issuing Bank. “Joinder Agreement” a Joinder Agreement, substantially in the form of Exhibit B, duly executed by a Subsidiary made a party hereto pursuant to Section 5.10(a). “Judgment Currency”: as defined in Section 9.17(b). “Junior Lien Priority”: with respect to specified Indebtedness, that such Indebtedness is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Senior Priority Obligations and is subject to a Junior Priority Intercreditor Agreement (it being understood that junior Liens are not required to rank equally and ratably with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting junior Liens). “Junior Priority Collateral Agent”: the Junior Priority Representative for the holders of any Junior Priority Obligations. “Junior Priority Intercreditor Agreement”: an intercreditor agreement with respect to the Collateral, entered into by, among others, the ULCA Collateral Agent, the applicable Junior Priority Collateral Agent(s) and, if applicable, any other Equal Priority Collateral Agent(s), having substantially the same terms as those described in the “Description of Notes—Security for the Notes—Junior Priority Intercreditor Agreement” section of the Offering Memorandum and other usual or customary terms reasonably acceptable to Administrative Agent. “Junior Priority Obligations”: the obligations with respect to any Indebtedness having Junior Lien Priority relative to the Obligations; provided that such Lien is permitted to be incurred under this Agreement, and provided further, that the holders of such Indebtedness or their Junior Priority Representative shall become party to a Junior Priority Intercreditor Agreement.

35 #157749759 “Junior Priority Representative”: any duly authorized representative of any holders of Junior Priority Obligations, which representative is named as such in a Junior Priority Intercreditor Agreement or any joinder thereto. “Law”: all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, any Governmental Authority. “LC Application”: an application for the issuance or amendment of a Letter of Credit on the applicable Issuing Bank’s standard form. “LC Disbursement”: a payment made pursuant to a Letter of Credit by the applicable Issuing Bank. “LC Disbursement Date”: the date of an LC Disbursement. “LC Exposure”: any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. With respect to any Lender, its LC Exposure at any time shall be its Pro Rata Share of the total LC Exposure hereunder at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits No. 600 or Rule 3.13 or Rule 3.14 of the International Standby Practices or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursement under any circumstances with respect to such Letter of Credit. “LC Limit”: with respect to each Lender on any date, that portion of the Total LC Limit that such Lender has agreed, on an uncommitted and fully discretionary basis, to consider making available for participations in Letters of Credit hereunder in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 under the caption “LC Limit” or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as such amount may be changed from time to time in accordance with the terms of this Agreement. The LC Limit of any Declining Lender shall be deemed to be zero from and after the date such Lender becomes a Declining Lender. “LCT Election”: as defined in Section 1.6(a). “LCT Test Date”: as defined in Section 1.6(a). “Lenders”: the Persons listed on Schedule 1.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance; provided, however, that Section 9.5 shall continue to apply to each such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance as if such Person is a “Lender”. “Lender Notice Date”: as defined in Section 2.4(b). “Letter of Credit”: any Existing LC or other letter of credit issued pursuant to this Agreement. “Letter of Credit Participant”: with respect to any Letter of Credit, all of the Lenders other than (a) any Declining Lenders with respect thereto and (b) the Issuing Bank with respect thereto.

36 #157749759 “Lien”: any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Financing Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien. “Limited Condition Transaction”: (i) any acquisition or Investment, including by way of merger, amalgamation, consolidation, Division or similar transaction, not prohibited by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or refinancing of, any Indebtedness, Disqualified Stock or Preferred Stock, (iii) any dividend to be paid on a date subsequent to the declaration thereof or (iv) any Asset Sale or Disposition excluded from the definition of “Asset Sale”. “Liquefaction Development Entity”: (i) any Subsidiary of the Borrower, the principal operations of which are the construction, development, financing or operation of liquefaction facilities and (ii) one or more holding companies, the primary purpose of which is to hold the capital stock of any such entity, either directly or indirectly. “LNG”: natural gas in its liquid state at or below its boiling point at or near atmospheric pressure. “Loan Documents”: this Agreement, the Fee Letters, the Second Amendment Agreement and the Security Documents. “Loan Parties”: the collective reference to the Borrower and each Guarantor. “Management Investors”: the current, former or future officers, directors, managers and employees (and any Immediate Family Members of the foregoing) of the Borrower or any of its Subsidiaries who are or who become direct or indirect investors in the Borrower. “Material Adverse Effect”: any circumstances or conditions that would have a material adverse effect on (a) the ability of the Borrower to perform its payment obligations under this Agreement or any other Loan Document, (b) the rights or remedies of the Secured Parties under this Agreement or any other Loan Document or (c) the business, assets, properties, liabilities or financial condition of the Loan Parties, taken as a whole. “Material Real Estate Asset”: any “fee-owned” real estate asset owned by a Loan Party on the Closing Date, acquired by a Loan Party after the Closing Date or owned by any Person at the time such Person becomes a Loan Party, in each case, having a Fair Market Value in excess of $25.0 million as of the date of acquisition thereof (or the date of substantial completion of any material improvement thereon or new construction thereof) or if the owning entity becomes a Loan Party after the Closing Date, as of the date such Person becomes a Loan Party. “Maturity Date”: July 27, 2023, as such date may be extended from time to time pursuant to Section 2.4; provided that, in each case, if such date is not a Business Day, then the applicable Maturity Date shall be the immediately-preceding Business Day. “Maximum Rate”: as defined in Section 9.25. “Moody’s”: Moody’s Investors Service, Inc. or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. “Mortgage”: any mortgage, deed of trust or other similar agreement made by a Loan Party in favor of the ULCA Collateral Agent or any Common Representative on any Material Real Estate Asset constituting Collateral.

37 #157749759 “Multiemployer Plan”: a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower or any Commonly Controlled Entity has an obligation to make contributions or has any actual or contingent liability. “Net Proceeds”: the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received) received by the Borrower and any of its Restricted Subsidiaries in respect of any Asset Sale, net of (i) all fees and out-of- pocket expenses paid by (or on behalf of) the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees and the amount of all transfer and similar taxes and the Borrower’s good faith estimate of income or other taxes paid or payable (including pursuant to tax sharing arrangements or any tax distributions) in connection with such Asset Sale), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset disposed of in such Asset Sale and which is required to be repaid or otherwise comes due and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Asset Sale, (v) the pro rata portion of such Net Proceeds (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower and its Restricted Subsidiaries as a result thereof, (vi) the amount of any liabilities (other than Indebtedness in respect of the Notes) directly associated with such asset and retained by the Borrower or any Restricted Subsidiary, (vii) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness (other than any unsecured Indebtedness) required (other than required by Section 4.10(b) of the Existing Indentures) to be paid as a result of such transaction and (viii) any costs associated with unwinding any related Hedging Obligations in connection with such Asset Sale. “Non-Consenting Lender”: as defined in Section 2.6. “Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time. “Non-Extending Lender”: as defined in Section 2.4(b). “Non-Financing Lease Obligation”: a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight line or operating lease shall be considered a Non-Financing Lease Obligation. “Non-Public Information”: material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower and its Subsidiaries or their securities. “Obligations”: the collective reference to (a) the Borrower Obligations and (b) the Guarantor Obligations. “Offering Memorandum”: the Offering Memorandum dated August 19, 2020 relating to the offering of the 2025 Notes and as in effect on the Closing Date. “Officer’s Certificate”: a certificate signed on behalf of the Borrower by a Responsible Officer of the Borrower or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Agreement.

38 #157749759 “Organizational Documents”: with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and bylaws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (v) in the case of any trust, the declaration of trust and trust agreement (or similar document) of such Person and (vi) in any other case, the functional equivalent of the foregoing. “Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any LC Exposure or Loan Document). “Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.6). “Participant”: as defined in Section 9.6(b). “Participant Register”: as defined in Section 9.6(b). “PATRIOT Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Payment Recipient”: as defined in Section 8.14(a). “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Pension Plan”: a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Borrower may have liability, including any liability by reason of the Borrower’s (a) being jointly and severally liable for liabilities of any Commonly Controlled Entity in connection with such Pension Plan, (b) having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or (c) being deemed to be a contributing sponsor under Section 4069 of ERISA. “Permit”: any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, registration, notification, authorization, franchise, privilege, grant, waiver, exemption and other similar concession or bylaw, rule or regulation of, by or from any Governmental Authority. “Permitted Asset Swap”: the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person. “Permitted Holders”: (a) any of Fortress, the Management Investors and their respective Affiliates, (b) any Person who is acting solely as an underwriter or initial purchaser in connection with a public or private offering of Equity Interests of the Borrower, acting in such capacity, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members and any member of such group; provided that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, no Person or other group

39 #157749759 (other than the Permitted Holders specified in clauses (a), (b) or (d) of this definition) owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of the Borrower held by such group, and (d) any Permitted Plan. “Permitted Investments”: (a) cash or Investments that were Cash Equivalents or Investment Grade Assets at the time made; (b) (i) Investments existing on the Closing Date in the Borrower or in any Restricted Subsidiary or (ii) Investments made after the Closing Date in the Borrower and/or one or more Restricted Subsidiaries (including, in each case, guarantees of obligations of Restricted Subsidiaries); (c) Investments (i) constituting deposits, prepayments, trade credit (including the creation of receivables) and/or other credits to suppliers or lessors, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, lessors, licensors and licensees, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary; (d) Investments in joint ventures and Unrestricted Subsidiaries (with respect to each such Investment, as valued at Fair Market Value of such Investment at the time such Investment is made or, at the option of the Borrower, committed to be made); provided that the amount of such Investment (as so valued) shall not cause the aggregate amount of all such Investments made pursuant to this clause (d) and outstanding at the time of such Investment, after giving pro forma effect to such Investment, to exceed the greater of $100.0 million and 25.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; provided, further however, that if any Investment pursuant to this clause (d) is made in any Person that is an Unrestricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (d); (e) Any Investment by the Borrower or any of its Restricted Subsidiaries of all or substantially all of the assets of, or any business line, unit, division or product line (including research and development and related assets in respect of any product): (i) in any Person or the Equity Interests of any Person who is engaged in a Similar Business and becomes a Restricted Subsidiary (and, in any event, including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or by means of a Division); or (ii) if as a result of such Investment, such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit, product line or line of business) to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, Division, consolidation, transfer, conveyance or redesignation; (f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, replacement, renewal or extension increases the amount of such Investment except by the terms thereof in effect on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or as otherwise not prohibited by this Agreement;

40 #157749759 (g) Investments (including earn-outs) received in lieu of cash in connection with an Asset Sale made pursuant to the provisions of Section 6.4 or any other disposition of assets not constituting an Asset Sale; (h) loans or advances to, or guarantees of Indebtedness of, present or former employees, directors, members of management, officers, managers, members, partners, consultants or independent contractors (or any Immediate Family Member of the foregoing) of the Borrower, its Subsidiaries and/or any joint venture (i) to the extent permitted by applicable Requirements of Law, in connection with such Person’s purchase of Equity Interests of the Borrower, so long as any cash proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Equity Interests, (ii) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that after giving pro forma effect to the making of any such loan, advance or guarantee, the aggregate principal amount of all loans, advances and guarantees made in reliance on this clause (h) then outstanding (measured as of the date such Investment is made or, at the option of the Borrower, committed to be made) shall not exceed the greater of $15.0 million and 5.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; (i) Investments (i) made in the ordinary course of business, consistent with past practice or consistent with industry norm in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business, consistent with past practice or consistent with industry norm or (ii) consisting of extensions of credit in the nature of accounts receivable, performance guarantees or Contingent Obligations or notes receivable arising from the grant of trade credit in the ordinary course of business, consistent with past practice or consistent with industry norm; (j) Investments consisting of (or resulting from) (i) Indebtedness permitted under Section 6.3, (ii) Permitted Liens, (iii) Restricted Payments permitted under Section 6.1 (other than a Restricted Payment permitted under Section 6.1(b)(ix)) and (iv) Asset Sales permitted under Section 6.4 or any other disposition not constituting an Asset Sale (other than pursuant to clause (a), (b), (c)(ii) (if made in reliance on clause (B) therein) and (g) of the definition thereof); (k) Investments in the ordinary course of business, consistent with past practice or consistent with industry norm consisting of endorsements for collection or deposit and customary trade arrangements with customers; (l) Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, consistent with past practice or consistent with industry norm, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes; (m) loans and advances of payroll payments or other compensation (including deferred compensation) to present or former employees, directors, members of management, officers, managers, members, partners, independent contractors or consultants of the Borrower and/or any Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm; (n) Investments to the extent that payment therefor is made solely with Qualified Capital Stock of the Borrower; (o) (i) Investments of any Restricted Subsidiary that is acquired after the Closing Date, or of any Person merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise not prohibited by this Agreement to the extent that such Investments were not made in contemplation of or in connection

41 #157749759 with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this clause (o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise not prohibited by this Agreement; (p) [Reserved]; (q) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount (with respect to each such Investment, as valued at the Fair Market Value of such Investment at the time such Investment is made or, at the option of the Borrower, committed to be made) then outstanding not to exceed: (i) the greater of $125.0 million and 35.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries (measured as of the date such Investment is made, or at the option of the Borrower, committed to be made); plus (ii) in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, at the election of the Borrower, an amount equal to 100.0% of the Fair Market Value of such Investment as of the date on which such Person becomes a Restricted Subsidiary; provided that if the Borrower elects to apply the Fair Market Value of any such Investment (other than any Investment made pursuant to clause (q)(i)) in the manner described above in order to increase availability under this clause (q), then such Fair Market Value, and such Person becoming a Restricted Subsidiary, shall not increase the amount available for Restricted Payments under clause (2) of Section 6.1(a) or reduce the amount of outstanding Investments under the provision pursuant to which such Investment was initially made; (r) [Reserved]; (s) to the extent constituting Investments, (i) guarantees of leases (other than Financing Leases) or of other obligations not constituting Indebtedness of the Borrower and/or its Restricted Subsidiaries and (ii) guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm; (t) [Reserved]; (u) [Reserved]; (v) Investments in Subsidiaries of the Borrower in connection with internal reorganizations and/or tax restructuring entered into among the Borrower and/or its Restricted Subsidiaries; (w) any Derivative Transactions of the type permitted under Section 6.3(b)(xix); (x) Investments consisting of the licensing of intellectual property or other works of authorship for the purpose of joint marketing arrangements with other Persons; (y) repurchases of the Existing Notes and any other Senior Indebtedness; (z) (i) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law and (ii) Investments of assets relating to any non-qualified deferred payment plan or similar employee compensation plan in the ordinary course of business, consistent with past practice or consistent with industry norm; (aa) Investments in the Borrower, any Subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities and/or customary

42 #157749759 buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements, in each case, entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (bb) additional Investments so long as, after giving effect thereto on a pro forma basis, the Consolidated Total Debt Ratio does not exceed 2.50 to 1.00; (cc) any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary; (dd) [Reserved]; (ee) Investments in Receivables Subsidiaries required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and Cash Equivalents to Receivables Subsidiaries to finance the purchase of assets from the Borrower or any Restricted Subsidiary or to otherwise fund required reserves); (ff) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust (or any Immediate Family Member of the foregoing) subject to claims of creditors in the case of a bankruptcy of the Borrower or any Restricted Subsidiary; (gg) to the extent that they constitute Investments, purchases, acquisitions, licenses or leases of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights or the contribution of IP Rights pursuant to joint marketing arrangements, in each case in the ordinary course of business, consistent with past practice or consistent with industry norm; (hh) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business, consistent with past practice or consistent with industry norm or in connection with cash management operations of the Borrower and its Subsidiaries; (ii) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a casualty event; (jj) Investments to the extent required by applicable rules under the Exchange Act or by any governmental authority, including any Investment made in order to avoid early warning or notice requirements under such rules or requirements; (kk) [Reserved]; and (ll) any transaction to the extent it constitutes an Investment that is not prohibited by and is made in accordance with the provisions of Section 6.5 (except transactions permitted by Section 6.5(b)(iv)(1) by reference to Section 6.1 or this definition and Section 6.5(b)(xv) and (xix)). “Permitted Liens”: (a) Liens securing the Indebtedness incurred under the Credit Agreement and Indebtedness incurred under Credit Facilities permitted under Section 6.3(b)(i); including any letter of credit facility relating thereto, that was, at the time such Indebtedness is deemed to be incurred, not prohibited or deemed to be not prohibited by the terms of this Agreement to be incurred pursuant to Section 6.3(b)(i); (b) Liens for taxes, assessments or other governmental charges (i) which are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment, (ii) which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves

43 #157749759 with respect thereto are maintained on the books of the Borrower or any of its Restricted Subsidiaries in accordance with GAAP, (iii) which are on property that the Borrower or any of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iv) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect; (c) Liens (and rights of setoff) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens (including, without limitation, any maritime liens, whether or not statutory, that are recognized or given effect to as such by the law of any applicable jurisdiction) imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days or that are unfiled and no other action has been taken to enforce such Liens or those that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect; (d) Liens incurred or deposits made in the ordinary course of business, consistent with past practice or consistent with industry norm (i) in connection with workers’ compensation, pension, unemployment insurance, employers’ health tax and other types of social security or similar laws and regulations or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (ii) to secure the performance of tenders, statutory obligations, surety, stay, customs, appeal, performance and/or completion bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations but exclusive of obligations for the payment of borrowed money), (iii) securing or in connection with (x) any liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty, liability or other insurance (including self-insurance) to the Borrower or its Subsidiaries or otherwise supporting the payment of items set forth in the foregoing clause (i) or (y) leases or licenses of property otherwise not prohibited by this Agreement and use and occupancy agreements, utility services and similar transactions entered into in the ordinary course of business, consistent with past practice or consistent with industry norm and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above; (e) Liens consisting of survey exceptions, easements, rights-of-way, restrictions, encroachments, and other similar encumbrances or minor defects or irregularities in title, in each case that would not reasonably be expected to result in a Material Adverse Effect; (f) Liens consisting of any (i) interest or title of a lessor or sublessor under any lease of real estate entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) landlord lien not prohibited by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii); (g) Liens solely on any cash advance, earnest money or escrow deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment or disposition not prohibited under this Agreement; (h) Liens or purported Liens evidenced by the filing of UCC financing statements, including precautionary UCC financing statements, or any similar filings made in respect of (i) Non-Financing Lease Obligations or consignment or bailee arrangements entered into by the Borrower or

44 #157749759 any of its Restricted Subsidiaries and/or (ii) the sale of accounts receivable in the ordinary course of business, consistent with past practice or consistent with industry norm (to the extent otherwise permitted herein) for which a UCC financing statement is required; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) Liens in connection with any zoning, building, land use or similar Requirements of Law or right reserved to or vested in any governmental authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Borrower or any of its Restricted Subsidiaries to (i) control or regulate the use of any or dimensions of real property or the structure thereon that would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order or (ii) terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuation thereof; (k) Liens securing Refinancing Indebtedness permitted pursuant to Section 6.3(b)(xvii) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Section 6.3(a) or Sections 6.3(b)(i), (ii), (x), (xi), (xiv), (xv), (xvii), (xviii), (xxi), (xxiii), (xxiv), (xxv), (xli) or (xlii) or (y) Indebtedness that is secured in reliance on clause (u) below (without duplication of any amount outstanding thereunder)); provided that (i) no such Lien extends to any property or asset of the Borrower or any Restricted Subsidiary that did not secure the Indebtedness being refinanced, other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (B) in the case of any property or assets financed by Indebtedness, Disqualified Stock or Preferred Stock or subject to a Lien securing Indebtedness, in each case, not prohibited by Section 6.3, the terms of which Indebtedness, Disqualified Stock or Preferred Stock require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property and (C) the proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.3(b)(xiv) provided by any lender may be cross- collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) if such Liens are consensual Liens that are secured by the Collateral, then the Borrower may elect to have the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) enter into an Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank (I) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked equal in priority with the Liens on the Collateral securing the Secured Notes Obligations, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations or junior in priority to the Liens on the Collateral securing the Secured Notes Obligations or (II) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked junior in priority to the Liens on the Collateral securing the Secured Notes Obligations, junior in priority to the Liens on the Collateral securing the Secured Notes Obligations but, in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents; (l) Liens existing on the Closing Date or pursuant to agreements in existence on the Closing Date and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any property or asset of the Borrower or any Restricted Subsidiary that was not subject to the original Lien, other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (B) in the case of any property or assets financed by Indebtedness or subject to a Lien securing Indebtedness, in either case permitted under Section 6.3, the terms of which Indebtedness require or include a pledge of after-acquired property to secure such Indebtedness and related

45 #157749759 obligations, any such after-acquired property and (C) the proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.3(b)(xiv) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if the same constitute Indebtedness, is not prohibited by Section 6.3; (m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.3(b)(xxv) and customary security deposits, related contract rights and payment intangibles related thereto; (n) Liens securing Indebtedness permitted pursuant to Section 6.3(b)(xiv), (xviii), or (xxi); (o) Liens securing Indebtedness permitted pursuant to Section 6.3(b)(xv) on the property or other asset the acquisition or Investment in which is financed thereby or on the Equity Interests and assets of the newly acquired Restricted Subsidiary or Liens otherwise existing on property at the time of its acquisition or existing on the property or Equity Interests or other assets of any Person at the time such Person becomes a Restricted Subsidiary (including by the designation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that no such Lien (A) extends to or covers any other assets (other than (x) any replacements, additions and accessions thereto, any improvements thereon and any proceeds or products thereof, (y) after-acquired property to the extent such Indebtedness requires or includes, pursuant to its terms at the time assumed, a pledge of after-acquired property of such Person, and any replacements, additions and accessions thereto, any improvements thereon and any proceeds or products thereof, and customary security deposits in respect thereof and (z) in the case of multiple financings of equipment provided by any lender or its Affiliates, other equipment financed by such lender or its Affiliates, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) or (B) was created in contemplation of the applicable acquisition of the Person, assets or Equity Interests; (p) (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens on the proceeds of any Indebtedness in favor of the holders of such Indebtedness incurred in connection with any transaction permitted under this Agreement, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (v) Liens consisting of an agreement to dispose of any property in a disposition permitted under Section 6.4, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (q) Liens on assets of Restricted Subsidiaries that are not Guarantors (including Equity Interests owned by such Persons); (r) (i) Liens securing obligations (other than obligations representing indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Restricted Subsidiaries and (ii) Liens not securing indebtedness for borrowed money

46 #157749759 that are granted in the ordinary course of business, consistent with past practice or consistent with industry norm and customary in the operation of the business of the Borrower and its Restricted Subsidiaries; (s) [Reserved]; (t) [Reserved]; (u) other Liens on assets securing Indebtedness; provided that, at the time of incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate amount of Indebtedness and other obligations then outstanding and secured thereby shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $100.0 million and 25.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries provided that, if such Liens are consensual Liens that are secured by the Collateral, then the Borrower may elect to have the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) enter into an Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Obligations but, in any event, shall not be required to enter into any such intercreditor with respect to any Collateral consisting of cash and Cash Equivalents; (v) (i) Liens on assets securing, or otherwise arising from, judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation not constituting an Event of Default under Section 7.1(a)(6) and (ii) any pledge and/or deposit securing any settlement of litigation; (w) (i) leases (including ground leases and leases of vehicles, tankers and ISO containers), licenses, subleases or sublicenses granted to others in the ordinary course of business, consistent with past practice or consistent with industry norm (and other agreements pursuant to which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies or services), or which would not reasonably be expected to result in a Material Adverse Effect, and (ii) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located; (x) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments or any Investment permitted under Section 6.1 arising out of such repurchase transactions and reasonable customary initial deposits and margin deposits and similar Liens attaching to pooling, commodity trading accounts or other brokerage accounts maintained in the ordinary course of business, consistent with past practice or consistent with industry norm and not for speculative purposes; (y) Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments permitted under Section 6.3(b)(v), (vi), (viii), or (xxvii); (z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of any asset in the ordinary course of business, consistent with past practice or consistent with industry norm or (ii) by operation of law under Article 2 of the UCC (or any similar Requirements of Law under any jurisdiction); (aa) Liens (other than, if granted in favor of any Person that is not the Borrower or a Guarantor, Liens on the Collateral ranking on an equal or senior priority basis to the Liens on the Collateral securing the Obligations) securing Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary and not prohibited to be incurred in accordance with Section 6.3;

47 #157749759 (bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (cc) (i) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s accounts payable or other obligations in respect of documentary or trade letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (ii) Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (iii) receipt of progress payments and advances from customers in the ordinary course of business, consistent with past practice or consistent with industry norm to the extent the same creates a Lien on the related inventory and proceeds thereof; (dd) Liens securing obligations of the type described in Section 6.3(b)(vii) and/or (xix); (ee) (i) Liens on Equity Interests of Unrestricted Subsidiaries, (ii) Liens on Equity Interests of joint ventures securing capital contributions to, or Indebtedness or other obligations of, such joint ventures, (iii) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement and (iv) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries; (ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, satisfaction, discharge or redemption of Indebtedness; (gg) Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (hh) Liens disclosed in any mortgage policy or survey with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; (ii) Liens on receivables and related assets incurred in connection with Permitted Receivables Financings; (jj) Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the UCC (or any comparable or successor provision) on the items in the course of collection and (ii) in favor of a banking or other financial institution or electronic payment service provider arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry; (kk) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business, consistent with past practice or consistent with industry norm; (ll) Liens securing Indebtedness incurred in reliance on Section 6.3(b)(xxxix); (mm) other Liens on assets securing Indebtedness; provided that, at the time of incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate amount of Indebtedness then outstanding and secured thereby shall not exceed an amount such that (I) in the case of any such Liens secured by the Collateral that have Equal Lien Priority (but without regard to the control of remedies) relative to the Liens on the Collateral securing the Obligations, the Consolidated First Lien Debt Ratio does not exceed either (x) 3.00 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction) or (y) solely if incurred in connection with an acquisition, Investment or other similar transaction, the Consolidated First Lien Debt Ratio in effect immediately prior to giving effect to the incurrence of such Liens, in each case, calculated on a pro forma basis, (II) in the case of any such Liens secured by the Collateral that have Junior Lien

48 #157749759 Priority relative to the Liens securing the Secured Notes Obligations, the Consolidated Secured Debt Ratio does not exceed either (x) 4.00 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction) or (y) solely if incurred in connection with an acquisition, Investment or other similar transaction, the Consolidated Secured Debt Ratio in effect immediately prior to giving effect to the incurrence of such Liens, in each case, calculated on a pro forma basis and (III) in the case of any such Indebtedness that is secured by assets that do not constitute Collateral (assuming, for purposes of this clause (III) and future ratio calculations for so long as such Indebtedness remains outstanding, that such assets constitute Collateral), the Consolidated Secured Debt Ratio does not exceed either (x) 4.00 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction) or (y) if incurred in connection with an acquisition, Investment or other similar transaction, the Consolidated Secured Debt Ratio in effect immediately prior to giving effect to the incurrence of such Liens, in each case, calculated on a pro forma basis; provided that, if such Liens are consensual Liens that are secured by the Collateral, then the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into an Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations but, in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents; (nn) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (oo) Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance or incurrence of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose; (pp) Liens securing the 2025 Notes (other than any 2025 Additional Notes issued after the Closing Date) and the related 2025 Note Guarantees; (qq) Liens securing the 2026 Notes (other than any 2026 Additional Notes issued after the Closing Date) and the related 2026 Note Guarantees; (rr) Liens with respect to any vessel for maritime torts with respect to damage resulting from allisions, collisions, cargo damage, property damage, conversion (wrongful possession), pollution, personal injury and death, maintenance and cure, and unseaworthiness, in each case, that are covered by insurance (subject to reasonable deductibles); and (ss) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary arising from vessel chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to vessels or masters’, officers’ or crews’ wages and maritime Liens, that, in the case of each of the foregoing, were not incurred or created to secure the payment of Indebtedness and that in the aggregate do not materially adversely affect the value of the properties subject to such Liens or materially impair the use for the purposes of which such properties are held by the Borrower and its Restricted Subsidiaries.

49 #157749759 For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. “Permitted Receivables Financing”: any Receivables Financing of a Receivables Subsidiary that meets the following conditions: (a) the Board of Directors of the Borrower or any direct or indirect parent of the Borrower shall have determined in good faith that such Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries; (b) all sales of accounts receivable and related assets by the Borrower or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value; and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the Receivables Financing is first introduced (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. “Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or any other entity. “Platform”: Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system. “Post-Closing Actions”: as defined in Section 5.12. “Preferred Stock”: any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up. “Prime Rate”: the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by Issuing Bank); and each change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate. “pro forma basis” or “pro forma effect”: with respect to any determination of the Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Fixed Charge Coverage Ratio, Consolidated EBITDA, Annualized EBITDA, Debt to Total Capitalization Ratio, or Consolidated Total Assets (including component definitions thereof) or any other calculation under this Agreement, that each Subject Transaction required to be calculated on a pro forma basis in accordance with Section 1.7 shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any ratio, test, covenant, calculation or measurement for which such calculation is being made and that: (a) (i) in the case of (A) any disposition of all or substantially all of the Equity Interests of any Restricted Subsidiary or any division, facility, business line and/or product line of the Borrower or any Restricted Subsidiary and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative and including any Run Rate Benefits related thereto) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made and (ii) in the case of any acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative and including any Run Rate Benefits related thereto) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made; it being understood that any pro forma adjustment described in the definition of “Consolidated EBITDA”

50 #157749759 may be applied to any such ratio, test, covenant, calculation or measurement solely to the extent that such adjustment is consistent with the definition of “Consolidated EBITDA”, (b) any retirement, refinancing, prepayment or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made, (c) any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have been incurred as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made; provided that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Financing Lease shall be deemed to accrue at an interest rate reasonably determined by an officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP, (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower and (iv) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the applicable date of determination, and (d) the acquisition of any asset included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its Subsidiaries, or the disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test, covenant or calculation for which such calculation is being made. “Property”: any right or interest in or to property of any kind whatsoever, whether real or immovable, personal or moveable or mixed and whether tangible or intangible, corporeal or incorporeal, including Equity Interests. “Pro Rata Share”: as to any Lender at any time, the percentage equivalent of the quotient (rounded to the ninth decimal place) obtained by dividing such Lender’s LC Limit by the Total LC Limit. “Public Lenders”: as defined in Section 9.2(d). “Qualified Capital Stock”: of any Person means any Equity Interests of such Person that is not Disqualified Stock. “Qualified Liquefaction Development Entities”: (i) Bradford County Real Estate Holdings LLC, (ii) any Liquefaction Development Entity which is designated by the Borrower as a Qualified Liquefaction Development Entity and (iii) any Subsidiary of a Qualified Liquefaction Development Entity. “Receivables Fees”: distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing. “Receivables Financing”: any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, contribute, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables

51 #157749759 Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedge Agreements entered into by the Borrower or any such Subsidiary in connection with such accounts receivable. “Receivables Repurchase Obligation”: any obligation of a seller of receivables in a Permitted Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Receivables Subsidiary”: a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Permitted Receivables Financing with the Borrower in which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries or a direct or indirect parent of the Borrower and all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower (as provided below) as a Receivables Subsidiary and: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. “Recipient”: (a) the Administrative Agent, (b) any Lender, (c) any Issuing Bank or (d) Sole Lead Arranger, as applicable. “Refinancing Indebtedness”: as defined in Section 6.3(b)(xvii). “Refunding Capital Stock”: as defined in Section 6.1(b)(viii). “Register”: as defined in Section 9.6(c). “Regulation D”: Regulation D of the Board as in effect from time to time. “Regulation T”: Regulation T of the Board as in effect from time to time.

52 #157749759 “Reimbursement Obligation”: the Borrower’s obligation to repay any LC Disbursements as provided in Section 2.1(e). “Reimbursement Payment”: a payment made by or on behalf of the Borrower in partial or complete satisfaction of a Reimbursement Obligation. “Related Business Assets”: assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary. “Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an affiliate of such Lender. “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Release”: any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment, or from, into or through any structure or facility. “Replacement Lender”: as defined in Section 2.6. “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement is waived. “Request for LC Activity”: as defined in Section 2.1(d). “Required Cash Level”: at any time, the following amounts required to be on deposit in Dollars in the Collateral Account pursuant to Section 2.5: (a) prior to the date that is fifteen (15) Business Days prior to the then-current Maturity Date, 20% of the Stated Amount of each Letter of Credit (in addition to any amounts required pursuant to Section 2.5(b) or (d)); (b) if and when required pursuant to Section 2.5(b), an amount equal to the difference of (x) 102% of the LC Exposure with respect to all Letters of Credit issued and outstanding hereunder by such Issuing Bank (as determined at such time by the Administrative Agent) (after giving effect to such Credit Event described in Section 2.5(b)), in the aggregate, minus (y) such Issuing Bank’s Issuance Cap; (c) from and after the date that is fifteen (15) Business Days prior to the then- current Maturity Date, if any Letter of Credit is scheduled to remain outstanding on or after the then-current Maturity Date and the applicable Issuing Bank has not agreed to an extension of the then-current Maturity Date in accordance with Section 2.4, 102% of the LC Exposure (as determined at such time by the Issuing Bank) with respect to such Letter(s) of Credit as of the then-current Maturity Date; (d) if and when required pursuant to Section 7.1(b)(ii), the applicable amount specified in Section 7.1(b)(ii)(B); and (e) if and when required pursuant to Section 2.5(f), the applicable amount specified in Section 2.5(f). “Required Lenders”: at any time, Lenders holding more than fifty percent (50%) of (i) the sum of Total LC Limit plus the aggregate amount of all then outstanding LC Exposure of all Declining Lenders or (ii) if all LC Limits have been terminated or otherwise reduced to zero, the aggregate amount of all LC Exposure then outstanding. The LC Limit and LC Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Requirements of Law”: with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions,

53 #157749759 decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any governmental authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer”: with respect to any Loan Party, the chief executive officer, president, chief financial officer, vice president, treasurer, assistant treasurer, controller, secretary, assistant secretary, board member or manager of such Loan Party, or any other authorized officer or signatory of such Loan Party. “Restricted Debt Payments”: as defined in Section 6.1(a). “Restricted Investment”: an Investment other than a Permitted Investment. “Restricted Payments”: as defined in Section 6.1(a). “Restricted Subsidiary”: at any time, with respect to any Person, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary. Upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a “Restricted Subsidiary”. Unless the context otherwise requires, any references to Restricted Subsidiary refer to a Restricted Subsidiary of the Borrower. “Return”: with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other similar amount received or realized in respect thereof. “S&P”: S&P Global Ratings, a division of S&P Global Inc., or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. “Sale and Lease-Back Transaction”: any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of. “Sanctions”: as defined in Section 3.22(c). “SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority). “Second Amendment Agreement”: that certain Second Amendment to the Uncommitted Letter of Credit and Reimbursement Agreement, dated as of the Second Amendment Effective Date, and entered into by and among Borrower, the Guarantors party thereto, the Administrative Agent, the ULCA Collateral Agent the Issuing Banks party thereto and the Lenders party thereto. “Second Amendment Effective Date”: July 27, 2022. “Secured Indebtedness”: any Indebtedness secured by a Lien. “Secured Notes Obligations”: collectively, the 2025 Secured Notes Obligations and the 2026 Secured Notes Obligations. “Secured Parties”: a collective reference to the Administrative Agent, the ULCA Collateral Agent, the Lenders and the Issuing Banks. “Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

54 #157749759 “Security Agreement”: that certain Amended and Restated Pledge and Security Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors and the ULCA Collateral Agent. “Security Documents”: the Security Agreement, the Mortgages, the Ship Mortgages, the Control Agreement and any other security agreements relating to the Collateral securing the Obligations and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral securing the Obligations (including financing statements under the Uniform Commercial Code of the relevant states), each for the benefit of the ULCA Collateral Agent. “Senior Indebtedness”: (a) all Indebtedness of the Borrower or any Restricted Subsidiary outstanding under the Credit Agreement and the Existing Notes and related Existing Note Guarantees (including in each case interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Borrower or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Borrower or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; (b) the Obligations, and all (i) Hedging Obligations (and guarantees thereof) and (ii) Indebtedness of the Borrower and/or any Guarantor in respect of Banking Services (and guarantees thereof); provided that such Hedging Obligations and Indebtedness, as the case may be, are permitted to be incurred under the terms of this Agreement; (c) any other Indebtedness of the Borrower or any Restricted Subsidiary permitted to be incurred under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Obligations; and (d) all obligations with respect to the items listed in the preceding clauses (a), (b) and (c); provided, however, that Senior Indebtedness shall not include: (i) any obligation of such Person to the Borrower or any of its Subsidiaries; (ii) any liability for U.S. or foreign federal, state, local or other taxes owed or owing by such Person; (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business; (iv) any Indebtedness or other obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person; or (v) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement. “Senior Lien Priority”: with respect to specified Indebtedness, that such Indebtedness is secured by a Lien that is senior in priority to the Liens on the Collateral securing the Junior Priority Obligations, including the Liens securing the Equal Priority Obligations, and is subject to a Junior Priority Intercreditor Agreement. “Senior Priority Obligations”: (x) the Equal Priority Obligations and (y) any obligations with respect to any Indebtedness having a Junior Lien Priority relative to the Obligations with respect to the Collateral and having Senior Lien Priority relative to the Junior Priority Obligations; provided, that the

55 #157749759 holders of such Indebtedness or their Senior Priority Representative shall become party to a Junior Priority Intercreditor Agreement and any other applicable intercreditor agreements. “Senior Priority Representative”: any duly authorized representative of any holders of Senior Priority Obligations, which representative is named as such in a Junior Priority Intercreditor Agreement or any joinder thereto. “Series”: (1) with respect to the Equal Priority Secured Parties, each of (i) the 2025 Secured Notes Secured Parties (in their capacity as such), (ii) the 2026 Secured Notes Secured Parties (in their capacity as such) (iii) the secured parties under the Credit Agreement and (iv) the Additional Equal Priority Secured Parties that are represented by a common representative (in its capacity as such for such Additional Equal Priority Secured Parties) and (2) with respect to any Equal Priority Obligations, each of (i) the 2025 Secured Notes Obligations, (ii) the 2026 Secured Notes Obligations (iii) the obligations incurred pursuant to the Credit Agreement and (iv) the Additional Equal Priority Obligations incurred pursuant to any applicable agreement, which are to be represented under the Equal Priority Intercreditor Agreement by a common representative (in its capacity as such for such Additional Equal Priority Obligations). “Shared Collateral”: at any time, Collateral in which the holders of two or more Series of Equal Priority Obligations hold a valid and perfected security interest at such time. If more than two Series of Equal Priority Obligations are outstanding at any time and the holders of less than all Series of Equal Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Equal Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time. “Ship Mortgage”: any mortgage, deed of trust or other similar agreement made by a Loan Party in favor of the Issuing Bank or any Common Representative, for the benefit of the Issuing Bank, on any tanker or other marine vessel constituting Collateral. “Significant Subsidiary”: any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date; provided that, solely for purposes of Section 7.1(a)(7), each Restricted Subsidiary forming part of a group is subject to an Event of Default under such clause. “Similar Business”: any business conducted, engaged in or proposed to be conducted by the Borrower or any of its Subsidiaries on the Closing Date or any business that is similar, incidental, complementary, ancillary, supportive, synergetic or reasonably related businesses or reasonable extensions thereof (and non-core incidental businesses acquired in connection with any acquisition or Investment or other immaterial businesses). “Sole Lead Arranger”: Natixis, New York Branch, in its capacities as sole lead arranger and documentation agent. “Solvent”: with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, respectively; (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such

56 #157749759 businesses are conducted on such date. “Specified Hedge Agreement”: as defined in clause (i) of the definition of Indebtedness. “Standard Securitization Undertakings”: representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. “Stated Amount”: with regard to each Letter of Credit, the total amount available to be drawn under such Letter of Credit in accordance with the terms of such Letter of Credit. “Stated Maturity Date”: as defined in the Credit Agreement. “Subject Lien”: as defined in Section 6.6(a). “Subject Transaction”: with respect to any Test Period, (a) the Transactions, (b) any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or the Capital Stock of any Person (and, in any event, including any Investment in (i) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (ii) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is not prohibited by this Agreement, (c) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary (or any facility, business unit, line of business, product line or division of the Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Agreement, (e) any incurrence or prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or refinancing of Indebtedness, (f) the implementation of any Run Rate Initiative, (g) any tax restructuring, (h) [Reserved], (i) the entry into any Customer Contract and/or (j) any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant or requires such test or covenant to be calculated on a pro forma basis. “Subordinated Indebtedness”: (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor. “Subsidiary”: with respect to any Person: (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

57 #157749759 For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Loan Documents, regardless of whether such entity is consolidated on the Borrower’s or any of its Restricted Subsidiaries’ financial statements. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Successor Company”: as defined in Section 6.9(a)(i). “Successor Guarantor”: as defined in Section 6.9(c)(i). “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Terminated Lender”: as defined in Section 2.6. “Termination Conditions”: collectively, (a) the payment in full in cash of the Obligations (other than Unasserted Contingent Obligations) and (b) the expiration or termination of all Letters of Credit (except those that have been cash collateralized in accordance with the terms of this Agreement or, if the applicable Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the relevant Issuing Bank). “Test Period”: (x) for any determination under this Agreement other than determining compliance with Section 6.10, the fiscal quarter then most recently ended for which financial statements are internally available and (y) for any determination of compliance with Section 6.10 (including calculation of any component of the ratios tested therein), the last day of the then most recently ended fiscal quarter or fiscal year of the Borrower with respect to which financial statements have been delivered pursuant to Section 5.1(a) or Section 5.1(b). “Total LC Limit”: (i) initially, the aggregate amount of LC Limits of all Lenders in the aggregate (as such Total LC Limit may be increased from time to time pursuant to Section 2.8), and (ii) from and after the first Conversion to Approving Lenders Date, the amount equal to the aggregate of each Approving Lender’s LC Limit as of the date of determination. The initial amount of the Total LC Limit is $250,000,000. “Total LC Limit Increase”: as defined in Section 2.8(a). “Total LC Limit Increase Effective Date”: as defined in Section 2.8(c). “Total Loss”: as defined in Section 6.3(b)(xlii). “Trade Secrets”: any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, software (to the extent not a copyright) and data collections. “Transaction Costs”: fees, premiums, expenses, closing payments and other similar transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Borrower and/or its Subsidiaries in connection with the Transactions. “Transactions”: all the transactions (and any transactions related thereto) described in the definition of “Transactions” in the Offering Memorandum. “Transferee”: as defined in Section 9.14. “Treasury Capital Stock”: as defined in Section 6.1(b)(viii).

58 #157749759 “UK Collateral Documents”: each of (a) the English law governed share charge dated 13 August 2021 entered into between Atlantic Energy Holdings LLC, Fortress Investment Group (UK) Ltd and Natixis, New York Branch; (b) the English law governed debenture dated 13 August 2021 entered into between NFE International Holdings Limited and Natixis, New York Branch; (c) the English law governed debenture dated 23 March 2022 entered into between NFE UK Holdings Limited, NFE Global Holdings Limited and Natixis, New York Branch; (d) the English law governed share charge dated 23 March 2022 entered into between NFE International Holdings Limited, Fortress Investment Group (UK) Ltd and Natixis, New York Branch and (e) the English law governed debenture dated 13 September 2021 entered into between NFE Mexico Terminal Holdings Limited, NFE Mexico Power Holdings Limited and Natixis, New York Branch. “UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “ULCA Collateral Agent”: as defined in the preamble; provided that, for the avoidance of doubt, any reference to the "ULCA Collateral Agent" prior to the Second Amendment Effective Date shall be deemed to be a reference to Natixis, New York Branch as Issuing Bank. “Unasserted Contingent Obligations”: at any time, Obligations for taxes, costs, indemnifications, reimbursements (including, prior to the date on which an LC Disbursement is made for any Letter of Credit, Reimbursement Obligations under such Letter of Credit), damages and other liabilities (excluding Obligations in respect of the principal of, and interest and premium (if any) on, any Obligation) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee at such time). “Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction. “Unpaid Drawing”: as defined in Section 2.1(e)(ii)(2). “Unrestricted Subsidiary”: (1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below); (2) any Subsidiary of an Unrestricted Subsidiary; and (3) as of the Closing Date, NFE South Power Holdings Limited and each of its Subsidiaries, and NFE South Power Buyback Holdings Limited. The Borrower may designate (or redesignate) any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that: (i) immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary); and

59 #157749759 (ii) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower or hold any Indebtedness of or any Lien on any property of the Borrower or any Restricted Subsidiary; and (iii) as of the date of the designation thereof, such Unrestricted Subsidiary is not a “restricted subsidiary” for purposes of any Existing Indenture or any other agreement governing any other Equal Priority Obligations. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably determined by the Borrower in good faith (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.1). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable and (ii) a Return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s Investment in such Subsidiary. Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly providing an Officer’s Certificate certifying that such designation complied with the foregoing provisions. “U.S. Tax Compliance Certificate”: as defined in Section 2.3(g)(ii)(C). “Voting Stock”: of any Person, as of any date, means shares of such Person’s Capital Stock that are at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity”: when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment (it being understood that the Weighted Average Life to Maturity shall be determined without giving effect to any change in installment or other required payments of principal resulting from prepayments following the incurrence of such Indebtedness); by (b) the then outstanding principal amount of such Indebtedness. “Wholly-Owned Restricted Subsidiary”: any Wholly-Owned Subsidiary that is a Restricted Subsidiary. “Wholly-Owned Subsidiary”: of any Person means a Subsidiary of such Person, 100.0% of the outstanding Capital Stock of which (other than directors’ qualifying shares and/or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. “Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other

60 #157749759 person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.2 Other Definitional Provisions; Rules of Construction. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Provisions apply to successive events and transactions. (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms; “or” is not exclusive. (d) As used herein and in the other Loan Documents, references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, replacements, refinancings, supplements or other modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, supplemented or otherwise modified from time to time. (e) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (f) Any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns. (g) Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary of such Person as if such Unrestricted Subsidiary were not an Affiliate of such Person. Section 1.3 Accounting Terms and Principles. (a) Generally. Except as otherwise specifically provided in this Agreement, all accounting or financial terms not specifically or completely defined herein shall be construed in conformity with, and all computations and determinations as to accounting or financial matters and all financial statements and other financial data (including financial ratios and other financial calculations, and principles of consolidation, where appropriate) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to

61 #157749759 such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Section 1.4 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Maturity Date”) or performance shall extend to the immediately succeeding Business Day. Section 1.5 Currency Equivalents Generally. (a) For purposes of determining compliance with Sections 6.1, 6.3 and 6.6 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder). (b) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determination of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the exchange rate in effect on the Business Day immediately preceding the date of such transaction or determination and shall not be affected by subsequent fluctuations in exchange rates. Section 1.6 Limited Condition Transactions. (a) In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Agreement that requires the calculation of the Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio or Debt to Total Capitalization Ratio; (ii) determining whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or (iii) testing availability under baskets, ratios or financial metrics under this Agreement (including those measured as a percentage of Consolidated EBITDA, Annualized EBITDA, Fixed Charges or Consolidated Total Assets or by reference to clause (2) of Section 6.1(a)); in each case, at the option of the Borrower, any of its Restricted Subsidiaries or any successor entity of any of the foregoing (including a third party) (the “Testing Party”, and the election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements, submission of notice or the making of a definitive declaration, as applicable, with respect to such Limited Condition Transaction, the date of determination of whether any such action is permitted under this Agreement, shall be deemed to be (a) the date the definitive agreements (or, if applicable, a binding offer or launch of a “certain funds” tender offer), notice (which may be conditional) or declaration with respect to such Limited Condition Transaction are entered into, provided or made, as applicable, or the date that an Officer’s Certificate is given with respect to the designation of a Subsidiary as restricted or unrestricted, or (b) with respect to sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intent to

62 #157749759 make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers (as applicable, the “LCT Test Date”) is made, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock, Preferred Stock or Liens and the use of proceeds thereof, Restricted Payments and Asset Sales) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or financial metric, such ratio, basket or financial metric shall be deemed to have been complied with. (b) For the avoidance of doubt, if the Testing Party has made an LCT Election and any of the ratios, baskets or financial metrics for which compliance was determined or tested as of the LCT Test Date are exceeded or not complied with as a result of fluctuations in any such ratio, basket or financial metrics, including due to fluctuations in Fixed Charges, Consolidated Net Income or Annualized EBITDA of the Borrower, the target company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or financial metrics will not be deemed to have been exceeded as a result of such fluctuations and such baskets, ratios or financial metrics shall not be tested at the consummation of the Limited Condition Transaction except as contemplated in clause (a) of the immediately succeeding proviso; provided, however, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date, (b) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized and (c) Fixed Charges with respect to any Indebtedness expected to be incurred in connection with such Limited Condition Transaction will, for purposes of the Fixed Charge Coverage Ratio, be calculated using an assumed interest rate based on the available documentation therefor, as determined by the Testing Party in good faith (or, if no such documentation is available, using an assumed interest rate as reasonably determined by the Testing Party in good faith). If the Testing Party has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios, baskets or financial metrics on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement, notice or declaration for such Limited Condition Transaction is abandoned, terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or financial metric shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated. For the avoidance of doubt, if the Testing Party has exercised its option pursuant to the foregoing and any Default or Event of Default occurs following the LCT Test Date (including any new LCT Test Date) for the applicable Limited Condition Transaction and prior to or on the date of the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed not to have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Agreement. Section 1.7 Certain Compliance Determinations. (a) Notwithstanding anything to the contrary herein, but subject to Section 1.6 and clauses (b) and (c) of this Section 1.7, all financial ratios, tests, covenants, calculations and measurements (including Consolidated Total Debt Ratio, Consolidated Secured Debt Ratio, Consolidated First Lien Debt Ratio, Debt to Total Capitalization Ratio, Fixed Charge Coverage Ratio, Consolidated Interest Expense, Fixed Charges, Consolidated Net Income, Consolidated Total Assets, Consolidated EBITDA, Annualized EBITDA, any Fixed Amount or any Incurrence-Based Amount) contained in this Agreement that are calculated with respect to any period during which any Subject Transaction occurs shall

63 #157749759 be calculated with respect to such period and each such Subject Transaction on a pro forma basis and may be determined with reference to the financial statements of a parent company of the Borrower instead, so long as such parent company does not hold any material assets other than, directly or indirectly, the Equity Interests of the Borrower (as determined in good faith by the Board of Directors or senior management of the Borrower (or any parent company of the Borrower)). Further, if, since the beginning of any such period and on or prior to the date of any required calculation of any financial ratio, test, covenant, calculation or measurement (i) any Subject Transaction has occurred or (ii) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such period has consummated any Subject Transaction, then, in each case, any applicable financial ratio, test, covenant, calculation or measurement shall be calculated on a pro forma basis for such period as if such Subject Transaction (including, without duplication of any amounts otherwise reflected in Consolidated EBITDA for the applicable Test Period, any Run Rate Benefits and the “run rate” income described, and calculated as set forth, in clause (e)(i) of the definition of Consolidated EBITDA) had occurred at the beginning of the applicable period. (b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any Fixed Amounts, Incurrence-Based Amounts or financial ratio, test, covenant, calculation or measurement (including Consolidated Total Debt Ratio, Consolidated Secured Debt Ratio, Consolidated First Lien Debt Ratio, Debt to Total Capitalization Ratio, Fixed Charge Coverage Ratio, Consolidated Interest Expense, Fixed Charges, Consolidated Net Income, Consolidated Total Assets, Consolidated EBITDA and Annualized EBITDA), such Fixed Amounts, Incurrence-Based Amounts or financial ratio, test, covenant, calculation or measurement shall be calculated at the time such action is taken (subject to Section 1.6), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such Fixed Amounts, Incurrence-Based Amounts or financial ratio, test, covenant, calculation or measurement occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. (c) Notwithstanding anything in this Agreement to the contrary, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including any covenant), including in connection with any Limited Condition Transaction, that does not require compliance with a financial ratio or test (including Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Debt to Total Capitalization Ratio and/or Fixed Charge Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently (or in connection with the same Limited Condition Transaction) with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Debt to Total Capitalization Ratio and/or Fixed Charge Coverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence- Based Amounts. (d) Notwithstanding anything in this Agreement to the contrary, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on an Incurrence-Based Amount, such Incurrence-Based Amount shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility or letter of credit facility (i) immediately prior to or in connection therewith or (ii) used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower). (e) For purposes of determining compliance at any time with Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 and the definition of “Permitted Investments”, in the event that any Indebtedness,

64 #157749759 Permitted Lien, Restricted Payment, Permitted Investment, disposition or Affiliate Transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to Section 6.3(a), any clause of Section 6.3(b), any clause of the definition of “Permitted Liens”, clause (2) of Section 6.1(a) or any clause of Section 6.1(b), any clause of Section 6.2(b), any clause of the definition of “Permitted Investment”, any clause of the definition of “Asset Sale” and any dispositions constituting exceptions thereto and any clause under Section 6.5, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that the reclassification described in this sentence shall be deemed to have occurred automatically with respect to any such transaction or item incurred or made pursuant to a Fixed Amount that later would be permitted on a pro forma basis to be incurred or made pursuant to an Incurrence-Based Amount. It is understood and agreed that any Indebtedness, Permitted Lien, Restricted Payment, Permitted Investment, disposition and/or Affiliate Transaction need not be permitted solely by reference to one category of permitted Indebtedness, Permitted Lien, Restricted Payment, Permitted Investment, disposition and/or Affiliate Transaction under such sections, respectively, but may instead be permitted in part under any combination thereof. (f) Notwithstanding anything in this Agreement to the contrary, so long as an action was taken (or not taken) in reliance upon a basket, ratio or test under this Agreement that was calculated or determined in good faith by a responsible financial or accounting officer of the Borrower based upon financial information available to such officer at such time and such action (or inaction) was permitted under this Agreement at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket, ratio or test to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default under this Agreement. (g) For purposes of any determination under this Agreement (other than the calculation of compliance with any financial ratio for purposes of taking any action under this Agreement) with respect to the amount of any Indebtedness, Lien, Restricted Payment, Investment, Asset Sale, Sale and Lease-Back Transaction, Affiliate Transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “specified transaction”) requiring the use of a current exchange rate, (i) the equivalent amount in U.S. dollars of a specified transaction in a currency other than U.S. dollars shall be calculated based on the relevant exchange rate, as may be determined by the Borrower in good faith, for such foreign currency (the “Exchange Rate”) on the date of such determination (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than U.S. dollars, and the relevant refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of the Refinanced Indebtedness, except by an amount equal to (x) unpaid accrued interest and premiums (including premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing unutilized commitments and letters of credit undrawn thereunder and (z) additional amounts permitted to be incurred under Section 6.3 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the Exchange Rate occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action under this Agreement, on any relevant date of determination, amounts denominated in currencies other than U.S. dollars shall be translated into U.S.

65 #157749759 dollars at the applicable Exchange Rate used in preparing the financial statements delivered pursuant to Section 5.1 (or, prior to the first such delivery, the most recent internally available financial statements), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted under this Agreement in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the U.S. dollar equivalent amount of such Indebtedness. (h) For purposes of the calculation of the Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Debt to Total Capitalization Ratio and Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to Section 6.3(a), such Person may elect to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by such Lien (whether by the Borrower, its Restricted Subsidiaries or any third party), as the case may be, as being incurred or secured, as the case may be, as of the date of determination and (i) any subsequent incurrence of such Indebtedness under such commitment that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) such Person may revoke an election of an Elected Amount and (iii) for subsequent calculations of the Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Debt to Total Capitalization Ratio and Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding. Section 2. LETTERS OF CREDIT Section 2.1 Letters of Credit. (a) Issuance. Each Issuing Bank (excluding any that is a Declining Lender), in reliance upon the agreements of the Lenders set forth in this Section 2.1, agrees to consider from time to time during the Issuance Period and on the terms and subject to the conditions set forth in this Agreement, the Borrower’s requests that it issue or amend one or more Letters of Credit denominated in Dollars for the Borrower’s own account (or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Subsidiary of Borrower). This Agreement is not a commitment to issue any Letter of Credit but rather sets forth the procedures to be used in connection with the Borrower’s requests for an Issuing Bank to issue Letters of Credit hereunder from time to time during the Issuance Period and, if any Issuing Bank issues any Letter of Credit hereunder, the Loan Parties’ obligations to such Issuing Bank with respect thereto. NO ISSUING BANK HAS ANY COMMITMENT OR OBLIGATION TO ISSUE ANY LETTER OF CREDIT AND NOTHING IN THIS AGREEMENT SHALL BE INTERPRETED AS A PROMISE OR COMMITMENT BY ANY ISSUING BANK TO ISSUE ANY ONE OR MORE LETTERS OF CREDIT. THE DECISION WHETHER OR NOT TO ISSUE A LETTER OF CREDIT WILL BE MADE BY EACH ISSUING BANK AT ITS SOLE AND COMPLETE DISCRETION. IF AN ISSUING BANK ISSUES ANY LETTERS OF CREDIT UNDER THIS AGREEMENT, SUCH ISSUING BANK SHALL NOT BE COMMITTED TO ISSUE ANY OTHER LETTER OF CREDIT. (b) Form of Letters of Credit. Each Letter of Credit (if any) shall be in such form as may be requested by the Borrower and approved by the applicable Issuing Bank (as determined by it in its sole discretion). Letters of Credit issued hereunder (if any) shall be issued for the account of the Borrower (or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Subsidiary of Borrower) used solely to support or make payment on account of any default by the Borrower or any Subsidiary account party in the performance of a commercial obligation under a non- financial agreement or arrangement relating to the performance of services, delivery of goods, or advance payment, or retention or warranty obligations, in each case in connection with business activities in the

66 #157749759 ordinary course of Borrower or such Subsidiary’s, business (and, in each case, not in contravention of any Requirements of Law or any terms of the Loan Documents). (c) Total LC Limit; Reductions in Stated Amounts; Etc. (i) No Issuing Bank will agree to issue, amend or extend any Letter of Credit if, after giving effect to such issuance, amendment or extension (A) the Stated Amount of all Letters of Credit issued and outstanding hereunder, in the aggregate, for any one beneficiary (and its Affiliates) in any country or territory will exceed $75,000,000, (B) such Issuing Bank’s Adjusted Pro Rata Share of the LC Exposure will exceed such Issuing Bank’s LC Limit or Issuance Cap, or (C) the LC Exposure will exceed the Total LC Limit. (ii) No Issuing Bank will issue, amend or extend any Letter of Credit hereunder if (A) as determined by it in its sole discretion, any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such action, or any applicable Law or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, the issuance of letters of credit generally or the issuance of such individual Letter of Credit in particular or (B) with respect to any Letter of Credit, or proposed renewal, extension or amendment thereto, such Issuing Bank becomes a Declining Lender hereunder. (d) Request for LC Activity. The Borrower may request the issuance, extension or amendment (including any increase or decrease in the Stated Amount thereof) of any Letter of Credit (provided that, for the avoidance of doubt, no Request for LC Activity shall be required with respect to any automatic extension of a Letter of Credit as contemplated in Section 2.1(f)(iii)) by delivering to the applicable Issuing Bank (with a copy to the Administrative Agent) a written notice in the form of Exhibit D, appropriately completed and with all required attachments (a “Request for LC Activity”), which, among other things: (i) specifies the requested Stated Amount of the Letter of Credit (or, in the case of an extension or amendment, the Stated Amount of the Letter of Credit after giving effect to the requested extension or amendment, as applicable), which shall be in accordance with Section 2.1(c); (ii) specifies the requested date of issuance, extension or amendment, as applicable, of such Letter of Credit; (iii) specifies the requested expiration date of the Letter of Credit (or, in the case of an extension or amendment, the expiration date of the Letter of Credit after giving effect to the requested extension or amendment, as applicable), which shall in no event be later than the first anniversary of the date of issuance or extension of such Letter of Credit (unless such letter of Credit is an Auto- Extension Letter of Credit); (iv) attaches (x) an LC Application, completed to the reasonable satisfaction of the applicable Issuing Bank and (y) evidence (reasonably satisfactory to the applicable Issuing Bank, but which nevertheless may be limited to such information the Borrower may reasonably provide in order to protect proprietary information and trade secrets or comply with any confidentiality or similar obligations) of the commercial obligation in respect of which the Letter of Credit is requested to be (or, as applicable, has been) issued; (v) specifies the name and address of the beneficiary of such Letter of Credit; (vi) specifies the Borrower (or, if applicable, Subsidiary of the Borrower) for whose account such Letter of Credit is requested to be issued; (vii) in the case of an amendment that reduces the Stated Amount of a Letter of Credit, attaches the original Letter of Credit to be so modified; and

67 #157749759 (viii) specifies whether the Letter of Credit (or the requested extension or amendment thereof, as applicable) is requested to be delivered to the beneficiary thereof or to the Borrower. The Borrower shall deliver any Request for LC Activity (with all attachments thereto) to the applicable Issuing Bank (with a copy to the Administrative Agent and each other Lender) at least five (5) Business Days before the requested date of issuance, extension or amendment (including any increase or decrease in the Stated Amount thereof) of such Letter of Credit. Any delivered Request for LC Activity shall be irrevocable. Upon receipt by the Administrative Agent of a copy of any Request for LC Activity (with all attachments thereto) from the Borrower, the Administrative Agent will promptly confirm to the Issuing Bank whether such Letter of Credit issuance, extension or amendment contemplated thereby is permitted under the terms of this Agreement, and if it is so permitted, the Administrative Agent shall promptly notify each Lender (other than Declining Lenders) of its receipt of such Request for LC Activity and the amount of such Lender’s Pro Rata Share of the Letter of Credit that is the subject of such Request for LC Activity, and shall deliver such other information received by it relating thereto as any applicable Lender may request. Unless a Lender has provided the Administrative Agent with a Declining Lender Notice prior to 10:00 a.m. (New York City time) on the date at least three (3) Business Days before the requested date of issuance, extension or amendment (including any increase or decrease in the Stated Amount thereof) of the Letter of Credit that is the subject of such Request for LC Activity, if the applicable Issuing Bank elects in its sole discretion to issue, extend or amend, as applicable, the Letter of Credit that is the subject of such Request for LC Activity, each Lender (or after the Conversion to Approving Lenders Date, each then-Approving Lender) will be deemed to have approved such requested issuance, extension or amendment (as applicable). If any Lender, in a timely manner with respect to any Request for LC Activity, provides the Administrative Agent with a Declining Lender Notice, the Administrative Agent shall notify the Borrower and the other Lenders (other than Declining Lenders) that one or more of the Lenders have elected not to issue, fund or participate in further Letters of Credit. Upon receipt by the applicable Issuing Bank with respect to any Request for LC Activity of confirmation from the Administrative Agent that the requested issuance, extension or amendment (as applicable) is permitted in accordance with the terms hereof, such Issuing Bank shall if it has elected to do so (it having no obligation to do so), on the requested date, issue, extend or amend (as the case may be) the subject Letter of Credit for the account of the Borrower (or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Subsidiary of Borrower) in accordance with such Issuing Bank’s usual and customary business practices. Upon the issuance of any Letter of Credit or any amendment to or extension of an outstanding Letter of Credit, the Administrative Agent and the Lenders (other than Declining Lenders) shall be entitled to assume that the Request for LC Activity and certificates, documents and other papers and information reasonably requested by the relevant Issuing Bank in connection therewith were completed and delivered to the reasonable satisfaction of such Issuing Bank. If any Issuing Bank shall issue, extend or amend any Letter of Credit without obtaining prior validation from the Administrative Agent (as provided above in clause (d)), such Letter of Credit (A) shall for all purposes be deemed to have been issued by such Issuing Bank solely for its own account and risk and (B) shall not be considered an Letter of Credit outstanding under this Agreement, and no Lender shall be deemed to have any participation therein, effective as of the date of such issuance, amendment, extension or renewal, as the case may be, unless consented to in writing by all of the other Lenders (excluding Declining Lenders). From the effective date of any such increase or decrease in the Stated Amount of a Letter of Credit (if such increase is or decrease has been approved in accordance with this Agreement), the Letter of Credit fees payable pursuant to Section 2.2 shall be calculated taking into account the applicable Stated Amount of such Letter of Credit issued by the applicable Issuing Bank as so increased or decreased.

68 #157749759 Notwithstanding anything contained in any LC Application (i) all provisions of such letter of credit application purporting to grant Liens in favor of the applicable Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement, any Control Agreement and in the other Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such LC Application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. To the extent that any provision of any Request for LC Activity related to any Letter of Credit is inconsistent with the provisions of this Section 2.1, the provisions of this Section 2.1 shall apply. (e) Drawings and Reimbursement Obligations. (i) Drawings. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, Borrower shall be obligated to reimburse each Issuing Bank hereunder in full in Dollars for any and all LC Disbursements made by such Issuing Bank. Borrower hereby acknowledges that the issuance of any Letters of Credit hereunder for the account of its Subsidiaries inures to the benefit of Borrower and that its business derives substantial benefits from the businesses of its Subsidiaries. (ii) Reimbursement. (1) Not later than 2:00 p.m., New York time, on the date that is seven (7) Business Days after any payment by an Issuing Bank of any LC Disbursement under any Letter of Credit, Borrower shall make or cause to be made to such Issuing Bank for its own account a Reimbursement Payment in an amount equal to the full amount of such LC Disbursement, including interest accruing at the Interest Rate if such Reimbursement Payment is received or is deemed received (in accordance with Section 2.2(f)) on a Business Day after such LC Disbursement. Each such payment shall be made to the applicable Issuing Bank in immediately available funds. Interest shall accrue at the Interest Rate on any Reimbursement Obligation from the date on which the relevant LC Disbursement is made under the relevant Letter of Credit until and including the date of repayment in full in immediately available funds. (2) Notwithstanding any of the foregoing (and in addition to each other right and remedy of the Issuing Banks provided hereunder and under the other Loan Documents), in the event that any Reimbursement Payment is not made by Borrower by the date and time specified in clause (1) of this Section 2.1(e)(ii) (each such unpaid Reimbursement Payment or portion thereof, an “Unpaid Drawing”), (I) the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the applicable LC Disbursement Date, the amount of the applicable LC Disbursement and the amount of each Lender’s Adjusted Pro Rata Share thereof and (II) subject to the prior occurrence of the Administrative Agent promptly notifying each Lender of the applicable LC Disbursement Date, the amount of the applicable LC Disbursement and the amount of each Lender’s Adjusted Pro Rata Share thereof, Borrower agrees that Issuing Bank (acting through the Administrative Agent) may, and is hereby authorized to, (x) withdraw from the Collateral Account an amount up to the amount of such Unpaid Drawing (together with any interest thereon and other amounts payable with respect thereto), and promptly apply such amount (for the account of the applicable Issuing Bank) to the Unpaid Drawing together with any interest thereon and other amounts payable with respect thereto and (y) pursue all of its rights under and in accordance with the Loan Documents, and apply all amounts received thereunder to any Unpaid Drawings and any other Reimbursement Obligations (and Borrower’s Reimbursement Obligations shall be discharged to the extent of any such payment). (3) The obligations of the Borrower relating to the Letters of Credit and any Reimbursement Obligations shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following circumstances: (i) any lack of validity or enforceability of this

69 #157749759 Agreement, any Letter of Credit or any other agreement or instrument delivered in connection herewith or therewith (including the other Loan Documents); (ii) any amendment to, waiver of, consent to or departure from the terms of any of the Loan Documents or any Letter of Credit; (iii) the existence of any dispute between the Borrower or any of its Subsidiaries and any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any transferee may be acting), any Issuing Bank or any other Person, or any claim, counterclaim, set-off, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement or the other Loan Documents, the transactions contemplated hereby or thereby, or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iv) any statement or any other document or endorsement thereon presented under any Letter of Credit that appears on its face to be valid, sufficient or genuine, which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (vi) the occurrence or continuance of a Default or an Event of Default; (vii) any payment made by an Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, any Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code of the State of New York, the International Standby Practices, International Chamber of Commerce Publication No. 590 or the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600, as applicable; (viii) any payment by an Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by an Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor- in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Laws; and (ix) any other circumstance or happening whatsoever in making or failing to make payment hereunder, whether or not similar to any of the foregoing. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid. The Borrower assumes any and all risks in connection with its use of this Agreement and the Letters of Credit and any amounts made available by any Issuing Bank thereunder. (4) Each Lender severally agrees to advance to the Administrative Agent (for the account of the applicable Issuing Bank) an amount in Dollars equal to its Adjusted Pro Rata Share of any Unpaid Drawing on any Letter of Credit in which it is a Letter of Credit Participant, minus an amount in Dollars equal to its Adjusted Pro Rata Share of any amount previously withdrawn from the Collateral Account by the Administrative Agent in satisfaction of such Unpaid Drawing in accordance with clause (1) of this Section 2.1(e)(ii), not later than 1:00 p.m. on the second (2nd) Business Day immediately following the LC Disbursement Date specified in the applicable notice from the Administrative Agent. The Administrative Agent shall remit the funds so received pursuant to such notice to such Issuing Bank. Until each Letter of Credit Participant funds its Adjusted Pro Rata Share of any Unpaid Drawing pursuant to this Section 2.1(e)(ii) to reimburse the applicable Issuing Bank for any Unpaid Drawing, interest in respect of such Letter of Credit Participant’s Adjusted Pro Rata Share of such amount shall be solely for the account of such Issuing Bank. Each Lender’s obligation to make each such payment to the Administrative Agent shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence or continuance of any Default or Event of Default, the failure of any other Lender to make any payment hereunder, or any setoff, counterclaim, recoupment,

70 #157749759 defense or other right which such Lender may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever, and each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender fails to make available to the Administrative Agent for the account of any Issuing Bank any amount required to be paid by such Lender pursuant to this Section 2.1(e)(ii) by the time specified in this clause (4), such Issuing Bank (acting through the Administrative Agent) shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Adjusted Pro Rata Share of the Unpaid Drawing. A certificate of such Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.1(e)(ii) shall be prima facie evidence thereof. The obligations of each Lender to participate in the obligations of the Issuing Banks under outstanding Letters of Credit in which it is a Letter of Credit Participant pursuant to this clause (4) shall survive until the earliest of (i) the expiration date for such Letters of Credit and the date all drawings thereunder having been repaid in full, (ii) the date the entire amount available under such Letters of Credit are drawn and such drawings are repaid and no further drawings are permitted under such Letters of Credit, and (iii) the date that is six (6) months after the Maturity Date; provided that, notwithstanding any other provision of this clause (4), with respect to any Letter of Credit having an expiration date (including without limitation as a result of the automatic renewal of an Auto-Extension Letter of Credit) following the Maturity Date, in no event shall the obligations of the Lenders to participate in the obligations of an Issuing Bank thereunder expire or terminate prior to the Business Day following the expiration, cancellation or termination of the last remaining outstanding Letter of Credit in which such Lender is a Letter of Credit Participant and the payment in full of all drawings, if any, thereunder. (5) If any payment on an Unpaid Drawing is made by the Borrower or a Guarantor to the Administrative Agent or the applicable Issuing Bank, the Administrative Agent or the applicable Issuing Bank, as applicable, shall pay to each Lender which has paid its Adjusted Pro Rata Share of any Unpaid Drawing pursuant to this Section such Lender’s Adjusted Pro Rata Share of such payment and shall, in the case of the Administrative Agent, pay to the applicable Issuing Bank and, in the case of such Issuing Bank, retain, the balance of such payment. If any payment received by the Administrative Agent for the account of any Issuing Bank (or received by any Issuing Bank) pursuant to this Section 2.1(e)(ii) is required to be returned under any of the circumstances described in Section 9.19 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Adjusted Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate. The obligations of the Lenders under this clause (5) shall survive the repayment of all amounts payable hereunder and the termination of this Agreement. (6) All Obligations (other than Unasserted Contingent Obligations) outstanding on the Maturity Date shall be paid in full in Dollars, and any outstanding Letters of Credit shall be cash collateralized as provided in Section 2.5(d), in each case not later than 3:00 p.m., New York time on the Maturity Date. (7) To the extent that there is no Reimbursement Obligation as of (i) the date of expiration or cancellation of a Letter of Credit; and (ii) ten (10) Business Days after the date of expiration or cancellation of such Letter of Credit, such Letter of Credit will be cancelled and returned by the Borrower to the applicable Issuing Bank.

71 #157749759 (f) Reduction of Stated Amount; Cancellation; Expiration. (i) Reductions in Stated Amount Due to Drawings. The Stated Amount of each Letter of Credit at any time shall be reduced by the amount of LC Disbursements made thereunder at such time. Notwithstanding anything to the contrary contained in this Section 2.1, once so reduced as a result of a LC Disbursement, the Stated Amount of any Letter of Credit shall not be reinstated unless and until the Borrower has (A) made the required Reimbursement Payment, together with applicable interest thereon, and (B) certified in writing to the applicable Issuing Bank (with a copy to the Administrative Agent) that the default, event of default, breach, delay or other event or circumstance giving rise to such LC Disbursement has been cured, resolved or corrected, as applicable. (ii) Other Reductions in Stated Amount. (1) The Borrower may, from time to time upon the delivery of a Request for LC Activity pursuant to Section 2.1(d) to an Issuing Bank, and where consented to by the applicable beneficiary, permanently reduce the Stated Amount with respect to a Letter of Credit, or the Borrower may, from time to time upon not less than three (3) Business Days’ prior notice to the applicable Issuing Bank, cancel a Letter of Credit in its entirety. (2) From the effective date of any reduction of the Stated Amount with respect to a Letter of Credit or a cancellation of a Letter of Credit, in each case, under this Section 2.1(f), the Letter of Credit fees payable pursuant to Section 2.2 shall be calculated taking into account the Stated Amount of such Letter of Credit as so reduced or the cancellation of such Letter of Credit, as applicable. (iii) Expiration. The Borrower shall instruct the beneficiary of each Letter of Credit to surrender and return such Letter of Credit to the applicable Issuing Bank for cancellation on the earlier to occur of the expiration date for such Letter of Credit and the date of its earlier termination, and all fees and other amounts accrued in connection therewith shall be repaid in full. Each Letter of Credit shall expire on its expiration date, which shall in no event be later than one (1) year from the date of issuance of such Letter of Credit (provided that, if the Borrower so requests in any applicable Request for LC Activity, a Letter of Credit may include automatic extension provisions (each such Letter of Credit, an “Auto-Extension Letter of Credit”)) so long as any such Auto-Extension Letter of Credit also permits the applicable Issuing Bank to prevent any such extension at least once per annum (commencing with the date of issuance of such Letter of Credit) by giving prior written notice to the Borrower and the beneficiary thereof at least sixty (60) days before the expiry date of such Auto-Extension Letter of Credit. Notwithstanding anything herein to the contrary, no Issuing Bank shall permit any auto-extension of any Auto-Extension Letter of Credit if a Default or Event of Default has occurred and is continuing at the time that such Issuing Bank has the ability to prevent an auto-extension pursuant to the terms of such Auto- Extension Letter of Credit. (g) Sanctions; Illegality. (i) No Issuing Bank will agree to issue any Letter of Credit hereunder if the beneficiary of such Letter of Credit is a person described in Section 3.22. (ii) If, at any time, it becomes unlawful for an Issuing Bank to comply with any of its obligations under any Letter of Credit (including as a result of any Sanctions imposed by the United Nations, the European Union, the United Kingdom and/or the United States), the obligations in question shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for such Issuing Bank to comply with them and neither such Issuing Bank nor any of its Related Parties shall have any liability or responsibility for any losses which the Borrower or its Affiliates may incur as a result of such suspension.

72 #157749759 (h) Amendments. Notwithstanding anything to the contrary herein, no Issuing Bank shall amend or consent to the amendment of any Letter of Credit without the prior written consent or request of the Borrower; provided, however, that such consent of the Borrower shall not be required for any automatic amendments or automatic extensions contemplated in Section 2.1(f)(iii), in each case as may be provided for in a Letter of Credit, if any. (i) Commercial Practices. The Borrower assumes all risks of the acts or omissions of the beneficiary or any transferee of any Letter of Credit with respect to the use of any such Letter of Credit. The Borrower agrees that none of the Issuing Banks, the Administrative Agent, the Lenders or any of their respective Related Parties shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of the beneficiary or any transferee in connection therewith; (b) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents; (c) the validity, sufficiency or genuineness of documents other than the Letters of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (d) payment by an Issuing Bank against presentation of documents which do not strictly comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (e) any error, omission, interruption, loss or delay in transmission, dispatch or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), however transmitted; (f) any error in interpretation of technical terms; (g) any error in translation; or (h) any consequence arising from causes beyond the control of any Issuing Bank, except only that an Issuing Bank shall be liable to the Borrower for acts or events described in clauses (a) through (h) above, to the extent, but only to the extent, of any direct damages, as opposed to indirect, special or consequential damages, suffered by the Borrower arising solely from such Issuing Bank’s (i) willful misconduct or gross negligence in determining whether an LC Disbursement made under the applicable Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or (ii) willful failure to pay under any Letter of Credit after a drawing by the respective beneficiary strictly complying with the terms and conditions of the applicable Letter of Credit. Without limiting the foregoing, each Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation. The Borrower hereby waives any right to object to any payment made under a Letter of Credit with regard to a Drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation (except punctuation with respect to any Dollar amount specified therein), capitalization, spelling or similar matters of form. (j) Increased Costs; Capital Requirements. (i) Increased Costs. If any Change in Law shall: (1) impose, modify or deem applicable any reserve, special loan, insurance charge or similar requirement against assets of, deposit, compulsory deposits with or for the account of, or credit extended or participated in by, any Issuing Bank or any Lender; (2) subject any Issuing Bank or any Lender to any Taxes (other than Taxes referred to in clauses (i), (ii) or (iii) of Section 2.3) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (3) shall impose on any Issuing Bank or any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or any Letter of Credit or participation therein; and the effect of any of the foregoing is to increase the cost to any Issuing Bank of issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by any Issuing Bank or any Lender hereunder (whether of principal, interest or any other amount) then the Borrower shall from time to

73 #157749759 time, within 30 days of demand by such Issuing Bank or such Lender (which demand shall be accompanied by a certificate setting forth the amount of such increased costs or reduced amounts and certifying that the determination of such amount is in accordance with such Issuing Bank’s or such Lender’s internal practices as consistently applied), pay to such Issuing Bank or such Lender additional amounts sufficient to compensate such Issuing Bank or such Lender for such increased costs or to compensate such Issuing Bank or such Lender for such additional costs incurred or reduction suffered. (ii) Capital Requirements. If any Issuing Bank or any Lender determines that any Change in Law affecting such Issuing Bank or such Lender or any lending office of such Issuing Bank or such Lender or such Issuing Bank’s or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Issuing Bank’s or such Lender’s capital or on the capital of such Issuing Bank’s or such Lender’s holding company, if any, as a consequence of this Agreement or the Letters of Credit, to a level below that which such Issuing Bank or such Lender or such Issuing Bank’s or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration its policies and the policies its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Issuing Bank or such Lender, within 30 days of demand of such Issuing Bank or such Lender (which demand shall be accompanied by a certificate setting forth the amount of such increased costs or reduced amounts and certifying that the determination of such amount is in accordance with such Issuing Bank’s or such Lender’s internal practices as consistently applied), such additional amount or amounts as will compensate such Issuing Bank or such Lender or such Issuing Bank’s or such Lender’s holding company for any such reduction suffered. (iii) Certificates for Reimbursement. A certificate of an Issuing Bank or a Lender setting forth the amount or amounts necessary to compensate such Issuing Bank or such Lender or such Issuing Bank’s or such Lender’s holding company, as the case may be, as specified in Section 2.1(j)(i) or (ii) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay the applicable Issuing Bank or Lender the amount shown in Dollars as due on any such certificate within thirty (30) days after receipt thereof. Failure or delay on the part of any Issuing Bank or Lender to demand compensation pursuant to this clause (j) shall not constitute a waiver of its right to demand such compensation; provided that, Borrower shall not be required to compensate any Issuing Bank or Lender pursuant to this clause (j) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Issuing Bank or Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of its intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine- month period referred to above shall be extended to include the period of retroactive effect thereof). (iv) Alternate Office; Minimization of Costs. At the request of the Borrower, to the extent reasonably possible, each Issuing Bank and Lender shall use reasonable efforts to designate an alternative lending office with respect to its obligations hereunder to reduce any liability of the Borrower to such Issuing Bank or Lender under this Section, so long as such Issuing Bank or Lender, in its reasonable discretion, determines that such designation would not subject such Issuing Bank or Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by an Issuing Bank or Lender in connection with any such designation or assignment. (v) Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.1(j) shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.1(j) for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that,

74 #157749759 if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). (vi) Survival. The obligations of the Borrower pursuant to this Section 2.1(j) shall survive the satisfaction of the Termination Conditions and the termination or expiration of all Letters of Credit. (k) Election of Approving Lenders to Continue to Further Extensions of Credit. (i) If the Administrative Agent receives a Declining Lender Notice from a Lender on any Business Day, it will promptly forward notice of the same to all other Lenders that are not then Declining Lenders. If as of 10:00 a.m. (New York City time) on any Business Day, (A) the Administrative Agent receives a Declining Lender Notice for reasons other than an Event of Default from one or more Lenders (the “Declining Lender” or “Declining Lenders” in respect of the corresponding Conversion to Approving Lenders Date) and (B) the other Lenders approve (or are deemed to approve as provided in this Section 2.1(p)) further issuances of, extensions of, automatic renewal of or amendments to Letters of Credit, the Administrative Agent shall promptly notify the Lenders. With respect to any Conversion to Approving Lenders Date, any Lender that has not provided a Declining Lender Notice to the Administrative Agent as of 10:00 a.m. on the third (3rd) Business Day immediately prior to such date shall automatically, without any action on the part of any Person, be deemed an “Approving Lender” with respect to such Conversion to Approving Lenders Date. Each Approving Lender shall (y) with respect to any Letter of Credit for which such Approving Lender is the Issuing Bank, renew or issue such Letter of Credit in an amount consistent with and as provided by Section 2.1(a), (c) and (d) and (z) with respect to any Approving Lender that is not the Issuing Bank, assume participations in such Letter of Credit as a Letter of Credit Participant in an amount consistent with and as provided by Section 2.1(e). From the first date after the Conversion to Approving Lenders Date and thereafter (or until the next Conversion to Approving Lenders Date, if any, at which time one or more Lenders that had been Approving Lenders may become a Declining Lender), all subsequent issuances of Letters of Credit (or amendments or extensions of such Letters of Credit) shall be made unilaterally by the Approving Lenders in respect of such Conversion to Approving Lenders Date, and no Letter of Credit thereafter issued, amended or extended, shall be participated in by the Declining Lenders in respect of such Conversion to Approving Lenders Date pursuant to Section 2.1(e) hereof. (ii) Notwithstanding the foregoing, however, for purposes of allocating repayments prior to the occurrence of an Event of Default hereunder, the Pro Rata Share of each Lender, with respect to Letters of Credit outstanding on any specified Conversion to Approving Lenders Date or Total LC Limit Increase Effective Date, shall remain fixed at the percentage held by such Lender the day before such specified Conversion to Approving Lenders Date or Total LC Limit Increase Effective Date, as applicable, without respect to any changes which may subsequently occur in such Lender’s Pro Rata Share or Adjusted Pro Rata Share (prior to the earlier to occur of the next Conversion to Approving Lenders Date or Total LC Limit Increase Effective Date). Upon the occurrence of an Event of Default and thereafter, the allocation of all repayments and proceeds from the exercise of remedies hereunder shall be allocated as provided in Section 7.2. Section 2.2 Fees; General Provisions Regarding Payments and Calculations; Pro Rata Sharing. (a) Issuing Bank; Lenders; Administrative Agent. The Borrower shall pay to each Issuing Bank, each Lender and the Administrative Agent in Dollars for its own account, the fees required under the Fee Letters and the other Loan Documents to which such Issuing Bank, Lender or the

75 #157749759 Administrative Agent is a party (as well as each Issuing Bank’s standard fees with respect to the issuance, increase or extension of any Letter of Credit or processing of drawings thereunder). (b) Letter of Credit Fee; Fronting Fee. (i) On the last Business Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the Second Amendment Effective Date and prior to the Maturity Date) and on the Maturity Date (or, if all Letters of Credit are cancelled prior to such date, on the date of such cancellation) (and, if any LC Exposure remains outstanding following the Maturity Date, within five (5) Business Days following the end of each calendar quarter ending while such LC Exposure remains outstanding and on the last day such LC Exposure remains outstanding), the Borrower shall pay to the Administrative Agent (for the account of the Lenders in accordance with their respective, corresponding LC Exposure) with respect to each Letter of Credit outstanding, a letter of credit fee for such quarter (or portion thereof) then ending, in Dollars, accruing from the Second Amendment Effective Date or the last Business Day of the immediately preceding quarter, as the case may be, equal to the product of (A)(1) the daily average Stated Amount of such Letter of Credit for the relevant calendar quarter or portion thereof multiplied by (2) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360, multiplied by (B) 2.00%. (ii) On the last Business Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the Second Amendment Effective Date and prior to the Maturity Date) and on the Maturity Date (or, if all Letters of Credit are cancelled prior to such date, on the date of such cancellation) (and, if any LC Exposure remains outstanding following the Maturity Date, within five (5) Business Days following the end of each calendar quarter ending while such LC Exposure remains outstanding and on the last day such LC Exposure remains outstanding), the Borrower shall pay to the Administrative Agent for the benefit of the Issuing Banks with outstanding Letters of Credit, accruing from the Second Amendment Effective Date or the last Business Day of the immediately preceding quarter, as the case may be, a fronting fee in Dollars for such quarter (or portion thereof) then ending equal to the product of (A) a fraction, (1) the numerator of which is the number of days during such quarter (or portion thereof) and (2) the denominator of which is 360, (B) the daily average Stated Amount of all Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to outstanding Reimbursement Obligations) for such quarter (or portion thereof) and (C) 0.35%. (c) All payments by the Borrower hereunder shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, to the applicable Person on the date due thereof as provided in clause (f) below. (d) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of demonstrable error. Interest and fees payable pursuant hereto shall be calculated on the basis of a 360 day year for the actual days elapsed. (e) Whenever any payment to be made hereunder shall be stated to be due on a day (other than the Maturity Date) that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of interest or fees, as the case may be. (f) The Borrower shall make all payments due to the Issuing Banks, the Administrative Agent on behalf of the Issuing Banks or Lenders and each Lender to the Administrative Agent, for the account of such Person, to: Bank: Key Bank N.A. ABA#: 041001039 Account Name: Natixis New York Account #: 359681484986

76 #157749759 Ref: New Fortress Energy in lawful money of the United States and in immediately available funds not later than 2:00 p.m., New York time, on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the next Business Day after such payment is received. The Administrative Agent shall disburse to each Lender or Issuing Bank, as the case may be, each such payment received by the Administrative Agent for such Lender or Issuing Bank, such disbursement to occur on the day such payment is received if received by 1:00 p.m., New York time, otherwise on the next Business Day. (g) Upon the occurrence and during the continuance of an Event of Default under Section 7.1(a)(1), Section 7.1(a)(8) or Section 7.1(a)(9), the overdue principal amount of all unreimbursed LC Disbursements outstanding and, to the extent permitted by applicable law, any interest payments on the unreimbursed LC Disbursements outstanding, and any fees or other amounts otherwise payable under the Loan Documents, shall bear interest (including post-petition interest in any proceeding under Bankruptcy Laws (or interest that would have accrued after the commencement of a proceeding but for the commencement of such proceeding)) payable on demand at a per annum rate equal to the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.2 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Issuing Bank or Lender (acting through the Administrative Agent). (h) The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Adjusted Pro Rata Share of all payments and prepayments of Reimbursement Obligations and interest due hereunder, together with all other amounts due related thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent. (i) The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Obligations made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, or by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under Bankruptcy Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.2 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in its LC Limit or any Obligations owed to it. For purposes of clause (a)(iii) of Section 2.3, a Lender that acquires a participation pursuant to

77 #157749759 this Section 2.2 shall be treated as having acquired such participation on the earlier date on which such Lender acquired the applicable interest in the Loan to which such participation relates. Section 2.3 Taxes. (a) Payment Free of Taxes. All payments made by or on behalf of any Loan Party to a Recipient under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes (except as required by applicable Law), excluding any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), branch profits, and franchise Taxes, in each case (x) imposed on any Recipient as a result of such Recipient being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction of the Governmental Authority imposing such Tax (or any political subdivision thereof), or (y) that are Other Connection Taxes; (ii) Taxes imposed on any Recipient that are attributable to such Recipient’s failure to comply with the requirements of clauses, (f), (g) or (h) of this Section 2.3; (iii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (x) such Lender acquires such interest in such Commitment (or, to the extent such Lender did not fund an applicable Loan pursuant to a prior Commitment, on the date on which such Lender acquires interest in such Loan), provided that this clause (x) shall not apply to a Lender that became a Lender pursuant to an assignment request by the Borrower under Section 2.6, or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office; and (iv) Taxes that are imposed pursuant to Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreement (and any related fiscal or regulatory legislation, administrative rules or official practices implementing the foregoing (such Code provisions, agreements, regulations and interpretations, collectively, “FATCA”)). If applicable Law (as determined in the good faith discretion of any applicable withholding agent) requires any Taxes not described in clauses (i) through (iv) of the preceding sentence (“Non-Excluded Taxes”) or any Other Taxes to be withheld by any applicable withholding agent from any amounts payable under any Loan Document, the amounts so payable by or on behalf of any Loan Party shall be increased to the extent necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Non- Excluded Taxes or Other Taxes applicable to additional sums payable under this Section 2.3) the applicable Lender (or, in the case of any amounts received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by Loan Parties. Without duplication of Section 2.3(a), the Loan Parties shall pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Whenever any Non-Excluded Taxes or Other Taxes are payable or remittable by a Loan Party, as soon as practicable thereafter the Loan Party shall send to the applicable Recipient the original or a certified copy of an original official receipt received by the Loan Party or other reasonably satisfactory evidence showing payment thereof. (d) Without duplication of Section 2.3(a), the Loan Parties shall indemnify each Recipient for the full amount of Non-Excluded Taxes or Other Taxes (including any Non-Excluded Taxes

78 #157749759 and Other Taxes imposed on amounts payable under this Section 2.3) payable by such Recipient, and any liability (including penalties, additions to Tax, interest and any reasonable expenses, in each case other than those arising from the gross negligence, bad faith or willful misconduct of a Recipient as determined by a final non-appealable judgment of a court of competent jurisdiction) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Such indemnification shall be made within 10 days after the date the Recipient makes written demand therefor (which demand shall set forth in reasonable detail the nature and amount of Non-Excluded Taxes and Other Taxes for which indemnification is being sought). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Arranger or Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.3, it shall pay such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of such Recipient, agrees to repay the amount paid over to the Loan Party (plus interest attributable to the period during which the Loan Party held such funds and any penalties, additions to Tax, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. This Section 2.3(e) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. (f) Upon the reasonable request of the Borrower or the Administrative Agent, a Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent (in such number of copies as shall be reasonably requested by the Borrower or the Administrative Agent, as applicable) as will permit such payments to be made without withholding or at a reduced rate prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent); provided that the completion, execution or submission of such documentation required under this Section 2.3(f) (other than such documentation set forth in Section 2.3(g)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall deliver the forms and other documentation required to be provided under this Section 2.3: (i) on or before the date it becomes a party to this Agreement, (ii) promptly upon the obsolescence, expiration, inaccuracy, or invalidity of any form previously delivered by such Lender, and (iii) at such other times as may be reasonably requested by the Borrower or the Administrative Agent or as required by Law. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any documentation previously delivered to the Borrower or the Administrative Agent. Notwithstanding anything in this Section 2.3 to the contrary, no Lender shall be required to provide any form or other documentation pursuant to this Section 2.3 that it is not legally eligible to provide.

79 #157749759 (g) Without limiting the generality of Section 2.3(f): (i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax. (ii) Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of whichever of the following is applicable: (A) In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or Form W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty; (B) IRS Form W-8ECI; (C) In the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or Form W-8BEN-E, as applicable; or (D) To the extent a Foreign Lender is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, Form W-8BEN, Form W- 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner. (iii) If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for the purpose of this Section 2.3(g)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (h) If the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 confirming that the Administrative Agent is exempt from U.S. federal back-up withholding. If the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with, (i) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed IRS Form W-8ECI (or other applicable IRS Form W-8), and (ii) with

80 #157749759 respect to payments made to the Administrative Agent for the account of any Lender, a properly completed and duly executed IRS Form W-8IMY confirming that the Administrative Agent agrees to be treated as a “United States person” for U.S. federal withholding Tax purposes. On or prior to the date on which it becomes an Arranger, such Arranger shall provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 confirming that such Arranger is exempt from U.S. federal back-up withholding. The Administrative Agent and each of the Arrangers shall, (A) promptly upon the obsolescence, expiration, inaccuracy or invalidity of any form previously delivered by the Administrative Agent or an Arranger under this clause (h), and (B) at such other times as may be reasonably requested by the Borrower or as required by Law, deliver promptly to the Borrower an updated form or other appropriate documentation (in such number of copies as shall be reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so. Notwithstanding anything in this clause (h) to the contrary, no Administrative Agent or Arranger shall be required to provide any documentation pursuant to this clause (h) that such Administrative Agent or Arranger is unable to deliver as a result of a Change in Law after the date of this Agreement. (i) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Non-Excluded Taxes or Other Taxes attributable to such Lender (including any Non-Excluded Taxes and Other Taxes imposed on amounts payable under this Section 2.3) Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) payable by such Recipient, and any liability (including penalties, additions to Tax, interest and any reasonable expenses, in each case other than those arising from the gross negligence, bad faith or willful misconduct of a Recipient as determined by a final non-appealable judgment of a court of competent jurisdiction) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register and (iii) any Taxes other than Non-Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (i). (j) The agreements in this Section 2.3 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. (k) For purposes of this Section 2.3, the term “Lender” shall include any Issuing Bank. Section 2.4 Extension of Maturity Date. (a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than 60 days prior to each anniversary of the date of this Agreement (each such date, an “Extension Date”), request that each Lender extend the then-current Maturity Date (the “Applicable Maturity Date”) to the date falling 364 days after the Applicable Maturity Date (such date that is 364 days after such Applicable Maturity Date, the “Extended Maturity Date”). (b) Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 20 days after the date on which the Administrative Agent received the Borrower’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to

81 #157749759 so extend its Applicable Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Applicable Maturity Date. (c) The Administrative Agent shall notify the Borrower of each applicable Lender’s determination under this Section no later than the date that is 10 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day). (d) The Borrower shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Lender” under this Agreement in place thereof, one or more financial institutions that are not Disqualified Institutions (each, an “Additional Lender”) in accordance with and subject to the procedures of Section 2.6, including approval by the Administrative Agent; provided that such Additional Lender shall have consented to the extension of the Applicable Maturity Date, shall have entered into an Assignment and Acceptance (in accordance with and subject to the restrictions contained in Section 9.6) with such Non- Extending Lender, pursuant to which, effective on or before the Applicable Maturity Date for such Non- Extending Lender, such Non-Extending Lender shall assign its LC Limit and Adjusted Pro Rata Share of any LC Exposure to such Additional Lender and such Additional Lender shall become a Lender with respect to (and holder of) such assigned LC Limit and LC Exposure (and, if any such Additional Lender is already a Lender, its LC Limit and LC Exposure so assumed shall be in addition to such Lender’s existing LC Limit and LC Exposure). Prior to any Non-Extending Lender being replaced by one or more Additional Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s Extended Maturity Date), to become an Extending Lender. (e) Notwithstanding the foregoing, no more than one (1) extension of the Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to Section 2.4(a) shall not be effective with respect to any Lender unless: (i) No Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto; (ii) the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof; (iii) the Administrative Agent shall have received an Officer’s Certificate from a Responsible Officer of the Borrower certifying the accuracy of the foregoing clauses (i) and (ii); (iv) no Reimbursement Obligations shall be outstanding on the applicable Extension Date; (v) such extension is permitted by the terms of any Equal Priority Obligations; and

82 #157749759 (vi) the Borrower shall have informed the Administrative Agent of any change in the information provided in an Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification. (f) On or prior to the Applicable Maturity Date with respect to each Non- Extending Lender, the Borrower shall have (1) paid in full the principal of and interest on all of the Reimbursement Payments made by such Non-Extending Lender, (2) paid in full all other amounts owing to such Non-Extending Lender hereunder, and (3) if such Non-Extending Lender is an Issuing Bank, cash collateralized all LC Exposure with respect to Letters of Credit issued by such Non-Extending Lender by depositing Dollars in the Collateral Account in an amount equal to 102% of the Stated Amount of such Letters of Credit in accordance with this Agreement. (g) The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Issuing Bank or Lender. (h) This Section 2.4 shall supersede any provisions in Section 2.2 or Section 9.1 to the contrary. Section 2.5 Cash Collateralization. (a) Subject to clauses (c) and (e) of this Section, on or prior to the date of issuance of any Letter of Credit during the period prior to the date that is fifteen (15) Business Days prior to the then-current Maturity Date, the Borrower shall cash collateralize such Letter of Credit by depositing Dollars in the Collateral Account in an amount equal to 20% of the Stated Amount of such Letter of Credit in accordance with this Agreement. (b) If, as a result of any Credit Event (or for any other reason), the LC Exposure with respect to (i) all Letters of Credit issued and outstanding hereunder, in the aggregate, exceeds the Total LC Limit at any time, the Borrower shall promptly (and in any event within five (5) Business Days of delivery of a written demand by the Administrative Agent) deposit into the Collateral Account Dollars in an amount equal to the difference of (x) 102% of the LC Exposure with respect to all Letters of Credit issued and outstanding hereunder (as determined at such time by the Administrative Agent) (after giving effect to such Credit Event), in the aggregate, minus (y) the Total LC Limit or (ii) all Letters of Credit issued and outstanding hereunder by any Issuing Bank, in the aggregate, exceeds such Issuing Bank’s Issuance Cap at any time, the Borrower shall promptly (and in any event within five (5) Business Days of delivery of a written demand by the Administrative Agent) deposit into the Collateral Account Dollars in an amount equal to the difference of (x) 102% of the LC Exposure with respect to all Letters of Credit issued and outstanding hereunder by such Issuing Bank (as determined at such time by the Administrative Agent) (after giving effect to such Credit Event), in the aggregate, minus (y) such Issuing Bank’s Issuance Cap. (c) Not later than the date that is fifteen (15) Business Days prior to the then- current Maturity Date, if any Letter of Credit is scheduled to remain outstanding on or after the then-current Maturity Date and the applicable Issuing Bank has not agreed to an extension of the then-current Maturity Date in accordance with Section 2.4, the Borrower shall cash collateralize any such Letter(s) of Credit that is scheduled to remain outstanding on or after the then-current Maturity Date by depositing Dollars in the Collateral Account in an amount equal to 102% of the LC Exposure (as determined at such time by the Administrative Agent) with respect to such Letter(s) of Credit as of the then-current Maturity Date in accordance with this Agreement. (d) If and when required pursuant to Section 2.4(f), Section 2.7 or Section 7.1(b)(ii), the Borrower shall cash collateralize the Letter(s) of Credit outstanding at the time specified by depositing Dollars in the Collateral Account in the applicable amount specified in Section 2.4(f), Section 2.7 or Section 7.1(b)(ii)(B) in accordance with this Agreement.

83 #157749759 (e) The Borrower hereby grants to the ULCA Collateral Agent and agrees to maintain, a first priority (subject to Permitted Liens) security interest in the Collateral Account and all balances therein, and in all proceeds of the foregoing, all as security for the Obligations. If at any time the Administrative Agent or ULCA Collateral Agent determines that funds in the Collateral Account are less than the Required Cash Level, the Borrower will, promptly upon (and in any event within five (5) Business Days of delivery of) written demand by the Administrative Agent, deposit Dollars in the Collateral Account in an amount sufficient to eliminate such deficiency. The Borrower shall pay promptly (and in any event within give (5) Business Days of delivery of demand therefor) all reasonable and customary activity and other administrative fees and charges in connection with the maintenance and disbursement of the Collateral Account and the deposits therein. (f) In addition to any provision in any Loan Document that requires the Borrower to provide cash collateral, at any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.7(d) and any cash collateral provided by such Defaulting Lender) by depositing Dollars in the Collateral Account in an amount equal to 102% of the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender. Section 2.6 Removal or Replacement of a Lender. (a) Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender shall give notice to the Borrower that such Lender is entitled to receive payments or that the Borrower is required to make payments under Section 2.1(j) or Section 2.3 (an “Increased Cost Lender”), (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive or the Borrower to make such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.1, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non- Consenting Lender”) whose consent is required shall not have been obtained; or (c) if any Lender is a Non- Extending Lender under Section 2.5; then, with respect to each such Increased Cost Lender, Non- Consenting Lender or Non-Extending Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its LC Limit and LC Exposure in full to one or more Persons permitted to become Lenders hereunder pursuant to and in accordance with the provisions of Section 9.6 (each a “Replacement Lender”) and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender, a Non-Consenting Lender or a Non-Extending Lender; provided that, (A) on the date of such assignment, such Terminated Lender shall have received payment from the Replacement Lender or the Borrower in an amount equal to the sum of (1) the outstanding principal of, and all accrued interest on, all participations in outstanding Reimbursement Obligations of the Terminated Lender and (2) all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.2; (B) in the case of any such assignment resulting from a claim for compensation under Section 2.1(j) or Section 2.3, such assignment will result in a material reduction in such compensation and on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.1(j) or Section 2.3; or otherwise as if it were a prepayment and (C) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non- Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to

84 #157749759 cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6; provided that each party hereto agrees that an assignment required pursuant to this Section 2.6 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto, and each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6. (b) For purposes of this Section 2.6, the term “Lender” shall include any Issuing Bank. Notwithstanding anything in this Section 2.6 to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced as an Issuing Bank hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.6. Section 2.7 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Requirement of Law: (a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.1; (b) Any payment in respect of Obligations received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.5; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Unpaid Drawing in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in the Collateral Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Unpaid Drawings under this Agreement and (y) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.5; sixth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Unpaid Drawing in respect of which such Defaulting Lender has not fully funded its Adjusted Pro Rata Share, and (y) the applicable Letter of Credit was issued at a time when the

85 #157749759 conditions set forth in Section 4.1 or Section 4.2, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Reimbursement Obligation of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Reimbursement Obligation of such Defaulting Lender until such time as all Letters of Credit are participated in by the pro rata in accordance with their Adjusted Pro Rata Shares without giving effect to Section 2.7(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.7(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; (c) Each Defaulting Lender shall be entitled to receive the letter of credit fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Adjusted Pro Rata Share of the Stated Amount of Letters of Credit for which cash collateral has been provided pursuant to Section 2.5(f). With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to this clause, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Unpaid Drawings that has been reallocated to such Non-Defaulting Lender pursuant to clause (d) below, (y) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee; (d) All or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s LC Limit) but only to the extent that such reallocation does not cause the aggregate LC Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s LC Limit. Subject to Section 9.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. If the reallocation described in clause (ii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.5(f); (e) If the Borrower, the Administrative Agent and each Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Obligations of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their LC Limits (without giving effect to the last sentence of clause (d) immediately above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender; and (f) So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that such Issuing Bank will have no Fronting Exposure after giving effect thereto.

86 #157749759 In the event that any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or the applicable Lender satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder. In the event that the Administrative Agent, the Borrower and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the LC Exposure of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such LC Exposure in accordance with its Adjusted Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Section 2.8 Incremental Total LC Limits. (a) Request for Total LC Limit Increase. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders), request an increase in the Total LC Limit (each such increase, a “Total LC Limit Increase”) for an aggregate amount (for all such requests) not exceeding $100,000,000; provided that (i) any such request for a Total LC Limit Increase shall be in a minimum amount of the lesser of (x) $25,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (y) the entire remaining amount available under this Section and (ii) the Borrower shall make no more than a total of three (3) requests in the aggregate for an LC Limit Increase under this Section. (b) Incremental Lenders. A Total LC Limit Increase may be provided by any existing Lender or other Person that is an Assignee (each such existing Lender or other Person that agrees to provide a Total LC Limit Increase, an “Incremental LC Lender”); provided that each Incremental LC Lender shall be subject to the consent (not to be unreasonably withheld or delayed) of the Administrative Agent. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to provide a Total LC Limit Increase or increase its Issuance Cap or LC Limit pursuant to this Section and any election to do so shall be in the sole discretion of such Lender. (c) Terms of Total LC Limit Increases. The Administrative Agent and the Borrower shall determine the effective date for a Total LC Limit Increase pursuant to this Section (an “Total LC Limit Increase Effective Date”) and, if applicable, the final allocation of LC Limits among the Persons providing such Total LC Limit Increase; provided that such date shall be a Business Day at least seven (7) Business Days after delivery of the request for such Total LC Limit Increase (unless otherwise approved in writing by the Administrative Agent) and at least forty-five (45) calendar days prior to the Maturity Date. In order to effect such Total LC Limit Increase, the Borrower, the applicable Incremental LC Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more Incremental Joinder Agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental LC Lender(s) will provide the applicable Total LC Limit Increase(s). Effective as of the applicable Total LC Limit Increase Effective Date, subject to the terms and conditions set forth in this Section, each Total LC Limit Increase shall constitute a part of the Total LC Limit (but not a separate facility hereunder) and Schedule 1.1 shall be updated accordingly to reflect such Total LC Limit Increase, each Incremental LC Lender providing such Total LC Limit Increase shall be, and have all the rights of, a Lender, and any Credit Event occurring on such Total LC Limit Increase Effective Date pursuant to this Section shall comply with the terms of this Agreement and the other Loan Documents in all respects.

87 #157749759 (d) Conditions to Effectiveness. Notwithstanding the foregoing, the Total LC Limit Increases pursuant to this Section shall not be effective with respect to any Incremental LC Lender unless: (i) no Default or Event of Default shall have occurred and be continuing on the Total LC Limit Increase Effective Date and after giving effect to any Credit Event to occur on the Total LC Limit Increase Effective Date; (ii) the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Total LC Limit Increase Effective Date and after giving effect to such Total LC Limit Increase as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (iii) the Administrative Agent shall have received one or more Incremental Joinder Agreements contemplated above, providing for such Total LC Limit Increase. As of such Total LC Limit Increase Effective Date, upon the Administrative Agent’s receipt of the documents required by this clause (d), the Administrative Agent shall record the information contained in the applicable Incremental Joinder Agreement(s) in the Register and give prompt notice of the Lenders’ LC Limits to the Borrower and the Lenders (including each Incremental LC Lender). (e) Adjustments to LC Exposure. On each Total LC Limit Increase Effective Date with respect to each Total LC Limit Increase, if there exists LC Exposure then outstanding, the participations of the Lenders in such LC Exposure, as the case may be, will be automatically adjusted to reflect the Pro Rata Share in the Total LC Limit (and the Adjusted Pro Rata Share of each of the Lenders (including each Incremental LC Lender) in the LC Exposure), after giving effect to the applicable Total LC Limit Increase. Section 3. REPRESENTATIONS AND WARRANTIES To induce the Secured Parties to enter into this Agreement and to induce the Issuing Banks to issue Letters of Credit, the Borrower represents and warrants to each Secured Party that: Section 3.1 Financial Condition. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2020 and the audited consolidated statements of operations, comprehensive loss and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal period then ended, copies of which have heretofore been furnished to the Administrative Agent, in each case, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2020, and the unaudited consolidated statements of operations, comprehensive loss and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal period then ended, copies of which have heretofore been furnished to the Administrative Agent, in each case, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows of the Borrower and its consolidated Subsidiaries for the fiscal period then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as disclosed therein). Section 3.2 No Change. Since December 31, 2020, there has been no development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

88 #157749759 Section 3.3 Existence; Compliance with Law. Each Loan Party (a) is duly incorporated, organized or formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation, organization or formation, (b) has the organizational power and authority and all requisite Permits from Governmental Authorities to own and operate its Property, to lease the Property it leases as a lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization or body corporate and in good standing (if applicable) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with such Loan Party’s Organizational Documents and all Requirements of Law, except, in the case of clause (a) above with respect to any Loan Party other than the Borrower, and in the cases of clauses (b), (c) and (d) above, to the extent that failure of the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.4 Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the requisite corporate or other organizational power and authority to make, deliver and perform the Loan Documents to which it is a party. (b) Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. (c) No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with any Credit Event hereunder, the granting of Liens pursuant to the Security Documents or the execution, delivery or performance of this Agreement or any of the other Loan Documents, except (i) those consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings or other actions referred to in Section 3.19. (d) Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto and constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Section 3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, any Credit Event hereunder and the use of the proceeds thereof, will not contravene, violate or result in a breach of or default under any Loan Party’s Organizational Documents, the Existing Indentures, the Credit Agreement any Requirement of Law or any Contractual Obligation of any Loan Party, other than any violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). Section 3.6 No Material Litigation. No litigation, action, suit, claim, dispute, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues that (i) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as of the Closing Date, purports to affect or pertain to any of the Loan Documents or any of the transactions contemplated hereby or thereby. Section 3.7 No Default. No Default or Event of Default has occurred and is continuing. No Loan Party is in default under or with respect to, or a party to, any Contractual Obligation that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.8 Ownership of Property; Liens. Each of the Loan Parties has title in fee simple or good and valid title, as the case may be, to, or a valid leasehold interest in, or easements or other limited property interests in, all its real or immoveable property necessary in the ordinary conduct of its business, and good title to, or a valid leasehold interest in, or valid license of or other right to use, all its

89 #157749759 other Property necessary for the conduct of its business as currently conducted, in each case except where the failure to have such title, interest, license or right could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 6.6. Section 3.9 IP Rights. Each of the Loan Parties owns, or is licensed or otherwise has the right to use, all IP Rights necessary for the conduct of its business as currently conducted except to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights by any Loan Party or the validity or effectiveness of any IP Rights, and the Borrower does not know of any valid basis for any such claim, in each case except to the extent that any such claim could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower, the use of IP Rights by the Loan Parties does not infringe on the IP Rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.10 Taxes. Each of the Loan Parties has filed or caused to be filed all tax returns that are required to be filed and has paid all Taxes due and payable by it (including in its capacity as a withholding agent) other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or (b) where the failure to make such filing, payment, deduction, withholding, collection or remittance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no Lien for Tax has been filed, other than a Permitted Lien, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge except, in each case, as could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Section 3.11 Federal Regulations. No part of the proceeds of any Letter of Credit, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulations T, U or X. Section 3.12 Labor Matters. There are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Borrower threatened, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All payments due from the Loan Parties on account of employee health and welfare insurance that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Loan Party. Section 3.13 ERISA. As of the date hereof, there are no Pension Plans or Multiemployer Plans. None of the Borrower or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA, except as could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect. Section 3.14 Investment Company Act. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. Section 3.15 Subsidiaries. (a) The Persons listed on Schedule 3.15 constitute all the Subsidiaries of the Borrower as of the Closing Date. Schedule 3.15 sets forth as of the Closing Date the name and jurisdiction of incorporation or organization of each Person listed therein and the percentage of each class of Capital Stock of such Person owned by the Borrower and each Subsidiary.

90 #157749759 (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments granted to any Person other than the Borrower and its Subsidiaries (other than directors’ qualifying shares or other similar shares required pursuant to applicable Law) of any nature relating to any Capital Stock of any Subsidiary owned directly or indirectly by the Borrower; provided that, with respect to any non-Wholly-Owned Subsidiary, its Capital Stock may be subject to customary rights of first refusal, tag-along, drag-along and other similar rights. Section 3.16 Use of Proceeds. The Letters of Credit and the proceeds thereof shall be used solely to support or make payment on account of any default by the Borrower or any Subsidiary account party in the performance of a commercial obligation under a non-financial agreement or arrangement relating to the performance of services, delivery of goods, or advance payment, or retention or warranty obligations, in each case in connection with business activities in the ordinary course of business of Borrower or such Subsidiary (and, in each case, not in contravention of any Requirements of Law or any terms of the Loan Documents). Section 3.17 Environmental Matters. Other than exceptions to any of the following that could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect: (a) The Loan Parties and each of their respective facilities and operations: (i) are in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are in compliance with all of their Environmental Permits; (iv) have taken reasonable steps to ensure each of their Environmental Permits will be timely maintained, renewed and complied with; and (v) have no knowledge of any facts or circumstances upon which any such Environmental Permits could reasonably be expected to be adversely amended or revoked. (b) Hazardous Materials are not present at, on, under, in, or emanating from any property now or, to the knowledge of the Borrower, formerly owned, leased or operated by the Borrower or any of the Loan Parties, or, to the knowledge of the Borrower, at any other location (including any location to which Hazardous Materials have been sent for reuse or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or Loan Party under any applicable Environmental Law or otherwise result in costs to the Borrower or any Loan Party, or (ii) interfere with the Borrower’s or any Loan Party’s continued operations. (c) There are no Environmental Claims to which the Borrower or any of the Loan Parties is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened. To the knowledge of the Borrower, there are no facts or circumstances that could reasonably be expected to give rise to any such Environmental Claim. (d) None of the Borrower nor any Loan Party has received any written request for information, or been notified that it is a potentially responsible party or subject to liability under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law, or with respect to any Hazardous Materials, excluding any such matters that have been fully resolved with no further obligation or liability on the part of the Borrower or any Loan Party. (e) None of the Borrower nor any Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral or other form of dispute resolution, relating to compliance with or liability under any Environmental Law, excluding any such matters that have been fully resolved with no further obligation or possible liability on the part of the Borrower or any Loan Party. Section 3.18 Accuracy of Information, Etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement (other than any projections and information of a general economic or general industry nature) furnished to any

91 #157749759 Secured Party by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (as modified or supplemented by other information so furnished), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Secured Parties that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Section 3.19 Security Documents. Each of the Security Documents is effective to create in favor of the ULCA Collateral Agent or any Common Representative, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) any Pledged Stock (as defined in the Security Agreement) which is in certificated form, when any stock, membership or partnership unit certificates representing such Pledged Stock are delivered to, and in the possession of, the ULCA Collateral Agent (or the Controlling Authorized Representative in accordance with the terms of the Equal Priority Intercreditor Agreement) and (ii) the other Collateral described in the Security Documents, when financing statements and other filings in appropriate form are filed or registered in the office specified on Schedule 3.19, the security interest created in favor of the ULCA Collateral Agent or any Common Representative in such Pledged Stock and other Collateral shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Stock, other Collateral and the proceeds thereof, in which a security interest may be perfected by delivery to the ULCA Collateral Agent of such Pledged Stock or by filing a financing statement in the United States or other filing or registration in any applicable non-U.S. jurisdiction as security for the Obligations, in each case, prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights that are permitted by this Agreement to be incurred pursuant to Section 6.6). Section 3.20 Solvency. As of the Closing Date and after giving effect to any Letters of Credit issued on the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Section 3.21 [Reserved]. Section 3.22 Anti-Money Laundering and Anti-Corruption Laws; Sanctions. (a) To the extent applicable, each of the Borrower and each Restricted Subsidiary is in compliance in all material respects, and the operations of the Borrower and each Restricted Subsidiary are and have been conducted at all times in compliance in all material respects, with all applicable financial recordkeeping and reporting requirements, including those of the (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act and (iii) the material applicable anti-money laundering statutes of jurisdictions where the Borrower and each such Restricted Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Borrower or any Restricted Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Loan Parties party hereto, threatened. (b) No part of the proceeds of the Letters of Credit, and no other extensions of credit hereunder, will be used, directly or, to the knowledge of any Loan Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political

92 #157749759 office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in material violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), or otherwise in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any material applicable anti-corruption laws. None of the Borrower nor any Restricted Subsidiary or any director or officer thereof, nor, to the knowledge of any Loan Party, any employee, agent, Affiliate or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or, to the knowledge of any Loan Party, indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) in order to influence official action, or to any Person in material violation of the FCPA or any material applicable anti-corruption laws. The Borrower and its Restricted Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA and material applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve material compliance with such laws and with the representations and warranties contained in this clause (b). (c) None of the Borrower nor any Restricted Subsidiary, nor, to the knowledge of any Loan Party, any employee, agent, Affiliate or representative of any Loan Party or any Restricted Subsidiary, is a Person that is, or is owned or controlled by one or more Persons that are, (i) on the list of “Specially Designated Nationals and Blocked Persons” or (ii) subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) and the Borrower will not directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any extension of credit hereunder or lend, contribute or otherwise make available such proceeds to any Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, in violation of Sanctions or (B) in any other manner that will result in a violation of Sanctions by the Borrower or any Restricted Subsidiary. The Loan Parties have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve material compliance with applicable Sanctions. Section 3.23 Insurance. The properties of the Borrower and the other Loan Parties are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Loan Party operates. Section 4. CONDITIONS PRECEDENT Section 4.1 Closing Date. This Agreement shall not become effective, and the Issuing Bank shall have no obligations hereunder or under any other Loan Document, until the prior satisfaction of each of the following conditions (unless waived in writing pursuant to the terms of this Agreement) (capitalized terms used in this Section 4.1 having the meanings ascribed thereto in this Agreement prior to the Second Amendment Effective Date): (a) Loan Documents. The Issuing Bank shall have received (i) this Agreement, executed and delivered by a duly authorized officer or signatory of the Borrower, (ii) the Control Agreement, executed and delivered by a duly authorized officer or signatory of each party thereto, (iii) the Security Agreement, executed and delivered by a duly authorized officer or signatory of each Loan Party that is a party thereto, (iv) the Fee Letter, executed and delivered by a duly authorized officer or signatory

93 #157749759 of each party thereto and (v) the Equal Priority ICA Joinder Agreement, executed and delivered by a duly authorized officer or signatory of each party thereto. (b) Fees and Expenses. All fees due to the Issuing Bank on the Closing Date (including those specified in the Fee Letter) shall have been paid in full in Dollars, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Issuing Bank on the Closing Date that have been invoiced at least three Business Days prior to the Closing Date shall have been paid. (c) Solvency Certificate. The Issuing Bank shall have received a solvency certificate substantially in the form of Exhibit E, executed by a Responsible Officer (which shall be the chief financial officer, chief accounting officer or other officer with equivalent duties) of the Borrower. (d) [Reserved]. (e) Closing Certificate. The Issuing Bank shall have received a certificate signed by a Responsible Officer of the Borrower, certifying that the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof. (f) Legal Opinions. The Issuing Bank shall have received, in form and substance reasonably acceptable to the Issuing Bank, (i) a legal opinion of Skadden, Arps, Slate Meagher & Flom LLP, New York counsel to the Borrower and its Subsidiaries (which opinion shall include a non- contravention opinion with respect to material debt) dated the date hereof and addressed to the Issuing Bank and (ii) legal opinions of applicable local counsel to the Borrower or to the Issuing Bank (which opinions shall include a existence, good standing, execution and delivery, authorization and authority with respect to each Foreign Subsidiary that is a Loan Party as of the Closing Date) dated the date of the date hereof and addressed to the Issuing Bank. (g) Organizational Documents. A certificate of an Responsible Officer of each Loan Party, certifying (A) as to copies of the Organizational Documents of such Loan Party, together with all amendments thereto, (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the execution and delivery of this Agreement and the incurrence of the Obligations hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party (including, but not limited to, Requests for LC Activity and LC Applications) and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of the Borrower, including all notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers. (h) Uniform Commercial Code Filings. Each Uniform Commercial Code financing statement required as of the Closing Date by the Security Documents or under law to be filed in order to create in favor of the Issuing Bank, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.6), shall have been filed, or shall have been delivered to the Issuing Bank in proper form for filing, or arrangements reasonably satisfactory to the Issuing Bank for such filing shall have been made. (i) PATRIOT Act; Beneficial Ownership. The Issuing Bank shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information

94 #157749759 about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Issuing Bank in writing at least ten (10) Business Days prior to the Closing Date. At least five (5) Business Days prior to the Closing Date, the Borrower shall have delivered a Beneficial Ownership Certification to the Issuing Bank to the extent the Issuing Bank has requested such certification, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities and Industry and Financial Markets Association, in relation to the Borrower. (j) Financial Statements. The Issuing Bank shall have received (a) audited consolidated balance sheets and related statements of income and cash flows of the Borrower and its consolidated subsidiaries for the three most recently completed fiscal years ended at least 75 days prior to the Closing Date and (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its consolidated subsidiaries for each fiscal quarter (other than any fourth fiscal quarter) ended after the most recent audited financial statements delivered pursuant to clause (a) above and at least 45 days prior to the Closing Date. Section 4.2 Each Credit Event. The Issuing Bank’s decision to effect or permit each Credit Event (including the initial Credit Event hereunder) is subject to the prior satisfaction of each of the following conditions (unless waived in writing pursuant to the terms of this Agreement): (a) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof. (b) No Default. (i) No event shall have occurred and be continuing or would result from the issuance, amendment or extension of such Letter of Credit, as applicable, that would constitute an Event of Default or a Default. (ii) The issuance, amendment or extension of such Letter of Credit, as applicable, and the Reimbursement Obligations with respect thereto, constitute Equal Priority Obligations permitted pursuant to the Credit Agreement. (c) Collateral Account. (i) The Collateral Account is subject to the control of ULCA Collateral Agent. (ii) With respect to each Credit Event (including the first Credit Event requested hereunder), as of the date of the applicable Credit Event, the amount on deposit in the Collateral Account shall not be less than the Required Cash Level (and the Borrower shall have provided or caused to be provided to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of the same). (d) Request for LC Activity. (i) Borrower shall have delivered a duly executed Request for LC Activity (with all required attachments, including an LC Application (if applicable)) to the applicable Issuing Bank at least five (5) Business Days prior to the date of the requested issuance or amendment of any applicable Letter of Credit, and the Stated Amount of such Letter of Credit shall comply with Section 2.1(c). (e) Letter of Credit Reimbursement. There shall be no outstanding Reimbursement Obligations. To the extent such Credit Event includes an increase or reinstatement of the

95 #157749759 Stated Amount of any Letter of Credit following an LC Disbursement with respect to such Letter of Credit, all Reimbursement Obligations have been repaid in full in Dollars. (f) Acceptance of Request for LC Activity by Issuing Bank. The Issuing Bank (in its sole discretion) shall have accepted such Request for LC Activity and agreed, subject to the prior satisfaction or waiver of each of the other conditions precedent set forth in this Section 4.2, to such Credit Event (as evidenced by such Issuing Bank’s effecting or permitting such Credit Event). Each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section. Section 5. AFFIRMATIVE COVENANTS The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall and shall cause each of the Restricted Subsidiaries of the Borrower to: Section 5.1 Financial Statements. Furnish to the Administrative Agent and take the following actions: (a) within 90 days (or the successor time period then in effect under the Exchange Act for a non-accelerated filer plus any grace period provided by Rule 12b-25 under the Exchange Act) after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2020, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, audited by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing, together with a report and opinion by such certified public accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than solely as a result of (a) the impending maturity of any Indebtedness or (b) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period); and (b) not later than 45 days (or the successor time period then in effect under the Exchange Act for a non-accelerated filer plus any grace period provided by Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of the Borrower, beginning with the fiscal quarter ending June 30, 2021, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes). (c) If the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the annual and quarterly information required by Section 5.1(a) and 5.1(b) shall include information (which need not be audited or reviewed by the Borrower’s auditors) regarding such Unrestricted Subsidiaries substantially comparable to the financial information of the Unrestricted Subsidiaries presented in the Offering Memorandum; provided that no such information shall be required if such financial information is not material compared to the applicable financial information of the Borrower and its Subsidiaries on a consolidated basis or if such Unrestricted Subsidiaries are not material to the Borrower and its Subsidiaries on a consolidated basis. Financial statements, segment information and other information required to be delivered pursuant to this Section 5.1, Section 5.2 or Section 5.7 may be delivered electronically and if so delivered, shall be

96 #157749759 deemed to have been delivered on the date (i) on which the Borrower, as applicable, posts such financial statements, segment information or other information, or provides a link thereto, on the website of the Borrower, as applicable; (ii) on which such financial statements, segment information or other information is posted on behalf of the Borrower on an Internet or intranet website, if any, to which the Administrative Agent has access (whether a commercial or third-party website or whether sponsored by the Administrative Agent); or (iii) to the extent such financial statements, segment information or other information are set forth in the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC, on which date such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System. Section 5.2 Certificates; Other Information. Furnish to the Administrative Agent: (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, a Compliance Certificate of the Borrower (the first such Compliance Certificate to be delivered for the fiscal quarter ending June 30, 2021) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be; (b) no later than 60 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2021, a consolidated budget for the Borrower and its Subsidiaries for the following fiscal year (including a consolidated statement of projected results of operations of the Borrower and its consolidated Subsidiaries as of the end of the following fiscal year presented on a quarterly basis); (c) concurrently with the delivery of any financial statements pursuant to Section 5.1(a) or (b), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, in each case, for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter; and (d) promptly, from time to time, such other customary information regarding the operations, business affairs and financial condition of the Borrower and its Restricted Subsidiaries and their compliance with the terms of any Loan Document, in each case, as the Administrative Agent may reasonably request. Section 5.3 Payment of Taxes. Pay, before the same shall become delinquent or in default, all Taxes required to be paid except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries or (b) the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 5.4 Conduct of Business and Maintenance of Existence; Compliance with Law. (a)(i) Except as otherwise permitted by Section 6.9, preserve, renew and keep in full force and effect its organizational existence and good standing in its jurisdiction of incorporation or organization and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 or 6.9 or, other than with respect to the organizational existence of the Borrower, to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) comply with all Requirements of Law, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.5 Maintenance of Property; Insurance. (a) Keep all real and tangible Property and systems used, useful, or necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for

97 #157749759 similarly situated Persons engaged in the same or similar businesses) as are customarily carried under similar circumstances by such other Persons. Section 5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which entries which are full, true and correct, in all material respects, in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities. Permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired (but the Administrative Agent may not have more than one visit per any twelve month period except during an Event of Default), upon reasonable advance notice to the Borrower, and to discuss the business, operations, properties and financial and other condition of the Borrower and the Borrower’s Restricted Subsidiaries with officers and employees of the Borrower and the Borrower’s Restricted Subsidiaries and with their independent certified public accountants (and the Borrower will be given the opportunity to participate in any such discussions with such independent certified accountants). So long as no Event of Default has occurred and is continuing at the time of such inspection, the Borrower shall not bear the cost of more than one such inspection per calendar year by the Administrative Agent (or its representatives). Notwithstanding anything to the contrary in this Section 5.6, none of the Borrower and its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its representatives) is prohibited by any Requirement of Law or any binding agreement (provided that, with respect to any prohibition by any binding agreement, the Borrower shall attempt to obtain consent to such disclosure if requested by the Administrative Agent) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product. Section 5.7 Notices. Promptly after obtaining knowledge of the same, give notice to the Administrative Agent of: (a) the occurrence of any Default or Event of Default; (b) any dispute, claim, litigation investigation or proceeding (i) affecting the Borrower or any of its Subsidiaries that could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, or (ii) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby; and (c) any other development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary has taken or proposes to take with respect thereto. Section 5.8 Environmental Laws. (a) Except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all material Environmental Permits. (b) Except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required

98 #157749759 by any Governmental Authority under Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. Section 5.9 Plan Compliance. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, establish, maintain and operate any and all Pension Plans, Multiemployer Plans and Foreign Employee Benefit Plans (other than government- sponsored plans) in compliance with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plans to the extent the Borrower or any Commonly Controlled Entity has the authority to establish, maintain and operate such plans. Section 5.10 Additional Guarantors; Additional Collateral, Collateral Limitations. (a) Subject to Section 5.12, the Borrower shall cause each Wholly-Owned Subsidiary that is a guarantor under any Existing Indenture and any other Equal Priority Obligations (other than (a) the Guarantors, (b) any Qualified Liquefaction Development Entities, (c) any Receivables Subsidiaries, (d) any Immaterial Subsidiaries, (e) any Captive Insurance Subsidiaries, (f) not-for-profit or special purpose Subsidiary and (g) any Subsidiary with respect to which a guarantee by it of the Obligations would result in material adverse tax consequences to any Loan Party, as reasonably determined by the Borrower and notified to the Administrative Agent in writing) to become a Guarantor under this Agreement and satisfy the requirements of this Section 5.10 within 60 days (subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are reasonably agreed by the Administrative Agent) of the later of (i) such Subsidiary becoming a Wholly-Owned Restricted Subsidiary and (ii) the Borrower determining such Subsidiary ceased to meet any of the exceptions set forth in the preceding parenthetical. Such Subsidiary shall execute and deliver (A) a Joinder Agreement, (B) a joinder to the Security Agreement substantially in the form of Exhibit A thereto, (C) an acknowledgment to the Equal Priority Intercreditor Agreement substantially in the form of Annex A thereto, (D) subject to the applicable limitations set forth in this Section 5.10, Security Documents in respect of the Collateral in the relevant jurisdictions outside of the United States, or, with respect to Single Lien Collateral (defined in the Equal Priority Intercreditor Agreement), new agreements, or amendments, amendments and restatements, supplements or other modifications to Single Lien Security Documents (as defined in the Equal Priority Intercreditor Agreement) in respect of such Single Lien Collateral, (E) a perfection certificate for such Wholly-Owned Restricted Subsidiary substantially in the form of the Perfection Certificate delivered on the Closing Date, and (F) all filings and other documents required by such Security Documents (including any Single Lien Security Documents) to create or perfect (to the extent required by such Security Documents) the security interests in the Collateral of such Wholly-Owned Restricted Subsidiary. The Borrower may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor (and no 60-day period described in the foregoing sentence shall apply to such Subsidiary). (b) The Borrower shall, and shall cause each Guarantor to, grant a first-priority perfected security interest upon any Property (including, for the avoidance of doubt, any real property, tankers and other marine vessels) that constitutes collateral under any Existing Indenture and any other Equal Priority Obligations, in each case substantially concurrently with (and in no event later than 90 days of) such Subsidiary becoming a guarantor under any Existing Indenture or any other Equal Priority Obligation and such Property becoming collateral under any Existing Indenture or any other Equal Priority Obligation (subject to extensions and exceptions as to scope of foreign security and perfection requirements as are reasonably agreed by the Issuing Bank). (c) [Reserved]. (d) [Reserved]. (e) Notwithstanding anything to the contrary, to the extent that the Lien on any Collateral is not or cannot be created and/or perfected on the Closing Date (other than (a) by the execution

99 #157749759 and delivery of the Security Agreement by the Borrower and the Guarantors and (b) a Lien on Collateral that is of the type that may be perfected by the filing of a financing statement in the United States under the UCC), the Borrower shall take all necessary actions to create and/or perfect such Lien pursuant to arrangements to be mutually agreed between the Borrower and the ULCA Collateral Agent acting reasonably, including those Post-Closing Actions set forth on Schedule 5.12. In addition, notwithstanding anything to the contrary, it is understood and agreed that: (i) the ULCA Collateral Agent may waive or grant extensions of time for the creation and perfection of security interests in, or obtaining Mortgages, policies of title insurance, legal opinions, surveys, appraisals or other deliverables with respect to, particular assets or the provision of any Guarantee by any Restricted Subsidiary; (ii) other than with respect to the Collateral Account, which is governed by clause (e) below, (1) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including Deposit Accounts, securities accounts and commodities accounts (other than control or possession of pledged Equity Interests (to the extent certificated) that constitute Collateral) and (2) no blocked account agreement, deposit account control agreement or similar agreement shall be required for any Deposit Account, securities account or commodities account; (iii) the ULCA Collateral Agent will only be authorized to take actions in any non-U.S. jurisdiction or under the laws of any non-U.S. jurisdiction to create security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any such assets as follows: (1) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Barbados as of the Closing Date, a charge over shares and debentures under the Laws of Barbados and any customary filings associated therewith; (2) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Bermuda as of the Closing Date, a share charge under the Laws of Bermuda and any customary filings associated therewith; (3) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Ireland as of the Closing Date, a charge over shares under the laws of Ireland and any customary filings associated therewith; (4) with respect to Equity Interests and Collateral located in Jamaica as of the Closing Date, (i) a debenture creating charges over Collateral, (ii) four share charges by a Barbadian parent over shares in four Jamaican subsidiaries, (iii) a share charge by a United States parent over shares in a Jamaican subsidiary and (iv) two mortgages over certain real property interests under the Laws of Jamaica (and Barbados, as applicable, with respect to the charge over shares), and any customary filings associated therewith; (5) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Mexico as of the Closing Date, equity interests pledge agreements and non-possessory pledge agreements under the Laws of Mexico, and any customary filings associated therewith; (6) with respect to Equity Interests in, and Collateral owned by, Guarantors located in The Netherlands as of the Closing Date, a pledge of shares and pledge on receivables and accounts under the Laws of The Netherlands, and any customary filings associated therewith; (7) with respect to Collateral owned by, Guarantors located in Nicaragua as of the Closing Date, movable pledge over a Power Purchase Agreement under the laws of Nicaragua, and any customary filings associated therewith;

100 #157749759 (8) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Puerto Rico as of the Closing Date, a filing of the applicable financing statement before the Commonwealth of Puerto Rico Department of State’s Secured Transactions Registry and any customary filings associated therewith; (9) with respect to Equity Interests in, and Collateral owned by, Guarantors incorporated in England and Wales as of the Closing Date, a charge over shares and debenture under the Laws of England and Wales and any customary filings associated therewith; and (10) with respect to Equity Interests in, and Collateral owned by, Foreign Subsidiaries that become Guarantors after the Closing Date, only such share pledges, debentures and similar instruments as are substantially consistent with those described in the foregoing (1) through (9), as applicable. (f) No actions shall be required to perfect a security interest in (1) any vehicle, tanker, marine vessel, ISO container or other asset subject to a certificate of title, other than tankers or other marine vessels with a value (as reasonably estimated by the Borrower) in excess of $40.0 million, (2) letter- of-credit rights not constituting supporting obligations of other Collateral, (3) the Equity Interests of any Immaterial Subsidiary not constituting Collateral, (4) the Equity Interests of any Person that is not a Subsidiary or (5) commercial tort claims with a value of less than $40.0 million, except in the case of each of clauses (1) through (5), perfection actions limited solely to the filing of a UCC financing statement. Section 5.11 Collateral Account. Notwithstanding anything to the contrary contained herein but subject to the immediately following sentences, the Borrower shall maintain the Required Cash Level in the Collateral Account. The Borrower (a) may maintain cash in the Collateral Account in excess of the Required Cash Level at any time and (b) shall, within five (5) Business Days after the Administrative Agent has applied any amounts from the Collateral Account to any Reimbursement Obligations, restore the amount of cash on deposit in the Collateral Account to the Required Cash Level. So long as no Default or Event of Default has occurred and is then continuing, upon at least five (5) Business Days written notice to the Administrative Agent and the ULCA Collateral Agent, the Borrower shall have the right to request a withdrawal of the amount, if any, on deposit in the Collateral Account that exceeds the then applicable Required Cash Level, and promptly after receipt of written notice of any such request the ULCA Collateral Agent shall direct the Account Bank to transfer an amount equal to any such excess (or such lesser amount as requested by Borrower in accordance herewith) from the Collateral Account to the Borrower. So long as no Event of Default has occurred and is continuing, the Borrower may invest deposits in the Collateral Account. On or prior to the date on which the ULCA Cash Collateral Agent is replaced or succeeded as Account Bank hereunder, the Borrower shall enter into a Control Agreement with respect to the Collateral Account with such replacement or successor Account Bank (which Account Bank and Control Agreement shall each be reasonably satisfactory to the Administrative Agent). Section 5.12 Post-Closing Covenants. The Borrower shall, and shall cause the Restricted Subsidiaries to, take the actions set forth on Schedule 5.12 (the “Post-Closing Actions”) within the time periods specified therein (it being understood that the Borrower and its subsidiaries shall not be required to enter into any Loan Documents governed by the laws of a jurisdiction outside of the United States until the date that is at least 90 days after the Closing Date (subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are reasonably agreed by the Administrative Agent, in each case as applicable)). Section 5.13 Use of Proceeds. Use the proceeds of the Letters of Credit only for those purposes set forth in Section 3.16. Section 5.14 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as

101 #157749759 the ULCA Collateral Agent may, subject to the terms of the Intercreditor Agreement, reasonably request for the purposes of more fully creating, maintaining, preserving, perfecting or renewing the Liens granted in favor of (together with the other rights of) the ULCA Collateral Agent (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Loan Party which are required to become part of the Collateral pursuant to Section 5.10) pursuant hereto or thereto. Upon the exercise by the ULCA Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement, any Control Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of all applications, certifications, instruments and other documents and papers that the ULCA Collateral Agent may be reasonably required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization. Section 6. NEGATIVE COVENANTS The Borrower agrees that, so long as the Termination Conditions are not satisfied: Section 6.1 Limitation on Restricted Payments. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to: (i) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than: (A) dividends, payments or distributions by the Borrower payable solely in Qualified Capital Stock of the Borrower or in options, warrants or other rights to purchase Qualified Capital Stock; or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities; (ii) redeem, purchase, repurchase, defease or otherwise acquire or retire for value any Equity Interests of the Borrower, including in connection with any merger, amalgamation or consolidation, in each case, held by a Person other than the Borrower or a Restricted Subsidiary; (iii) make any principal payment on, or redeem, purchase, repurchase, defease, discharge or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (such payment and other actions described in the foregoing (subject to the exceptions in clauses (A) and (B) below), “Restricted Debt Payments”), other than: (A) Indebtedness permitted to be incurred or issued under Section 6.3(b)(iii); or (B) the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, redemption, purchase, repurchase, defeasance, discharge or acquisition or retirement; or (iv) make any Restricted Investment,

102 #157749759 (all such payments and other actions set forth in clauses (i) through (iv) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment: (1) in the case of a Restricted Payment under any of clauses (i), (ii) and (iii) above (other than with respect to amounts attributable to subclauses (A) and (C) through (H) of clause (2) below), no Event of Default described under Section 7.1(a)(1), (7) or (8) shall have occurred and be continuing or would occur as a consequence thereof; and (2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Issue Date pursuant to this clause (2), is less than the sum of (without duplication): (A) $75.0 million; plus (B) 50.0% of the cumulative Consolidated Net Income of the Borrower for each fiscal quarter (if greater than zero for such quarter) commencing on July 1, 2020 to the end of the most recent Test Period; plus (C) the sum of (x) the amount of any cash capital contribution to the common equity capital of the Borrower or any Restricted Subsidiary, plus (y) the cash proceeds received by the Borrower from any issuance of Qualified Capital Stock (including Treasury Capital Stock, and other than any Designated Preferred Stock or Refunding Capital Stock) of the Borrower after the Issue Date, plus (z) the Fair Market Value of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution to the common equity capital of the Borrower or such Restricted Subsidiary, or that becomes part of the common equity capital of the Borrower or a Restricted Subsidiary as a result of any consolidation, merger or similar transaction with the Borrower or any Restricted Subsidiary (in each case, other than any amount (A) constituting an Excluded Contribution, (B) received from the Borrower or any Restricted Subsidiary, (C) consisting of any loan or advance made pursuant to clause (h)(i) of the definition of “Permitted Investments” received as cash equity by the Borrower or any of its Restricted Subsidiaries, (D) used to make a Restricted Payment pursuant to Section 6.1(a)(i)(B) or (xxix)(1), in each case, during the period from and including the day immediately following the Issue Date through and including such time or (E) used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 6.3(b)(xviii)); plus (D) the net cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the incurrence after the Issue Date of any Indebtedness or from the issuance after the Issue Date of any Disqualified Stock, in each case, of the Borrower or any Restricted Subsidiary (other than Indebtedness owed or Disqualified Stock issued to the Borrower or any Restricted Subsidiary) that has been converted into or exchanged for Qualified Capital Stock of the Borrower during the period from and including the day immediately following the Issue Date through and including such time; plus (E) the net cash proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Issue Date through and including such time in connection with the disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to this clause (2); plus (F) to the extent not already reflected as a Return with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Issue Date through and including such time in connection with cash Returns and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Issue Date pursuant to this clause (2); plus

103 #157749759 (G) an amount equal to the sum of (A) the amount of any Investment by the Borrower or any Restricted Subsidiary pursuant to this clause (2) in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary (equal to the lesser of (1) the Fair Market Value of the Investment of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger, consolidation or amalgamation and (2) the Fair Market Value of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary; provided that, in the case of original Investments made in cash, the Fair Market Value thereof shall be such cash value), (B) the Fair Market Value of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Restricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made after the Issue Date pursuant to this clause (2) and (C) the Net Proceeds of any disposition of any Unrestricted Subsidiary (including the issuance or sale of the Equity Interests thereof) received by the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Issue Date through and including such time; plus (H) to the extent not included in Consolidated Net Income or Consolidated EBITDA and without duplication of any dividends, distributions or other Returns or similar amounts included in the calculation of any basket or other provision of this Agreement (and other than any amount that has previously been applied as an Excluded Contribution), dividends, distributions or other Returns received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary or joint ventures or Investments in entities that are not Restricted Subsidiaries; provided that, for the avoidance of duplication, any item or amount that increases the amount of Excluded Contributions shall not also increase the amount available under this clause (2). (b) Section 6.1(a) shall not prohibit any of the following: (i) [Reserved]; (ii) any payments by the Borrower to repurchase, redeem, retire or otherwise acquire or retire for value the Equity Interests (other than Disqualified Stock) of the Borrower held by any future, present or former employee, director, member of management, officer, manager, member, partner, independent contractor or consultant (or any Immediate Family Member thereof) of the Borrower or any Restricted Subsidiary of any of the foregoing (or any options, warrants, profits interests, restricted stock units or equity appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests), in each case pursuant to any management, director, employee, consultant and/or advisor equity plan or equity option plan, equity appreciation rights plan, or any other management, director, employee, consultant and/or advisor benefit plan or agreement or any equity subscription or equityholder agreement, any employment termination agreement or any other employment agreement or equityholders’ or similar agreement: (1) with cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of Indebtedness issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Equity Interests of the Borrower held by any future, present or former employee, director, member of management, officer, manager, member, partner, independent contractor or consultant (or any Immediate Family Member of the foregoing) of the Borrower or any Restricted Subsidiary of any of the foregoing), including any Equity Interests rolled over by management, directors, employees or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any of its Restricted Subsidiaries in connection with any corporate transaction; provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (ii)(1) in any fiscal year shall not exceed the greater of $35.0 million and 10.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries, which, if not used in such fiscal year, may be carried forward to succeeding fiscal years;

104 #157749759 (2) with the proceeds of any sale or issuance of the Equity Interests of the Borrower (to the extent such proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of clause (2) of Section 6.1(a) or are not an Excluded Contribution); (3) with the net proceeds of any key-man life insurance policy; or (4) the amount of any cash bonuses otherwise payable to future, present or former employees, directors, members of management, officers, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any of its Restricted Subsidiaries that are foregone in exchange for the receipt of Equity Interests of the Borrower pursuant to any compensation arrangement, including any deferred compensation plan; provided further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Immediate Family Members) of the Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.1 or any other provision of this Agreement; (iii) Restricted Payments that are made (1) in an amount that does not exceed the aggregate amount of Excluded Contributions received following the Issue Date and (2) without duplication of clause (1), in an amount that does not exceed the aggregate net cash proceeds from any sale, conveyance, transfer or disposition of, or distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (1); (iv) Restricted Payments (1) to make cash payments in lieu of the issuance of fractional shares or interests in connection with any share dividend, share split or share combination or any acquisition or Investment (or other similar transaction) or the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any Restricted Subsidiary and (2) consisting of (A) repurchases of Equity Interests in connection with the exercise of warrants, options or other securities convertible with or exchangeable for Equity Interests or upon the vesting of any profits interests, restricted stock units or similar incentive interests, and (B) payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former officer, director, employee, member of management, manager, member, partner, independent contractor and/or consultant (or any of their respective Immediate Family Members) of the Borrower or any Restricted Subsidiary in connection with or in lieu of repurchases described in the foregoing clause (A); (v) repurchases of Equity Interests upon the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests or upon the vesting of any profits interests, restricted stock units or similar incentive interests, in each case if such Equity Interests represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Equity Interests as part of a “cashless” exercise upon such exercise or vesting, as applicable; (vi) [Reserved]; (vii) the declaration and payment of regular quarterly dividends or distributions, including the initial dividend or distribution following the Closing Date, to holders of the Borrower’s common equity, in each case to the extent approved by the Board of Directors of the Borrower in good faith; (viii) (1) Restricted Payments to (A) redeem, repurchase, retire, defease, discharge or otherwise acquire any Equity Interests (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary, including any accrued and unpaid dividends thereon, in exchange for, or out of the

105 #157749759 proceeds of a sale or issuance (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower that is made within 120 days of such sale or issuance to the extent any such proceeds are received by or contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock after the Issue Date (“Refunding Capital Stock”) and (B) declare and pay dividends on any Treasury Capital Stock out of the proceeds of such sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock or (2) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 6.1(b)(xvii), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per fiscal year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement; (ix) to the extent constituting a Restricted Payment, the making or consummation of any Asset Sale or Disposition not constituting an Asset Sale pursuant to the exclusions from the definition thereof or transaction in accordance with the provisions of Section 6.5(b) (other than pursuant to clause (iv) of such clause); (x) so long as no Event of Default under Section 7.1(a)(1), (7) or (8) then exists or would result therefrom, additional Restricted Payments; provided that the aggregate amount of all such Restricted Payments made and then outstanding pursuant to this clause (x) shall not exceed the greater of $100.0 million and 25.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; (xi) so long as no Event of Default under Section 7.1(a)(1), (7) or (8) then exists or would result therefrom, additional Restricted Payments so long as the Consolidated Total Debt Ratio, calculated on a pro forma basis at the time of the determination thereof, would not exceed 2.00 to 1.00; (xii) the distribution, by dividend or otherwise, or other transfer or disposition of Equity Interests of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (or any Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), other than Unrestricted Subsidiaries the primary assets of which are cash and Cash Equivalents; (xiii) payments or distributions (1) to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), (2) made in connection with working capital adjustments or purchase price adjustments or (3) made in connection with the satisfaction of indemnity and other similar obligations, in each case pursuant to or in connection with any acquisition, other Investment, disposition or consolidation, amalgamation, merger or transfer of assets that is not prohibited under this Agreement; (xiv) Restricted Payments constituting fixed dividend payments in respect of Disqualified Stock incurred in accordance with Section 6.3 to the extent such Restricted Payments are included in the calculation of Fixed Charges; (xv) the declaration and payment of regular dividends or distributions to holders of Preferred Stock of Golar LNG Partners LP, a Marshall Islands limited partnership, for so long as such Preferred Stock is outstanding, provided that the amount of such dividends or distributions are not increased from the amounts of such dividends or distributions in effect on the Closing Date; (xvi) [Reserved]; (xvii) Restricted Payments consisting of (1) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Issue Date, (2) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to

106 #157749759 Section 6.1(b)(viii); provided, however, that, in the case of each of sub-clause (1) and sub-clause (2) of this clause (xvii), at the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; (xviii) [Reserved]; (xix) distributions or payments of Receivables Fees and purchases of receivables in connection with any Permitted Receivables Financing or any repurchase obligation in connection therewith; (xx) (1) payments made to optionholders or holders of phantom equity or profits interests of the Borrower in connection with, or as a result of, any distribution made to stockholders of the Borrower (to the extent such distribution is otherwise permitted under this Agreement), which payments are being made to compensate such optionholders or holders of phantom equity or profits interests as though they were stockholders at the time of, and entitled to share in, such distribution (it being understood that no such payment may be made to an optionholder or holder of phantom equity or profits interests pursuant to this clause (xx) to the extent such payment would not have been permitted to be made to such optionholder or holder of phantom equity or profits interests if it were a stockholder pursuant to the provisions of this Section 6.1) and (2) Restricted Payments to pay for the redemption, purchase, repurchase, defeasance or other acquisition or retirement of Equity Interests of the Borrower for nominal value, from a former investor of an acquired business or a present or former employee, director, officer, manager, member, partner, independent contractor or consultant (or any Immediate Family Member of the foregoing) of an acquired business, which Equity Interests were issued as part of an earn-out or similar arrangement in the acquisition of such business, and which repurchase relates to the failure of such earn-out to fully vest; (xxi) [Reserved]; (xxii) the making of any Restricted Payment within 60 days after the date of declaration thereof or the giving of irrevocable notice thereof, as applicable, if, at such date of declaration or the giving of such notice, such payment would have been permitted by any of the other clauses in this Section 6.1 (and any Restricted Payment made in reliance on this clause (xxii) shall also be deemed to have been made under such applicable clause, except for the purpose of testing the permissibility of such Restricted Payment on the date it is actually made); (xxiii) the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of any Subordinated Indebtedness (1) in accordance with provisions similar to those set forth in Sections 4.10 and 4.14 of the Existing Indentures or (2) after completion of an Asset Sale Offer or Advance Offer, as applicable, from any Declined Proceeds (as each term is defined in the Existing Indentures); (xxiv) [Reserved]; (xxv) Restricted Debt Payments made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted under Section 6.3; (xxvi) any Restricted Debt Payments made as part of an applicable high yield discount obligation catch-up payment; (xxvii) [Reserved]; (xxviii) [Reserved]; (xxix) (1) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary (in each case, other than to or by the Borrower or any Restricted Subsidiary), (2) Restricted Debt Payments as a result of the conversion of all

107 #157749759 or any portion of any Subordinated Indebtedness into Qualified Capital Stock of the Borrower and (3) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Subordinated Indebtedness that is permitted under Section 6.3; (xxx) [Reserved]; (xxxi) Restricted Debt Payments with respect to Subordinated Indebtedness assumed pursuant to Section 6.3(b)(xv) (other than any such Subordinated Indebtedness incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary or (y) otherwise in connection with or in contemplation of such acquisition), so long as such Restricted Debt Payment is made or deposited with a trustee or other similar representative of the holders of such Subordinated Indebtedness contemporaneously with, or substantially simultaneously with, the closing of the transaction under which such Subordinated Indebtedness is assumed; and (xxxii) any mandatory redemption, repurchase, retirement, termination or cancellation of Disqualified Stock (to the extent treated as Indebtedness outstanding and/or incurred in compliance with Section 6.3). The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the relevant date of determination, in the case of a Subject Transaction, or the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Borrower or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. (c) As of the Closing Date, NFE South Power Holdings Limited, a company incorporated under the laws of Jamaica, and each of its Subsidiaries will be Unrestricted Subsidiaries, and all of the Borrower’s other Subsidiaries will be Restricted Subsidiaries. The Borrower shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second and third paragraphs of the definition of “Unrestricted Subsidiary”. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement and will not guarantee the Obligations. (d) Unrestricted Subsidiaries may use value transferred from the Borrower and its Restricted Subsidiaries pursuant to this Section 6.1 or in a Permitted Investment to purchase or otherwise acquire Indebtedness or Equity Interests of the Borrower or any of the Borrower’s Restricted Subsidiaries, and to transfer value to the holders of the Equity Interests of the Borrower or any Restricted Subsidiary or to Affiliates thereof, and such purchase, acquisition, or transfer will not be deemed to be a “direct or indirect” action by the Borrower or its Restricted Subsidiaries. Section 6.2 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to: (i) (1) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries that is a Guarantor on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries that is a Guarantor; (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries that is a Guarantor; or (iii) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries that is a Guarantor.

108 #157749759 (b) The restrictions in Section 6.2(a) shall not apply to encumbrances or restrictions: (i) set forth in any agreement evidencing or governing (1) Indebtedness of a Restricted Subsidiary that is not a Guarantor permitted to be incurred pursuant to Section 6.3 and any corresponding Organizational Documents of any such Restricted Subsidiary structured as a special purpose entity incurring such Indebtedness, (2) Secured Indebtedness permitted to be incurred pursuant to Sections 6.3 and 6.6 if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness, (3) Indebtedness permitted to be incurred pursuant to Section 6.3(a) and Sections 6.3(b)(i), (ii), (xiv), (xv) and (xvii) (as it relates to Indebtedness in respect of Section 6.3(a) and Sections 6.3(b)(i), (ii), (xiv), (xv), (xviii), (xxi), (xxv), (xli) and/or (xlii)), and Sections 6.3(b)(xv), (xxi), (xxv), (xxxix), (xli) and/or (xlii) and (4) any Permitted Receivables Financing solely with respect to the assets subject to such Permitted Receivables Financing; (ii) arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business; (iii) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Equity Interests not otherwise prohibited under this Agreement; (iv) that are assumed in connection with any acquisition of property or the Equity Interests of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Equity Interests of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition; (v) set forth in any agreement for any disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such disposition; (vi) set forth in provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis; (vii) imposed by customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other organizational and governance documents and other similar agreements; (viii) on cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such cash, other deposits or net worth or similar restrictions exist; (ix) set forth in documents that exist on the Closing Date, including pursuant to the Existing Notes, the Existing Note Guarantees, the Existing Notes Indentures, the Credit Agreement, this Agreement and the other Loan Documents and, in each case, related documentation and related Derivative Transactions; (x) (1) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date or (2) arising under customary separateness, bankruptcy remoteness and similar provisions included in governing or other documents related to entities structured as special purpose entities in anticipation of financing arrangements, acquisition of assets or similar transactions, in each case, if the relevant restrictions, taken as a whole (as determined in good faith by the Borrower) (A) are not materially less favorable to the holders than the restrictions contained in this Agreement, (B) generally represent market terms at the time of incurrence or structuring, as applicable,

109 #157749759 taken as a whole, or (C) would not, in the good faith determination of senior management of the Borrower, at the time of incurrence or structuring, as applicable, materially impair the Borrower’s ability to pay the Obligations when due; (xi) arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit; (xii) arising in any Hedge Agreement and/or any agreement relating to Banking Services; (xiii) relating to any asset (or all of the assets) of and/or the Equity Interests of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any disposition of such asset (or assets) and/or all or a portion of the Equity Interests of the relevant Person that is not prohibited by the terms of this Agreement; (xiv) set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to dispose of or encumber the assets subject thereto; (xv) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; provided that such agreement (i) prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are subject to such agreements, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary or (ii) would not, in the good faith of the Borrower, at the time such Indebtedness is incurred, materially impair the Borrower’s ability to make payments under the Loan Documents when due; (xvi) any encumbrance or restrictions with respect to a Subsidiary that was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became or is redesignated as a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming or being redesignated as a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any Restricted Subsidiary other than the assets and property of such Subsidiary and its Subsidiaries; and/or (xvii) imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (i) through (xvi) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. For purposes of determining compliance with this Section 6.2, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (2) the subordination of (including the application of any standstill requirements to) loans and advances made to the Borrower or a Restricted Subsidiary to other Indebtedness incurred by the Borrower or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances. Section 6.3 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly

110 #157749759 or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), and issue shares of Disqualified Stock or Preferred Stock, if the Fixed Charge Coverage Ratio of the Borrower would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the Test Period. (b) The provisions of Section 6.3(a) shall not apply to: (i) the incurrence of Indebtedness under Credit Facilities by the Borrower or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate outstanding principal amount (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) not to exceed, except as contemplated by Section 6.3(b)(xvii), the greater of (i) $175.0 million and (ii) 50.0% of Annualized EBITDA; (ii) the Indebtedness represented by the obligations under the Credit Agreement and the Existing Notes (including any Existing Note Guarantee thereof) outstanding on the Closing Date; (iii) Indebtedness, Disqualified Stock and Preferred Stock of the Borrower issued or owing to any Restricted Subsidiary and/or of any Restricted Subsidiary issued or owing to the Borrower and/or any other Restricted Subsidiary; provided that any such Indebtedness, Disqualified Stock and Preferred Stock of the Borrower or a Guarantor owing to any Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations (but only to the extent any such Indebtedness, Disqualified Stock or Preferred Stock is outstanding at any time after the date that is 30 days after the Closing Date and thereafter only to the extent permitted by applicable law and not giving rise to material adverse tax consequences); (iv) Indebtedness in respect of Permitted Receivables Financings; (v) Indebtedness, Disqualified Stock and Preferred Stock (1) arising from any agreement providing for indemnification, adjustment of purchase price, earn out or similar obligations (including contingent earn out obligations), in each case, incurred, issued or assumed in connection with any disposition, any acquisition or Investment permitted under this Agreement or consummated prior to the Closing Date or any other purchase of assets or Equity Interests, and (2) arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement described in the foregoing subclause (1); (vi) Indebtedness, Disqualified Stock and Preferred Stock of the Borrower and/or any Restricted Subsidiary (1) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, completion, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (including relating to any litigation not constituting an Event of Default under Section 7.1(a)(6)) and (2) in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments to support any of the foregoing items;

111 #157749759 (vii) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of Banking Services (including Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business, consistent with past practice or consistent with industry norm that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries) and incentive, supplier finance or similar programs; (viii) (1) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, consistent with past practice or consistent with industry norm, (2) Indebtedness incurred in the ordinary course of business, consistent with past practice or consistent with industry norm in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (3) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (ix) guarantees of Indebtedness by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to the terms of this Agreement or other obligations not prohibited by this Agreement; (x) Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing on the Closing Date (other than Indebtedness described in clause (i) or (ii) above); (xi) Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $100.0 million and 25.0% of Annualized EBITDA; (xii) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (xiii) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (1) the financing of insurance premiums, (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm, and/or (3) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business, consistent with past practice or consistent with industry norm; (xiv) Indebtedness (including with respect to Financing Leases and purchase money Indebtedness), Disqualified Stock and Preferred Stock of the Borrower and/or any Restricted Subsidiary incurred or issued to finance or refinance the acquisition, construction, lease, expansion, development, design, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement of property (real or personal), equipment or any other asset (whether through the direct purchase of property, equipment or other assets or Equity Interests of any Person owning such property, equipment or other assets); provided that such incurrence or issuance is prior to, at the time of or within two years after the completion of such acquisition, construction, lease, expansion, development, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement;

112 #157749759 (xv) Indebtedness, Disqualified Stock or Preferred Stock (1) of the Borrower or a Restricted Subsidiary incurred or issued to finance an acquisition or Investment or (2) of Persons that are acquired by the Borrower or a Restricted Subsidiary or merged into, amalgamated with or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement (including designating an Unrestricted Subsidiary as a Restricted Subsidiary) or that are assumed in connection with an acquisition of assets; provided that after giving pro forma effect to such Investment, acquisition, merger, amalgamation or consolidation, either: (A) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a) or (B) the Fixed Charge Coverage Ratio of the Borrower is equal to or greater than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation; (xvi) Indebtedness issued by the Borrower or any Restricted Subsidiary to any shareholder of the Borrower or any future, current or former director, officer, employee, member of management, manager, member, partner, independent contractor or consultant (or any Immediate Family Member of the foregoing) of the Borrower or any Subsidiary to finance the purchase or redemption of Equity Interests of the Borrower permitted under Section 6.1; (xvii) the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or Preferred Stock incurred or issued in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, Borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness, Disqualified Stock or Preferred Stock has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, acquiring, amending, supplementing, restructuring, repaying, prepaying, retiring, extinguishing or refunding (collectively, “refinance” with “refinances”, “refinanced” and “refinancing” having a correlative meaning) any Indebtedness (or unutilized commitment in respect of Indebtedness), Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this Section 6.3 or any of clauses (i), (ii), (x), (xi), (xiv), (xv), (xvii), (xviii), (xxi), (xxiii), (xxiv), (xxv), (xxxvi), (xli) and (xlii) of this Section 6.3(b) (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness” and such Indebtedness, Disqualified Stock or Preferred Stock being refinanced, the “Refinanced Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that: (1) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to the consummation of such refinancing, except by (A) an amount equal to unpaid accrued interest, dividends and premiums (including tender premiums) thereon plus defeasance costs, underwriting discounts and other fees, commissions and expenses (including upfront fees, closing payments, original issue discount, initial yield payments and similar fees) incurred in connection with the relevant refinancing, (B) an amount equal to any existing commitments unutilized and letters of credit undrawn thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.3 (provided that (1) any additional Indebtedness, Disqualified Stock or Preferred Stock referenced in this clause (C) satisfies the other applicable requirements of this clause (xvii) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness is permitted pursuant to Section 6.6); (2) solely in the case of Refinancing Indebtedness with respect to Indebtedness, Disqualified Stock or Preferred Stock incurred or issued under Section 6.3(b)(x), (A) such Refinancing Indebtedness either (1) has a final maturity the same as or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) or (2)

113 #157749759 requires no or nominal payments in cash (other than interest payments) prior to, in each case, the earlier of (x) the final maturity of the Refinanced Indebtedness and (y) the Maturity Date and (B) other than with respect to revolving Indebtedness, such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness (without giving effect to any amortization or prepayments in respect of such Refinanced Indebtedness); (3) such Refinancing Indebtedness shall not include: (A) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Borrower; (B) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (C) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and (4) in the case of Refinancing Indebtedness incurred in respect of Indebtedness incurred under Section 6.3(b)(i) or that is secured by Liens on the Collateral that are equal in priority (without regard to control of remedies) with the Obligations, such Refinancing Indebtedness ranks equal or junior in right of payment with the Obligations and is secured by Liens on the Collateral on an equal or junior priority basis with respect to the Obligations or is unsecured; provided that any such Refinancing Indebtedness that is (A) secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Obligations shall be subject to an Equal Priority Intercreditor Agreement or (B) secured by Liens on the Collateral ranking junior in priority to the Liens on the Collateral securing the Obligations shall be subject to a Junior Priority Intercreditor Agreement; (xviii) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower and/or any Guarantors; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xviii) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to 100.0% of the net proceeds received by the Borrower since immediately after the Issue Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (other than proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) to the extent such net proceeds have not otherwise been applied to make Restricted Payments pursuant to clause (2) of Section 6.1(a) or to make Permitted Investments (other than Permitted Investments specified in any of clauses (a), (b) and (e) of the definition thereof); (xix) Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction that was, at the time entered into, not for speculative purposes; (xx) Indebtedness of the Borrower and/or any Restricted Subsidiary representing (1) deferred compensation to current or former directors, officers, employees, members of management, managers, members, partners, independent contractors and consultants of the Borrower and/or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Subsidiaries and (2) deferred compensation or other similar arrangements in connection with any Investment or any acquisition permitted under this Agreement;

114 #157749759 (xxi) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower and/or any Restricted Subsidiary; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xxi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $215.0 million and 60.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; (xxii) [Reserved]; (xxiii) the incurrence of Indebtedness constituting Junior Priority Obligations up to an aggregate outstanding principal amount (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) not to exceed, except as contemplated by Section 6.3(b)(xvii), an amount such that, after giving pro forma effect to the incurrence of such amount and the application of the proceeds therefrom, the Consolidated Secured Debt Ratio of the Borrower would be no greater than 4.00 to 1.00; provided that for purposes of determining the amount that may be incurred under this clause (xxiii), all Indebtedness incurred under this clause (xxiii) shall be deemed to be Consolidated Secured Debt; (xxiv) the incurrence of Indebtedness that is secured by Liens on assets that do not constitute Collateral (assuming, for purposes of this clause (xxiv) and future ratio calculations for so long as such Indebtedness remains outstanding, that such assets constitute Collateral), up to an aggregate outstanding principal amount (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) not to exceed, except as contemplated by Section 6.3(b)(xvii), an amount such that, after giving pro forma effect to the incurrence of such amount and the application of the proceeds therefrom, the Consolidated Secured Debt Ratio of the Borrower would be no greater than 4.00 to 1.00; provided that for purposes of determining the amount that may be incurred under this clause (xxiv), all Indebtedness incurred under this clause (xxiv) shall be deemed to be Consolidated Secured Debt; (xxv) Indebtedness (including in the form of Financing Leases) of the Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions; (xxvi) [Reserved]; (xxvii) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance compensation claims; (xxviii) [Reserved]; (xxix) [Reserved]; (xxx) Indebtedness of the Borrower or any Restricted Subsidiary supported by any letter of credit, bank guaranty or similar instrument issued in compliance with this Section 6.3 in a principal amount not exceeding the face amount of such instrument; (xxxi) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm;

115 #157749759 (xxxii) (i) customer deposits and advance payments (including progress premiums) received in the ordinary course of business, consistent with past practice or consistent with industry norm from customers or (ii) obligations to pay, in each case, for goods and services purchased or sold in the ordinary course of business, consistent with past practice or consistent with industry norm; (xxxiii) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses, charges and additional or contingent interest with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary otherwise permitted under this Agreement; (xxxiv) [Reserved]; (xxxv) [Reserved]; (xxxvi) Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary for the benefit of joint ventures; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount or liquidation preference of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xxxvi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $50.0 million and 15.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; (xxxvii) [Reserved]; (xxxviii) [Reserved]; (xxxix) Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the applicable trustee in connection with a legal defeasance, covenant defeasance or satisfaction and discharge of any Indebtedness; (xl) Indebtedness of the Borrower or any Restricted Subsidiary incurred through the provision of bonds, guarantees, letters of credit or similar instruments required by any maritime commission or authority or other governmental or regulatory agencies, including, without limitation, customs authorities in connection with ships owned or chartered or ordinary course business conducted by the Borrower or any Restricted Subsidiary, not to exceed the amount required by such governmental or regulatory authority; (xli) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness in relation to: (i) regular maintenance required to maintain the classification of any of the ships owned or chartered on bareboat terms by the Borrower or any Restricted Subsidiary, (ii) scheduled dry-docking of any of the ships owned by the Borrower or any Restricted Subsidiary for normal maintenance purposes and (iii) any expenditures that will or reasonably may be expected to be recoverable from insurance on such ships; and (xlii) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness to finance the replacement of a marine vessel upon the total loss, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title to or use of, such marine vessel (collectively, a “Total Loss”) in an aggregate principal amount no greater than the amount that is equal to the contract price for such replacement marine vessel less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Borrower or any Restricted Subsidiary from any Person in connection with such Total Loss in excess of amounts actually used to repay Indebtedness secured by the marine vessel subject to such Total Loss.

116 #157749759 (c) For the avoidance of doubt and notwithstanding anything herein to the contrary, (a) the accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or additional Equity Interests and (b) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment, redemption, repurchase, defeasance, acquisition or similar payment or making of a mandatory offer to prepay, redeem, repurchase, defease, acquire, or similarly pay such Indebtedness will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 6.3. (d) For purposes of determining compliance with this Section 6.3, the principal amount of Indebtedness or the liquidation preference of Disqualified Stock or Preferred Stock outstanding under any clause of this Section 6.3 shall be determined after giving effect to the application of proceeds of any such Indebtedness, Disqualified Stock or Preferred Stock to refinance any such other Indebtedness, Disqualified Stock or Preferred Stock. This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because such Indebtedness is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness solely because such Indebtedness has a junior priority with respect to shared collateral or because it is secured by different collateral or issued or guaranteed by other obligors. Section 6.4 Asset Sales. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale unless: (i) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, in connection with such Asset Sale) at the time of such Asset Sale at least equal to the Fair Market Value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and (ii) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration (measured at the time of contractually agreeing to such Asset Sale) for such Asset Sale, together with all other Asset Sales completed or contractually agreed upon since the Issue Date (on a cumulative basis), received (or to be received) by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents. (b) For purposes of Section 6.4(a)(ii) (and no other provision), the following shall be deemed to be cash or Cash Equivalents: (i) the greater of the principal amount and the carrying value of any liabilities (as reflected on the most recent balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases or indemnifies the Borrower or such Restricted Subsidiary from such liabilities; (ii) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Asset Sale; (iii) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted or reasonably expected by

117 #157749759 the Borrower acting in good faith to be converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and (iv) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate Fair Market Value (measured at the time of contractually agreeing to such Asset Sale and without giving effect to subsequent changes in value), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is outstanding at such time, not in excess of the greater of $50.0 million and 15.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries. Section 6.5 Transactions with Affiliates. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of (at the time of the relevant transaction) the greater of $25.0 million and 7.5% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries, unless: (i) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the Borrower, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and (ii) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of the greater of $50.0 million and 15.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries, a resolution adopted by the Board of Directors of the Borrower approving such Affiliate Transaction. (b) Section 6.5(a) shall not apply to the following: (i) any transaction between or among the Borrower, one or more Restricted Subsidiaries and/or one or more joint ventures with respect to which the Borrower or any of its Restricted Subsidiaries holds Equity Interests (or any entity that becomes a Restricted Subsidiary or a joint venture, as applicable, as a result of such transaction) to the extent not prohibited by this Agreement; (ii) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower; (iii) (1) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors, (2) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors, (3) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any supplemental executive

118 #157749759 retirement benefit plan, any health, disability or similar insurance plan that covers current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors or any employment contract or arrangement and (4) any transaction with an Immediate Family Member of a current or former officer, director, member of management, manager, employee, member, partner, consultant or independent contractor of the Borrower or any of its Restricted Subsidiaries, in connection with any agreement, arrangement or transaction described in the foregoing clauses (1) through (3); (iv) (1) Restricted Payments not prohibited by Section 6.1 (other than pursuant to Section 6.1(b)(ix)) and the definition of “Permitted Investments” (other than clause (ll) of such definition) and (2) issuances of Equity Interests and issuances and incurrences of Indebtedness, Disqualified Stock and Preferred Stock not restricted by this Agreement; (v) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Secured Parties or (ii) more disadvantageous, in any material respect, to the Secured Parties than the relevant transaction in existence on the Closing Date, in each case as determined in the good faith judgment of the Board of Directors or the senior management of the Borrower; (vi) the payment of all indemnification obligations and expenses owed to any Management Investor and any of their respective directors, officers, members of management, managers, employees, members, partners, independent contractors and consultants (or any Immediate Family Member of the foregoing) in connection with such management, monitoring, consulting, advisory or similar services provided by them, whether currently due or paid in respect of accruals from prior periods; (vii) [Reserved]; (viii) compensation to Affiliates in connection with financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, including in connection with any acquisitions or divestitures, which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower in good faith; (ix) guarantees not prohibited by Section 6.1, Section 6.3 or the definition of “Permitted Investments”; (x) [Reserved]; (xi) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers, employees, members of management, managers, members, partners, consultants and independent contractors (or any Immediate Family Members of the foregoing) of the Borrower and/or any of its Restricted Subsidiaries; (xii) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, consistent with past practice or consistent with industry norm, which are (1) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the Board of Directors of the Borrower or the senior management thereof or (2) on terms, taken as a whole, that are not materially less favorable to the Borrower and/or its applicable Restricted Subsidiary as might reasonably have been obtained at such time from a Person other than an Affiliate; (xiii) (1) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement, investor rights agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter

119 #157749759 into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors or the senior management of the Borrower to the Borrower when taken as a whole as compared to the applicable agreement as in effect on the Closing Date and (2) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equityholders of the Borrower pursuant to any equityholders agreement, investor rights agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto); (xiv) [Reserved]; (xv) any transaction in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis; (xvi) transactions in connection with any Permitted Receivables Financing; (xvii) (1) Affiliate purchases of the Existing Notes to the extent permitted under the Existing Indentures, the holding of such Existing Notes and the payments and other related transactions in respect thereof (including any payment of out-of-pocket expenses incurred by such Affiliate in connection therewith), (2) other investments by Fortress, its Affiliates or Permitted Holders in securities or loans of the Borrower or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Permitted Holders in connection therewith), so long as the investment is being offered generally to other investors on the same terms or on terms that are more favorable to the Borrower and (3) payments to Fortress, its Affiliates or Permitted Holders in respect of securities or loans of the Borrower or any of its Restricted Subsidiaries contemplated in the foregoing subclause (2) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans; (xviii) transactions undertaken pursuant to a shared services agreement or pursuant to a membership in a purchasing consortium; (xix) payment to any Permitted Holder of out of pocket expenses incurred by such Permitted Holder in connection with any direct or indirect Investment in the Borrower and its Subsidiaries; (xx) the issuance or transfer of (1) Equity Interests (other than Disqualified Stock) of the Borrower and the granting and performing of customary registration rights and (2) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; (xxi) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower arising solely because the Borrower or any Restricted Subsidiary owns any Equity Interests in, or controls, such Person; (xxii) any lease entered into between the Borrower or any Restricted Subsidiary, on the one hand, and any Affiliate of the Borrower, on the other hand, which is approved by the Board of Directors of the Borrower or is entered into in the ordinary course of business;

120 #157749759 (xxiii) intellectual property licenses entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (xxiv) transactions between the Borrower or any Restricted Subsidiary and any other Person that would constitute an Affiliate solely because a director of such other Person is also a director of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower on any matter including such other Person; (xxv) (1) pledges of Equity Interests of Unrestricted Subsidiaries and (2) in connection with the incurrence of any Indebtedness not prohibited by Section 6.3, pledges of equity interests of a Qualified Liquefaction Development Entity to secure such Indebtedness; (xxvi) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Equity Interests in any Restricted Subsidiary not in violation of Section 6.4 that the Board of Directors of the Borrower determines is either fair to the Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions; (xxvii) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in anticipation of such Unrestricted Subsidiary becoming or being redesignated as a Restricted Subsidiary; (xxviii) payments by the Borrower and its Subsidiaries pursuant to tax sharing agreements among the Borrower and its Subsidiaries on customary terms; provided that such payments shall not exceed the excess (if any) of the amount of taxes that the Borrower and its Subsidiaries would have paid on a stand-alone basis over the amount of such taxes actually paid by the Borrower and its Subsidiaries directly to governmental authorities; (xxix) payments to and from, and transactions with, any joint ventures or Unrestricted Subsidiary entered into in the ordinary course of business, consistent with past practice or consistent with industry norm (including any cash management activities related thereto); and (xxx) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrower in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement. Section 6.6 Liens. (a) The Borrower shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of the Borrower or any Guarantor, unless: (i) in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and (ii) in the case of any Subject Lien on any such asset or property that is not Collateral, (i) the Obligations are equally and ratably secured with (or, at the Borrower’s option or if such Subject Lien secures Subordinated Indebtedness, on a senior basis to) the obligations secured by such Subject Lien until such time as such obligations are no longer secured by such Subject Lien. (b) Any Lien created for the benefit of the Secured Parties pursuant to clause (a)(ii) of this Section 6.6 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to secure the Obligations. In addition, in the event that a Subject Lien is or becomes a Permitted Lien, the Borrower may, at its option and without consent from the UCLA Collateral Agent or any other Secured

121 #157749759 Party, elect to release and discharge any Lien created for the benefit of the Secured Parties pursuant to Section 6.6(a) in respect of such Subject Lien. (c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. Section 6.7 [Reserved]. Section 6.8 [Reserved]. Section 6.9 Merger, Consolidation or Sale of All or Substantially All Assets. (a) The Borrower shall not merge, consolidate or amalgamate with or into or wind up into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless: (i) the Borrower is the surviving Person or the Person formed by or surviving any such merger, consolidation, amalgamation or winding up (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (the Borrower or such Person, as the case may be, being herein called the “Successor Company”); (ii) the Successor Company (if other than the Borrower) expressly assumes all of the obligations of the Borrower under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Security Documents pursuant to joinders hereto and to the applicable Security Documents, or other documents or investments in form and substance reasonably satisfactory to the Administrative Agent, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement, and has provided all documentation and other information required by the Secured Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; (iii) immediately after such transaction, no Event of Default shall have occurred and be continuing; (iv) in the case of the Borrower, immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Test Period, either: (1) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a), or (2) the Fixed Charge Coverage Ratio immediately after such transaction would be equal to or greater than the Fixed Charge Coverage Ratio of the Borrower immediately prior to such transaction; (v) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably

122 #157749759 necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Agreement or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents. (b) The Successor Company will succeed to and be substituted for the Borrower under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the other applicable Loan Documents and the Borrower will automatically be released and discharged from its obligations under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Loan Documents, as applicable. Notwithstanding clauses (iii) and (iv) of Section 6.9(a), (i) any Restricted Subsidiary may merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Borrower or any Restricted Subsidiary, (ii) the Borrower may merge, consolidate or amalgamate with or into or wind up into an Affiliate of the Borrower solely for the purpose of reincorporating the Borrower in the United States, any state or territory thereof or the District of Columbia, and (iii) the Borrower may merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease convey or otherwise dispose of all or part of its properties and assets to any Guarantor. (c) Subject to the provisions described in this Agreement and the Security Documents governing release of a Guarantee, no Guarantor shall, and the Borrower shall not permit a Guarantor to, merge, consolidate or amalgamate with or into or wind up into (whether or not the Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to any Person unless: (i) such Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation, amalgamation or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or any other Guarantor or the laws of the United States, any state or territory thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”); (ii) the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Agreement and such Guarantor’s related Guarantee pursuant to joinders hereto and to the applicable Security Documents and the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement or other documents or instruments; and (iii) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Successor Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Agreement or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; or (iv) the transaction is not prohibited by Section 6.4. (d) The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority

123 #157749759 Intercreditor Agreement and the applicable Security Documents and such Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Security Documents. (e) Notwithstanding the foregoing, any Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties or assets to another Guarantor or the Borrower, (ii) merge, consolidate or amalgamate with or into or wind up into the Borrower or an Affiliate of the Borrower solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof, the District of Columbia or the jurisdiction of organization of any other Guarantor, (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or any other Guarantor, or the laws of a jurisdiction in the United States, any state or territory thereof or the District of Columbia or (iv) liquidate or dissolve or change its legal form if the Board of Directors or the senior management of the Borrower determines in good faith that such action is in the best interests of the Borrower and is not materially disadvantageous to the Secured Parties, in each case, without regard to the requirements set forth in Section 6.9(c). Section 6.10 Financial Covenants. (a) Debt to Total Capitalization Ratio. The Borrower shall not permit the Debt to Total Capitalization Ratio for the Borrower and the Restricted Subsidiaries as of the last day of any Test Period to exceed 0.70 to 1.00. (b) Consolidated First Lien Debt Ratio. Commencing with the fiscal quarter ending December 31, 2021, if, as of the last Business Day of any Test Period, the Borrower is required to test the Consolidated First Lien Debt Ratio under Section 6.10 of the Credit Agreement, the Borrower shall not permit the Consolidated First Lien Debt Ratio as of the last day of such Test Period to be greater than 5.00 to 1.00. Section 7. EVENTS OF DEFAULT Section 7.1 Events of Default. (a) Each of the following events shall constitute an “Event of Default”: (1) the Borrower shall fail to pay any Reimbursement Obligation within seven (7) Business Days of the applicable LC Disbursement (unless sufficient funds are immediately available in cash in the Collateral Account for payment of such Reimbursement Obligation and are so applied at the end of such period); or the Borrower shall fail to pay any interest, fees or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or (2) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or (3) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6; or (4) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in

124 #157749759 clauses (1) through (3) of this Section 7.1(a)), and such default shall continue unremedied for a period of 60 days after the earlier of (i) the date on which a Responsible Officer of any Loan Party obtains knowledge of such default and (ii) the date on which the Borrower has received written notice of such default from the Administrative Agent, or if such default is of a nature that it cannot with reasonable effort be completely remedied within said period of 60 days, such additional period of time as may be reasonably necessary to cure same, provided that the applicable Loan Party commences such cure within such 60 day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed 90 days; or (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Borrower or any of its Restricted Subsidiaries (other than (i) Indebtedness owed to the Borrower or a Restricted Subsidiary, (ii) any Permitted Receivables Financing, (iii) with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by the Borrower or any Restricted Subsidiary and (iv) Indebtedness of a Restricted Subsidiary as to which the Borrower delivers to the Administrative Agent an Officer’s Certificate certifying a resolution adopted by the Borrower to the effect that the obligees of such Indebtedness have no recourse to the assets of the Borrower or any Guarantor), whether such Indebtedness or guarantee now exists or is created after the Closing Date, if both: (A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in the aggregate equal to $100.0 million (or its foreign currency equivalent); provided that if any such acceleration is being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, then the Event of Default by reason thereof would not be deemed to have occurred until the conclusion of such proceedings; (6) failure by the Borrower or any Restricted Subsidiary that is a Significant Subsidiary (other than any Receivables Subsidiary) (or group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary, other than any Receivables Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final non-appealable judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgment becomes final and non-appealable, and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; provided that such failure shall not be an Event of Default with respect to a judgment against a Significant Subsidiary as to which the Borrower delivers to the Administrative Agent an Officer’s Certificate certifying a resolution adopted by the Board of Directors of the Borrower to the effect that the creditors of such Significant Subsidiary have no recourse to the assets of the Borrower or any Guarantor (other than such Significant Subsidiary) and that the Board of Directors of the Borrower has determined in good faith that the assets of such Significant Subsidiary have a Fair Market Value less than the sum of (x) the amount of such outstanding judgment, and (y) the outstanding Indebtedness of such Significant Subsidiary;

125 #157749759 (7) the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary, other than a Receivables Subsidiary), pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) makes an admission in writing of its inability generally to pay its debts as they become due; or (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary), in a proceeding in which the Borrower or any such Significant Subsidiary or any such group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary, is to be adjudicated bankrupt or insolvent; (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary), or for all or substantially all of the property of the Borrower or any such Significant Subsidiary or any such group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary; or (iii) orders the liquidation of the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary); and the order or decree remains unstayed and in effect for 60 consecutive days; or

126 #157749759 (9) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (ii) any failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived, shall exist with respect to any Pension Plan, or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Pension Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Issuing Bank, likely to result in the termination of such Pension Plan for purposes of Title IV of ERISA, (iv) any Pension Plan shall terminate for purposes of Title IV of ERISA or (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition results in or could reasonably be expected to result in a Material Adverse Effect; or (10) (i) (A) the Liens created by the Security Documents (other than those relating to the Collateral Account) shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Agreement or the Security Documents) other than (1) in accordance with the terms of the relevant Security Document and this Agreement, (2) as a result of the satisfaction of the Termination Conditions or (3) any loss of perfection that results from the failure of the Controlling Authorized Representative or Issuing Bank to maintain possession of certificates delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements or (B) the Liens on the Collateral Account created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Agreement or the Security Documents) other than (1) in accordance with the terms of the relevant Security Document and this Agreement, (2) as a result of the satisfaction of the Termination Conditions and the termination or expiration of all Letters of Credit or (3) any loss of perfection that results from the failure of the Controlling Authorized Representative or UCLA Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements; and (ii) such default continues for 30 days after receipt of written notice given by the Administrative Agents; or (11) any Guarantee of any Guarantor that is a Significant Subsidiary (or group of Guarantors that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or such Guarantor or such group of Guarantors denies or disaffirms its obligations under its Guarantee (other than by reason of the satisfaction of the Termination Conditions); or (12) the Borrower or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any material Security Document is invalid or unenforceable (other than by reason of the satisfaction of the Termination Conditions, the release of the Guarantee of such Guarantor in accordance with the terms of this Agreement or the release of such security interest in accordance with the terms of this Agreement and the Security Documents); or (13) any Change of Control shall occur. (b) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may (acting on the instruction of the Required Lenders) elect, by notice to the Borrower but with no requirement for further notice of default, presentment or demand for payment, protest

127 #157749759 or notice of non-payment or dishonor, or other notices or demands of any kind, all such other notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that the Administrative Agent may (acting on the instruction of the Required Lenders) elect, at the same or different times, in addition to such other rights or remedies as the Secured Parties may have hereunder, under the Security Documents or at law or in equity subject to the terms of the Equal Priority Intercreditor Agreement: (i) Acceleration. Declare and make all sums of outstanding Reimbursement Obligations and interest thereon under this Agreement, together with all unpaid fees, costs, charges and other amounts due hereunder or under any other Loan Document, immediately due and payable, provided that, in the event of an Event of Default occurring under Section 7.1(a)(7) or Section 7.1(a)(8) in respect of the Borrower, all such amounts shall become immediately due and payable without further act of the Issuing Bank or any other Person. (ii) Cash Collateral. (A) Subject to any Control Agreement, apply any amounts on deposit in the Collateral Account to the outstanding Obligations. (B) Require Borrower to cash collateralize the Letters of Credit outstanding at such time in an amount equal to 102% of the aggregate LC Exposure (as determined at such time by the Issuing Bank) with respect to all such Letters of Credit (in each case, whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit); provided that, in the event of an Event of Default occurring under Section 7.1(a)(7) or Section 7.1(a)(8) in respect of the Borrower, the Borrower shall be required to provide such cash collateral without further act of any Secured Party or other Person. (iii) Remedies Under Loan Documents. Exercise any and all rights and remedies available to it under any of the Loan Documents and applicable Law (including judicial or non- judicial foreclosure or public or private sale of any of the Collateral pursuant to the Security Documents and applicable Law). In the event of any Event of Default specified in Section 7.1(a)(5), such Event of Default and all consequences thereof (excluding any resulting payment default hereunder, other than as a result of acceleration of the Obligations) shall be annulled, waived and rescinded, automatically and without any action by any Secured Party, if within 30 days after such Event of Default arose: (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or (2) the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (3) the default that is the basis for such Event of Default has been cured. provided that the foregoing shall not apply (A) to the failure to provide notice of a Default or Event of Default resulting from taking such prohibited action (B) following the acceleration of the Obligations and all other amounts due under this Agreement pursuant to Section 7.1(b) or (C) following receipt by the Borrower of written notice from the Administrative Agent of any Default or Event of Default in respect of which the Required Lenders have expressly reserved their rights. Section 7.2 Application of Proceeds. Subject to the terms of the Equal Priority Intercreditor Agreement, Section 2.5 and Section 2.7, all proceeds collected by the ULCA Collateral Agent upon any collection, sale, foreclosure or other realization upon any Collateral (other than the Collateral

128 #157749759 Account and any cash, or the proceeds of any investments, on deposit therein) (including any distribution pursuant to a plan of reorganization), including any Collateral consisting of cash, shall be applied as follows: FIRST, to the payment of all costs and expenses incurred by the Secured Parties in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document; SECOND, to the pro rata payment in full (or, if applicable, cash collateralization in accordance with Section 2.5) of all Obligations; and THIRD, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. In addition, in the event that the ULCA Collateral Agent receives any non-cash distribution upon any collection, sale, foreclosure or other realization upon any Collateral, such non-cash distribution shall be allocated in the manner described above, with the value of such non-cash distribution being reasonably determined by the ULCA Collateral Agent; provided that the ULCA Collateral Agent shall apply any cash distribution in accordance with this Section 7.2 prior to application of any such non-cash distribution. The ULCA Collateral Agent (acting on the instruction of the Required Lenders) shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the ULCA Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the ULCA Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the ULCA Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Subject to Section 2.1 and Section 2.5, deposits in the Collateral Account shall be applied to satisfy drawings under Letters of Credit as they occur. If any amount remains on deposit in the Collateral Account after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Section 8. THE ADMINISTRATIVE AGENT AND THE ULCA COLLATERAL AGENT. Section 8.1 Appointment and Authority. (a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 8.1 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and none of the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except as provided in Section 8.6 below). (b) Natixis, New York Branch shall act as the ULCA Collateral Agent hereunder and under the other Loan Documents and, in the case of the Collateral governed by English Law, as security trustee, and each of the Lenders and the Issuing Banks hereby irrevocably appoints and authorizes Natixis, New York Branch to act as the ULCA Collateral Agent of such Lender or such Issuing Bank and, in the case of the Collateral governed by English law, as security trustee for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In

129 #157749759 this connection, the ULCA Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the ULCA Collateral Agent pursuant to Section 8.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the ULCA Collateral Agent, shall be entitled to the benefits of all provisions of this Section 8 and Section 9 (including Section 9.5(c), as though such co-agents, sub- agents and attorneys-in- fact were the ULCA Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto. (c) It is understood and agreed that the use of the term “agent” herein or (except as provided in any other Loan Documents) (or any other similar term) with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Section 8.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks. Section 8.3 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agents: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the applicable Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity; (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1 and Section 7.1) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by the Borrower, a Lender or an Issuing Bank;

130 #157749759 (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien (including the priority thereof) granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (vii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, (viii) providing, maintaining, monitoring or preserving insurance on or the payment of Taxes with respect to any of the Collateral or (ix) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents; (f) shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as an Agent; (g) shall not be required to (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or powers, or (ii) otherwise incur any financial liability in the performance of its duties hereunder or the exercise of any of its rights or powers, except for such expense, indemnity or liability, if any, arising out of such Agent’s gross negligence, bad faith or willful misconduct in the performance of its duties hereunder or under any other Loan Document, as determined by a final non-appealable judgment of a court of competent jurisdiction; and (h) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of LC Limits or LC Exposure, or disclosure of confidential information, to any Disqualified Institution. No requirement in any Loan Document for a Loan Party to provide evidence, opinion, information, documentation or other material requested or required by any Agent shall be construed to mean that such Agent has any responsibility to request or require such evidence, opinion, information, documentation or other material. No Lender or Issuing Bank shall assert, and each Lender and each Issuing Bank hereby waives, any claim against the Agents, including any predecessor agent, its sub-agents and their respective Affiliates in respect of any action taken or omitted to be taken by any of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any extension of credit or the use of the proceeds thereof. Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not

131 #157749759 incur any liability for relying thereon. In determining compliance with any condition hereunder to the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the issuance, amendment or extension of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any Lender or Issuing Bank), independent accountants and other experts, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 8.5 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 8 shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as an Agent. Section 8.6 Resignation of Agents. Each of the Administrative Agent and the ULCA Collateral Agent and Affiliates may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower (and, if Administrative Agent and ULCA Collateral Agent at such time, upon any such resignation the other Agent shall resign concurrently). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed) unless an Event of Default under Section 7.1(a)(1), (7) or (8) is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States (which successor, if such resigning Agent is resigning in both capacities, shall act as both Administrative Agent and ULCA Collateral Agent). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, with the consent of the Borrower (not to be unreasonably withheld or delayed) unless an Event of Default under Section 7.1(a)(1), (7) or (8) is continuing, appoint a successor Agent (in the same capacity) meeting the qualifications set forth above; provided that if such Agent shall notify the Borrower, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the ULCA Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring ULCA Collateral Agent shall continue to hold such collateral security until such time as a successor ULCA Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Person directly, until such time as the Required Lenders appoint a successor for such Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or ULCA Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) predecessor Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After a retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting in such capacity as an Agent.

132 #157749759 Section 8.7 Non-Reliance on the Agents and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 8.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Sole Lead Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacities, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder. Section 8.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether any Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 9.5) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding. Section 8.10 Collateral and Guaranty Matters. (a) Each of the Lenders and Issuing Banks irrevocably authorizes the ULCA Collateral Agent to release or evidence the release of any Lien on any property granted to or held by the ULCA Collateral Agent under any Loan Document, to release any Guarantor from its obligations under a Guarantee or any Loan Document or to subordinate any Lien on any property granted to or held by the ULCA Collateral Agent under any Loan Document, in each case as provided in Section 9.20.

133 #157749759 (b) Upon request by the ULCA Collateral Agent at any time, the Required Lenders will confirm in writing the ULCA Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents pursuant to Section 9.20. Section 8.11 Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.3, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within thirty (30) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, satisfaction of the Termination Conditions and the termination or expiration of all Letters of Credit. Section 8.12 Intercreditor and Subordination Agreements. Each Lender and Issuing Bank hereby irrevocably appoints, designates and authorizes the Agents to enter into any intercreditor or subordination agreement pertaining to any permitted subordinated debt or other debt permitted to be secured by the Collateral or any portion thereof on its behalf and to take such action on its behalf under the provisions of any such agreement. Section 8.13 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents

134 #157749759 providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. Section 8.14 Erroneous Payments. (a) If the Administrative Agent (x) notifies a Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 30 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.14 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same

135 #157749759 day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender or Issuing Bank shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.14(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.14(a) or on whether or not an Erroneous Payment has been made. (c) Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a). (d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 8.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous

136 #157749759 Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations. (e) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. Each party’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. Section 9. MISCELLANEOUS Section 9.1 Amendments and Waivers. Except as provided in Section 2.4 (with respect to the extension of any Applicable Maturity Date), neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders, the Borrower and each other Loan Party which is a party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent, the Borrower and each other Loan Party which is a party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding or removing any provisions to this Agreement or the other Loan Documents or changing in any manner the rights and obligations of the Lenders, the Issuing Banks or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that the Administrative Agent may, with the consent of the Borrower only and without the need to obtain the consent of any Lender, amend, supplement or modify this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, supplement or modification does not adversely affect the rights of any Lender and the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment]; provided further, however, that no such waiver and no such amendment, supplement or modification shall: (a) forgive any Reimbursement Obligation, extend the final scheduled date of maturity of any Reimbursement Obligation, reduce the stated rate of any interest, fee or premium payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the time for payment of any interest, fees or premium or increase the amount of any LC Limit of any Lender or extend the Maturity Date, in each case without the consent of each Lender directly and adversely affected thereby; (b) amend, modify or waive any provision of this Section 9.1 or the definition of Required Lenders to reduce any percentage specified in the definition of “Required Lenders” or reduce the consent required under any provision pursuant to which the consent of Required Lenders is necessary, in each case without the consent of each Lender directly affected thereby; provided that certain agreements may be amended without the consent of the Required Lenders as contemplated by the last clause of this Section 9.1;

137 #157749759 (c) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of each Lender; (d) amend, modify or waive any provision of Section 8, or any other provision affecting the rights, duties or obligations of the Administrative Agent or the ULCA Collateral Agent, without the consent of the Administrative Agent and the ULCA Collateral Agent, as applicable, or amend, modify or waive any provision of Section 2.1, or any other provision affecting the rights, duties or obligations of any Issuing Bank, without the consent of such Issuing Bank; (e) amend, modify or waive any provision of Section 2.2(i) without the consent of each Lender directly affected thereby; (f) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except (A) to the extent the release of such Collateral is permitted pursuant to Section 9.20 (in which case such release may be made without the consent of any Lender) or (B) upon satisfaction of the Termination Conditions; (g) release all or substantially all of the value of the Guarantees, without the written consent of each Lender, except (A) to the extent the release of any Subsidiary from a Guarantee is permitted pursuant to Section 9.20 (in which case such release may be made without the consent of any Lender) or (B) upon satisfaction of the Termination Conditions; (h) except as expressly permitted pursuant to the terms of the Loan Documents, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be, without the consent of each Lender; (i) change the uncommitted nature of the credit facility provided for herein to a committed or partially committed facility without the written consent of each Lender with an LC Limit greater than zero; (j) change, amend, modify or otherwise affect the rights or duties of the Administrative Agent, the ULCA Collateral Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the ULCA Collateral Agent or such Issuing Bank (as the case may be); or (k) amend, modify or waive any provision of Section 2.2(i) or Section 9.7, without the written consent of all the Lenders affected thereby; provided, further, that any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent and/or the ULCA Collateral Agent (without the consent of any Lender) solely to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the ULCA Collateral Agent, the Issuing Banks and all future holders of the Obligations and issuers of Letters of Credit. In the case of any waiver, the Loan Parties, the Lenders, the ULCA Collateral Agent and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. Notwithstanding the foregoing, (A) Security Documents and related documents executed in connection with this Agreement may be in a form reasonably determined by the ULCA Collateral Agent and the

138 #157749759 Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent, the ULCA Collateral Agent and the Borrower only and without the need to obtain the consent of any Lender if such amendment or waiver is delivered solely to the extent necessary to (i) comply with local Law or advice of local counsel or (ii) cause such Guarantee, Security Document or related document to be consistent with this Agreement and the other Loan Documents and (B) no Lender consent is required to effect any amendment or supplement to the Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Equal Priority Obligations, or Junior Priority Obligations, as expressly contemplated by the terms of such Equal Priority Intercreditor Agreement, such Junior Priority Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement are required to effectuate the foregoing and provided that such other changes are not adverse, in any respect, to the interests of the Lenders). Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the LC Limit of any Defaulting Lender may not be increased or extended, or the maturity of any of its Obligations may not be extended, the rate of interest on any of its Reimbursement Obligations may not be reduced and the amount of any of its Reimbursement Obligations may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender. Section 9.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows: the Loan Parties: C/o New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, NY 10011 Attention: Christopher S. Guinta – Chief Financial Offer Telephone: 516-268-7406 Email: cguinta@newfortressenergy.com with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP Attention: Seth E. Jacobson 155 N. Wacker Drive Chicago, IL 60606 Telephone: (312) 407-0889 Email: seth.jacobson@skadden.com the Administrative Agent: Natixis, New York Branch 1251 Avenue of the Americas, 5th Floor New York, NY 10020 Tel: (212) 872-5051

139 #157749759 Attention: Admin. Agency Email: adminagency@natixis.com the ULCA Collateral Agent: Natixis, New York Branch 1251 Avenue of the Americas, 5th Floor New York, NY 10020 Tel: (212) 872-5051 Attention: Admin. Agency Email: adminagency@natixis.com provided that any notice, request or demand to or upon the Agents or any Lender shall not be effective until received. (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. (c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER HEREUNDER (“BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of its Related Parties (each, an “Agent Party”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agents’ transmission of materials and/or information provided by or on behalf of the Borrower hereunder through the Platform or the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) The Borrower hereby acknowledges that certain of the Lenders and Issuing Banks may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agents, the

140 #157749759 Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 9.14); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders. Section 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Section 9.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the extensions of credit hereunder. Section 9.5 Payment of Expenses; Indemnification; Damage Waiver. (a) Costs and Expenses. The Borrower agrees (i) to pay or reimburse the Sole Lead Arranger and each of the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, limited in the case of counsel fees to the reasonable and documented fees and disbursements of a single law firm as counsel to the Agents and the Sole Lead Arranger and one local counsel to the Agents and the Sole Lead Arranger, taken as a whole, in any relevant jurisdiction, and electronic posting and communication costs incurred in connection with the ULCA, (ii) to pay or reimburse the Secured Parties for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including all costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Laws, limited in the case of counsel fees to the reasonable and documented fees and disbursements of a single law firm as counsel to the Secured Parties, taken as a whole, and one local counsel to the Secured Parties, taken as a whole, in any relevant material jurisdiction (or, with respect to enforcement, any relevant jurisdiction) and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel in each relevant jurisdiction, (iii) to pay, indemnify, or reimburse each Lender, each Issuing Bank and the Agents for; and hold each Lender, each Issuing Bank and the Agents harmless from, any and all reasonable recording and filing fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (iv) to pay, indemnify or reimburse each Lender, each Issuing Bank, each Agent, the Sole Lead Arranger, and their respective affiliates, officers, directors, members employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and

141 #157749759 disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel (plus if applicable, any additional counsel in the event of a conflict) in each relevant jurisdiction), whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (B) any Letter of Credit or the use or proposed use of the proceeds thereof, (C) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, occupied or operated by the Borrower or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of their respective properties, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party or their respective equity holders, affiliates, creditors or security holders, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”), but excluding, in each case, Taxes other than any Taxes that represent losses, claims or damages arising from a non-tax claim; provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, willful misconduct or material breach of its obligations under this Agreement of such Indemnitee or any of its Related Parties or (y) resulted from any dispute that does not involve an act or omission by the Borrower or any of its affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee or any of its Related Parties against another Indemnitee or any of its Related Parties. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems. No Indemnitee shall assert against any Loan Party and no Loan Party shall assert against any Indemnitee, and each Indemnitee and each Loan Party hereby waives, any special, punitive, indirect or consequential or exemplary damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Second Amendment Effective Date) provided that nothing contained in this sentence shall limit any Indemnitee’s indemnification and reimbursement obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim with respect to which such Indemnified Party is entitled to indemnification hereunder. Without limiting the foregoing, and to the extent permitted by applicable Law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to the Borrower at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section 9.5 shall survive the repayment of all amounts payable hereunder. (b) Without duplication of clause (a) above or Section 2.3(a), Borrower agrees (i) to hold each Lender and each Agent harmless from any and all reasonable recording and filing fees and any and all reasonably liability with respect to, or resulting from any delay in paying Other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan

142 #157749759 Documents and any such other documents and (ii) to hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel (plus if applicable, any additional counsel in the event of a conflict) in each relevant jurisdiction) whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (B) any Letter of Credit or the use or proposed use of the proceeds thereof, (C) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, occupied or operated by the Borrower or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of their respective properties, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract. tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party or their respective equity holders, affiliates creditors or security holders, and regardless of whether any Indemnitee is a party thereto, but excluding, in each case of this clause (ii), Taxes other than any Taxes that represent losses, claims or damages arising from a non-tax claim; provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, willful misconduct or material breach of its obligations under this Agreement of such Indemnitee or any of its Related Parties or (y) resulted from any dispute that does not involve an act or omission by the Borrower or any of its affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee or any of its Related Parties against another Indemnitee or any of its Related Parties. (c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) of this Section 9.5 to be paid by it to any Agent (or any sub-agent thereof), and any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity. Section 9.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Banks, the Administrative Agent, the ULCA Collateral Agent, the Sole Lead Arranger, all future holders of LC Exposure and their respective successors and assigns, except that no Loan Party may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and no Lender or Issuing Bank may assign or otherwise transfer any of its rights or obligations hereunder except as described in this Section 9.6. (b) Any Lender may, without the consent of the Borrower, in accordance with applicable Law, at any time sell to one or more banks, financial institutions or other entities (each, a

143 #157749759 “Participant”) participating interests in such Lender’s LC Exposure or LC Limit or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that no Lender shall be permitted to sell any such participating interest to: (i) any of the Permitted Holders (other than Permitted Holders described in clause (b) of the definition thereof) or any of their respective Affiliates or any of their respective associated investment funds; (ii) any Person that is a Defaulting Lender or a Disqualified Institution; (iii) the Borrower or any of its Subsidiaries; or (iv) any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Adjusted Pro Rata Share of Unpaid Drawings or LC Exposure for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 9.1. The Borrower agrees that if amounts outstanding under this Agreement and Unpaid Drawings are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The Borrower also agrees that each Participant shall be entitled through the Lender granting the participation to the benefits of Section 2.1(j), Section 2.3 and (subject to the requirements and limitations of such Section), Section 2.6 with respect to its participation in the Adjusted Pro Rata Share of Unpaid Drawings or LC Exposure from time to time as if such Participant were a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent that entitlement to a greater amount results from a Change in Law that occurs after such Participant acquires the applicable participation, unless such transfer was made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and stated interest amounts of each Participant’s interest in the Adjusted Pro Rata Share of Unpaid Drawings or LC Exposure held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary. No Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations

144 #157749759 (c) Any Lender (an “Assignor”) may, in accordance with applicable Law and the written consent of the Administrative Agent and each Issuing Bank (which shall not be unreasonably withheld or delayed) and, so long as no Event of Default under Section 7.1(a)(1), (7) or (8) has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided that the Borrower shall be deemed to have consented unless the Borrower shall have objected thereto within ten (10) Business Days after having received written notice thereof), at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof, or to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee and such Assignor and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that assignments made to any Lender, an affiliate of a Lender or a Related Fund will not be subject to the above described consents of the Administrative Agent or the Borrower; provided, further, that no assignment to an Assignee (other than any Lender or any affiliate thereof) of any LC Limit or LC Exposure shall be in an aggregate principal amount of less than $1,000,000 and, after giving effect thereto, the assigning Lender (if it shall retain any LC Limit or LC Exposure) shall have an LC Limit (and maximum LC Exposure) of at least $1,000,000 unless otherwise agreed by the Administrative Agent and the Borrower; provided, however, no Lender shall be permitted to assign all or any part of its rights and obligations under this Agreement to: (i) any of the Permitted Holders (other than Permitted Holders described in clause (b) of the definition thereof) or any of their respective Affiliates or any of their respective associated investment funds; (ii) any Person that is a Defaulting Lender or a Disqualified Institution; (iii) the Borrower or any of its Subsidiaries; or (iv) any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person). Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with an LC Limit and LC Exposure as set forth therein, and (y) the Assignor thereunder shall, to the extent of the interest assigned in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.3 and 9.5 in respect of the period prior to such effective date). For purposes of the minimum assignment amounts set forth in this clause, multiple assignments by two or more Related Funds shall be aggregated. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable participation in any Unpaid Drawings on any Letter of Credit in which it is a Letter of Credit Participant previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all LC Exposure in accordance with its Adjusted Pro Rata Share. Notwithstanding the foregoing, in the event that any

145 #157749759 assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (d) Any designation of a Disqualified Institution (x) shall not have retroactive effect to disqualify an entity in respect of any prior assignment, participation, executed trade with respect to the foregoing that has not yet settled or executed commitment advice letter, in respect of any Lender or potential Lender permitted hereunder at the time of such assignment, participation, executed trade or commitment advice letter and (y) shall not take effect until one (1) Business Day after written notice to the Administrative Agent. The Administrative Agent shall not be responsible for monitoring compliance with the Disqualified Institution list and shall have no liability for non-compliance by any Lender. (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (provided, however, that (i) Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (ii) no such fee shall be required to be paid in the case of an Assignee which is already a Lender or any affiliate, Related Fund or Control Investment Affiliate thereof), the Administrative Agent shall (A) promptly accept such Assignment and Acceptance and (B) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. (f) Replacement of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the replaced Issuing Bank and any successor Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.2. From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein or in any other Loan Document to the term “Issuing Bank” shall be deemed to refer to such successor Issuing Bank or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (ii) Any Issuing Bank may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, reinstate, or otherwise amend any then existing Letter of Credit. (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of LC Limits and corresponding LC Exposure relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Unpaid Drawings or LC Exposure, including any pledge or assignment by a Lender of any LC Exposure to any Federal Reserve Bank in accordance with applicable Law.

146 #157749759 Section 9.7 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuation of any Event of Default, each Lender and Issuing Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Issuing Bank or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender and Issuing Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. Section 9.8 Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. (b) The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Section 9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Guarantors, the Administrative Agent, the ULCA Collateral Agent, the Issuing Banks and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the ULCA Collateral Agent, the Issuing Banks or the Lenders relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Section 9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 9.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

147 #157749759 (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case, in the County of New York, Borough of Manhattan, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 or at such other address of which the Administrative Agent (or in the case of the Administrative Agent, the other parties hereto) shall have been notified pursuant thereto; (d) agrees that the Agents, the Issuing Banks and the Lenders retain the right to bring proceedings against any Loan Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment; (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages. Section 9.13 Acknowledgments. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the services regarding this Agreement provided by the Agents and the Sole Lead Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the Sole Lead Arranger, on the other hand, (ii) each of the Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Agents and the Sole Lead Arranger are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) the Agents and the Sole Lead Arranger have no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (c) the Agents and the Sole Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Agents and the Sole Lead Arranger have no obligation to disclose any of such interests to the Borrower or any of its Affiliates; and (d) each of the Agents and the Sole Lead Arranger (i) is a full service securities or banking firms engaged in securities trading and brokerage activities as well as providing investment banking and other financial services, (ii) in the ordinary course of business, may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships and (iii) with respect to any securities and/or financial instruments so held by the Agents and the Sole Lead Arranger and their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the

148 #157749759 rights, in its sole discretion. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby agrees not to assert any claim that the either Agent or the Sole Lead Arranger owes it any agency, fiduciary or similar duty and agrees no such duty is owed in connection with any aspect of any transaction contemplated hereby. Section 9.14 Confidentiality. Each of Agents, the Lenders and the Issuing Banks agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement (“Information”); provided that nothing herein shall prevent any Agent, any Lender or any Issuing Bank from disclosing any such information: (a) to any Agent, any other Lender or Issuing Bank or any affiliate of any thereof; (b) to any prospective Participant that agrees to comply with the provisions of this Section 9.14 or substantially equivalent provisions; (c) to its affiliates and any of its or its affiliates’ employees, directors, agents, attorneys, accountants, other professional advisors and service providers, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential; (d) [reserved]; (e) upon the request or demand of any Governmental Authority having jurisdiction over it; (f) to the extent required in response to any order of any court or other Governmental Authority or to the extent otherwise required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding; (g) that has been publicly disclosed other than in breach of this Section 9.14; (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about any Issuing Bank or Lender’s investment portfolio in connection with ratings issued with respect to such Issuing Bank or Lender; (i) to any other party hereto; (j) [reserved]; (k) with the consent of the Borrower; or (l) in connection with the exercise of any remedy hereunder or under any other Loan Document, provided that, in the event a Lender receives a summons or subpoena to disclose confidential information to any party, such Lender shall, if legally permitted and practicable, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and to afford the Loan Parties an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Loan Parties may deem reasonable. Any Person required to maintain the confidentiality of Information as provided in this Section 9.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 9.15 [Reserved.] Section 9.16 WAIVERS OF JURY TRIAL. EACH LOAN PARTY, THE AGENTS, THE ISSUING BANKS AND THE LENDERS HEREBY IRREVOCABLY AND

149 #157749759 UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Section 9.17 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Section 9.18 USA PATRIOT ACT. Each Lender and each Issuing Bank that is subject to the PATRIOT Act and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or such Issuing Bank or the Agents, as applicable, to identify each Loan Party in accordance with the Patriot Act. The Borrower shall, promptly following a request by any Agent or any Lender or Issuing Bank, provide all documentation and other information that such Agent or such Lender or such Issuing Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. Section 9.19 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender or Issuing Bank, or any Agent or any Lender or Issuing Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender or such Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. Section 9.20 Releases of Collateral and Guarantees. Each of the Lenders and Issuing Banks irrevocably authorizes the ULCA Collateral Agent to be the agent for and representative of the Lenders and Issuing Banks with respect to the Collateral and the Security Documents; provided that the ULCA Collateral Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations, and the ULCA Collateral Agent agrees that:

150 #157749759 (a) The ULCA Collateral Agent’s Lien on any Property granted to or held by the ULCA Collateral Agent under any Loan Document shall be automatically and fully released (i) (other than the Collateral Account to the extent Letters of Credit remain outstanding after the satisfaction of the Termination Conditions) upon satisfaction of the Termination Conditions, (ii) at the time the Property subject to such Lien is sold (other than to any other Loan Party or other Person that would be required pursuant to any Security Document to grant a Lien on such Collateral to the ULCA Collateral Agent after giving effect to such Disposition) as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) if the Property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its obligations under its Guarantee pursuant to clause (b) below, (iv) to the extent (and only for so long as) such property constitutes an Excluded Asset, (v) if approved, authorized or ratified in writing in accordance with Section 9.1 or (vi) concurrently with the release if released by the other Equal Priority Secured Parties (b) The Guarantee of a Guarantor shall be automatically and unconditionally released, and no further action by such Guarantor or the ULCA Collateral Agent is required for the release of such Guarantor’s Guarantee under this Agreement or any other Loan Document, if: (i) in connection with any sale, exchange, transfer or other disposition of all or substantially all the assets of that Guarantor (including by way of merger, consolidation or dissolution) to a Person that is not the Borrower or a Guarantor, if the sale, exchange, transfer or other disposition does not violate this Agreement; (ii) in connection with any sale, transfer or other disposition of Capital Stock of that Guarantor to a Person that is not the Borrower or a Restricted Subsidiary and that results in such Guarantor ceasing to be a Restricted Subsidiary, if the sale, transfer or other disposition does not violate this Agreement; (iii) if the Borrower designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 6.1(c) and the definition of “Unrestricted Subsidiary” in this Agreement, or upon such Guarantor becoming (A) a Qualified Liquefaction Development Entity, (B) a Receivables Subsidiary, (C) an Immaterial Subsidiary, (D) a Captive Insurance Subsidiary, (E) a not-for-profit or special purpose Subsidiary or (F) a Subsidiary with respect to which a guarantee would result in material adverse tax consequences, as reasonably determined by the Issuer, in each case in compliance with the applicable provisions of this Agreement; (iv) upon the merger, amalgamation, consolidation or winding up of such Guarantor with and into the Borrower or another Guarantor that is the surviving Person in such merger, amalgamation, consolidation or winding up, or upon the liquidation of such Guarantor; or (v) in accordance with the provisions of any Equal Priority Intercreditor Agreement. (c) In addition, any Lien on any Collateral (other than the Collateral Account) may be subordinated to the holder of any Lien on such Collateral that is created, incurred, or assumed pursuant to clauses (c), (d), (e), (f), (g), (i), (j), (l), (m) (with respect to any assets subject to such Sale and Lease-Back Transaction), (n) (solely to the extent such Lien related to Indebtedness incurred under Section 6.3(b)(xiv)), (o) (other than any Lien on the Equity Interests of any Guarantor), (p), (r), (u) (to the extent the relevant Lien is of the type to which the Lien of the ULCA Collateral Agent is otherwise required or, if requested by the Borrower, permitted to be subordinated pursuant to any of the other exceptions included in this clause (c)), (w), (x), (y), (z)(i), (bb), (cc), (dd) (in the case of subclause (dd)(ii), to the extent the relevant Lien covers cash collateral posted to secure the relevant obligation), (ee), (ff), (gg), (hh), (ii), (jj), (kk), (ll), (oo), (rr) and/or (ss) of the definition of “Permitted Liens” (and, in the case of each such clause, any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is

151 #157749759 permitted to be secured under clause (k) of the definition of “Permitted Liens”) to the extent required by the terms of the obligations secured by such Liens. (d) Notwithstanding anything to the contrary contained herein, (i) no Lien on any Property shall be released pursuant to clause (a) above unless any Lien on such Property securing the Secured Notes Obligations and any other Equal Priority Obligations is also being released substantially concurrently, (ii) no Guarantor shall be released pursuant to clause (b) above unless such Guarantor is also released substantially concurrently from any guarantee obligations of the Secured Notes Obligations and any other Equal Priority Obligations and (ii) no Lien on any Collateral shall be subordinated pursuant to clause (c) above unless any Lien on such Collateral securing the Secured Notes Obligations and any other Equal Priority Obligations is also being subordinated by the holders of such obligations substantially concurrently. (e) On the date that the Termination Conditions are satisfied, the Collateral (other than the Collateral Account, to the extent any Letters of Credit remain outstanding in accordance with the terms hereof), shall be released from the Liens created by the Security Documents, and the Security Documents (other than the Control Agreement (if a Control Agreement exists), to the extent any Letters of Credit remain outstanding in accordance with the terms hereof) and all obligations (other than those expressly stated to survive such termination) of the ULCA Collateral Agent and each Loan Party under the Security Documents shall terminate, all without the need to deliver any instrument or performance of any act by any Person. (f) The UK Collateral Documents granted in favor of Natixis, New York Branch in its capacity as issuing bank in connection with the Existing ULCA will be released and discharged in full at the Second Amendment Effective Date, provided that the Collateral granted by the UK Collateral Documents will be immediately regranted in favor of the ULCA Collateral Agent. (g) The ULCA Collateral Agent will promptly execute, authorize or file such documentation as may be reasonably requested by any Loan Party to release, or evidence the release (in registrable form, if applicable), its Liens with respect to any Collateral or the guarantee obligations of any Guarantor as set forth in this Section 9.20; provided that the foregoing shall be at the Borrower’s expense and in a form reasonably satisfactory to the ULCA Collateral Agent. Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

152 #157749759 (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority. Section 9.22 [Reserved]. Section 9.23 Intercreditor Agreement. This Agreement is subject to the terms and provisions of the Equal Priority Intercreditor Agreement. In the event of a conflict between the terms hereof and the terms of the Equal Priority Intercreditor Agreement, the terms of the Equal Priority Intercreditor Agreement shall govern and control. Section 9.24 No Fiduciary Duty. Each Loan Party, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, their respective Subsidiaries and Affiliates, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Section 9.25 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all fees and charges that are treated as interest under applicable law payable to such Lender or , shall be limited to the Maximum Rate, provided, that such excess amount shall be paid to such Lender or Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation. Section 10. GUARANTEES. Subject to this Section 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, as primary obligor and not merely as surety, to the ULCA Collateral Agent for the benefit of the Secured Parties, irrespective of the validity and enforceability of this Agreement or the Borrower Obligations, that: (a) the Borrower Obligations shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Borrower Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loan Documents, the absence of any action to enforce the same, any waiver or consent by the Administrative Agent with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except pursuant to Section 9.20, and any rights of orden and excusión it may have by virtue of law or otherwise, as provided in Articles 2812 (two thousand eight hundred and twelve), 2814 (two thousand eight hundred and fourteen) and 2816 (two thousand eight hundred and sixteen) of the Mexican Federal Civil Code, and its relative articles of the civil code of any state of Mexico.

153 #157749759 This Section 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation or reorganization, should the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Obligations, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be equal in right of payment with all existing and future Senior Indebtedness of such Guarantor, including the 2025 Note Guarantees and the 2026 Note Guarantees of such Guarantor. Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature. Each Guarantor, the Administrative Agent and each Lender hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Administrative Agent, each Lender and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 10, result in the obligations of such Guarantor under its Guarantee not constituting unlawful financial assistance, a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Agreement to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. Any Guarantee of a Guarantor incorporated under the laws of England and Wales shall not apply to the extent that it would result in such Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006. Any Guarantee of a Guarantor incorporated under the laws of Ireland shall not apply to the extent that it would result in such Guarantee constituting financial assistance as prohibited by section 82 of the Irish Companies Act 2014. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 10, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the

154 #157749759 Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the Termination Conditions have been satisfied. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the date the Termination Conditions are satisfied and the Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Obligations and all other amounts payable under this Section 10, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Section 10 thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Obligations, (ii) the Termination Conditions have been satisfied and (iii) the Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor. For purposes of this Section 10, each Guarantor incorporated or formed under the laws of Mexico (each a “Mexican Guarantor”), specifically for the purpose of receiving legal and/or judicial service of process in the United States of America in connection with this Section 10, independently from the Lenders’ right to make and deliver services of process to the Mexican Guarantors in any other way or form which is legally valid, hereby designate the following agent and attorney-in-fact for such purposes in the United States of America (the “Mexican Process Agent”): NFE Management LLC The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 United States of America Each Mexican Guarantor represents and warrants to the Lenders that on the Closing Date, they have received evidence of the acceptance by the Mexican Process Agent of its appointment as such by the Mexican Guarantors. Additionally, each Mexican Guarantor covenants and agrees that it will take all necessary and appropriate action in order to grant in favor of the Mexican Process Agent, and within the fifteen (15) calendar days immediately following the Closing Date, a document of authority or power of attorney granted by each Mexican Guarantor in favor of the Mexican Process Agent in full compliance with Mexican law and duly formalized for its validity in Mexico, through such corporate actions as may be required by each Mexican Guarantor’s incorporation documents and bylaws, in order to fully and duly formalize the designation of the Mexican Process Agent as each Mexican Guarantor’s agent for service of process in the United States of America in accordance with Mexican law. Each Mexican Guarantor hereby agrees to provide a copy of the formalization of the designation of the Mexican Process Agent within the twenty-five (25) Business Day immediately following the Closing Date. [Remainder of Page Intentionally Left Blank]